                                                                  EXHIBIT 4.1


                                                                  EXECUTION COPY








                       PTC INTERNATIONAL FINANCE II S.A.,

                      POLSKA TELEFONIA CYFROWA SP. Z O.O.,

                                       AND

                      STATE STREET BANK AND TRUST COMPANY,

                                   AS TRUSTEE



                             ______________________

                                    INDENTURE

                             Dated as of May 8, 2001

                             ______________________



                                 Euro 200,000,000
                     10 7/8% Senior Subordinated Guaranteed
                                 Notes Due 2008

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I......................................................................1

     SECTION 1.01    Definitions...............................................1

     SECTION 1.02    Other Definitions........................................23

     SECTION 1.03    Incorporation by Reference of Trust Indenture Act........24

     SECTION 1.04    Rules of Construction....................................24

ARTICLE 2.....................................................................25

     SECTION 2.01    Form and Terms...........................................25

     SECTION 2.02    Execution and Authentication.............................29

     SECTION 2.03    Registrar, Security Register and Paying Agent............29

     SECTION 2.04    Denominations............................................30

     SECTION 2.05    Holder Lists.............................................30

     SECTION 2.06    Transfer and Exchange....................................30

     SECTION 2.07    Replacement Notes........................................34

     SECTION 2.08    Outstanding Notes........................................34

     SECTION 2.09    Certificated Notes.......................................35

     SECTION 2.10    Cancellation.............................................35

     SECTION 2.11    Defaulted Interest.......................................36

     SECTION 2.12    Record Date..............................................37

     SECTION 2.13    Computation of Interest..................................37

     SECTION 2.14    Issuance of Additional Notes.............................37

ARTICLE 3.....................................................................37

     SECTION 3.01    Notices to Trustee.......................................37

     SECTION 3.02    Selection of Notes to be Redeemed........................38

     SECTION 3.03    Notice of Redemption.....................................38

     SECTION 3.04    Effect of Notice of Redemption...........................39

                                                                            Page
                                                                            ----
     SECTION 3.05    Deposit of Redemption Price..............................39

     SECTION 3.06    Notes Redeemed in Part...................................39

     SECTION 3.07    Optional Redemption......................................39

     SECTION 3.08    Asset Sale Offer and Change of Control Offer.............39

ARTICLE 4.....................................................................43

     SECTION 4.01   Payment of Notes..........................................43

     SECTION 4.02   Maintenance of Office or Agency...........................43

     SECTION 4.03   Money for Note Payments To Be Held in Trust...............44

     SECTION 4.04   Corporate Existence.......................................45

     SECTION 4.05   Maintenance of Properties.................................45

     SECTION 4.06   Insurance.................................................45

     SECTION 4.07   Statement as to Compliance................................45

     SECTION 4.08   SEC Reports...............................................46

     SECTION 4.09   Limitation on Guarantor Debt..............................47

     SECTION 4.10   Limitation on Restricted Payments.........................49

     SECTION 4.11   Limitation on Restrictions on Distributions
                    from Restricted Subsidiaries..............................50

     SECTION 4.12   Limitation on Asset Sales.................................52

     SECTION 4.13   Transactions with Affiliates..............................53

     SECTION 4.14   Change of Control.........................................55

     SECTION 4.15   Limitation on Liens.......................................55

     SECTION 4.16   Limitation on Debt and Preferred Stock of
                    Restricted Subsidiaries...................................56

     SECTION 4.17   Limitation on Layered Debt................................58

     SECTION 4.18   Additional Amounts........................................58

     SECTION 4.19   Further Instruments and Acts..............................59

     SECTION 4.20   Restricted and Unrestricted Subsidiaries..................59

     SECTION 4.21   The Subsidiaries..........................................60

                                                                            Page
                                                                            ----
ARTICLE 5.....................................................................60

     SECTION 5.01   Consolidation, Merger or Sale of Assets...................60

ARTICLE 6.....................................................................61

     SECTION 6.01   Events of Default.........................................62

     SECTION 6.02   Acceleration..............................................63

     SECTION 6.03   Other Remedies............................................64

     SECTION 6.04   Waiver of Past Defaults...................................64

     SECTION 6.05   Control by Majority.......................................64

     SECTION 6.06   Limitation on Suits.......................................64

     SECTION 6.07   Rights of Holders To Receive Payment......................65

     SECTION 6.08   Collection Suit by Trustee................................65

     SECTION 6.09   Trustee May File Proofs of Claim..........................65

     SECTION 6.10   Priorities................................................65

     SECTION 6.11   Undertaking for Costs.....................................66

     SECTION 6.12   Reservation of Rights and Remedies........................66

     SECTION 6.13   Rights and Remedies Cumulative............................66

     SECTION 6.14   Delay or Omission not Waiver..............................66

ARTICLE 7.....................................................................66

     SECTION 7.01   Duties of Trustee.........................................66

     SECTION 7.02   Rights of Trustee.........................................67

     SECTION 7.03   Individual Rights of Trustee..............................69

     SECTION 7.04   Trustee's Disclaimer......................................69

     SECTION 7.05   Notice of Defaults........................................69

     SECTION 7.06   Reports by Trustee to Holders.............................69

     SECTION 7.07   Compensation and Indemnity................................69

     SECTION 7.08   Replacement of Trustee....................................70

     SECTION 7.09   Successor Trustee by Merger...............................71

                                                                            Page
                                                                            ----
     SECTION 7.10   Eligibility: Disqualification.............................71

     SECTION 7.11   Preferential Collection of Claims Against Guarantor.......71

ARTICLE 8.....................................................................71

     SECTION 8.01   Discharge of Liability on Notes; Defeasance...............71

     SECTION 8.02   Conditions to Defeasance..................................72

     SECTION 8.03   Application of Trust Money................................73

     SECTION 8.04   Repayment to Guarantor....................................74

     SECTION 8.05   Indemnity for Government Securities.......................74

     SECTION 8.06   Reinstatement.............................................74

ARTICLE 9.....................................................................74

     SECTION 9.01   Without Consent of Holders................................74

     SECTION 9.02   With Consent of Holders...................................75

     SECTION 9.03   Compliance with Trust Indenture Act.......................76

     SECTION 9.04   Revocation and Effect of Consents and Waivers.............76

     SECTION 9.05   Notation on or Exchange of Notes..........................76

     SECTION 9.06   Trustee Protected.........................................76

     SECTION 9.07   Payment for Consent.......................................77

ARTICLE 10....................................................................77

     SECTION 10.01  Agreement To Subordinate..................................77

     SECTION 10.02  Liquidation, Dissolution, Bankruptcy......................77

     SECTION 10.03  Default on Designated Senior Debt.........................78

     SECTION 10.04  Acceleration of Payment of Notes..........................79

     SECTION 10.05  Subrogation...............................................79

     SECTION 10.06  Relative Rights...........................................79

     SECTION 10.07  Subordination May Not Be Impaired by
                    Issuer or Guarantor.......................................80

     SECTION 10.08  Rights of Trustee and Paying Agent........................80

                                                                            Page
                                                                            ----
     SECTION 10.09  Distribution or Notice to Representative..................80

     SECTION 10.10  Subordination Not To Prevent Events of Default
                    or Limit Right To Accelerate..............................80

     SECTION 10.11  Trust Moneys Not Subordinated.............................81

     SECTION 10.12  Trustee Entitled To Rely..................................81

     SECTION 10.13  Trustee To Effectuate Subordination.......................81

     SECTION 10.14  Trustee Not Fiduciary for Holders of Senior Debt..........82

     SECTION 10.15  Reliance by Holders of Senior Debt on
                    Subordination Provisions..................................82

     SECTION 10.16  Payment Permitted If No Default...........................82

ARTICLE 11....................................................................82

     SECTION 11.01  Guarantee.................................................82

     SECTION 11.02  Limitation on Liability...................................84

     SECTION 11.03  Successors and Assigns....................................84

     SECTION 11.04  No Waiver.................................................84

     SECTION 11.05  Modification..............................................84

ARTICLE 12....................................................................84

     [Intentionally Omitted]..................................................84

ARTICLE 13....................................................................84

     SECTION 13.01  Purposes of Meetings......................................85

     SECTION 13.02  Place of Meetings.........................................85

     SECTION 13.03  Call and Notice of Meetings...............................85

     SECTION 13.04  Voting at Meetings........................................86

     SECTION 13.05  Voting Rights, Conduct and Adjournment....................86

     SECTION 13.06  Revocation of Consent by Holders..........................86

ARTICLE 14....................................................................87

     SECTION 14.01  Trust Indenture Act Controls..............................87

     SECTION 14.02  Notices...................................................87

                                                                            Page
                                                                            ----
     SECTION 14.03  Communication by Holders with Other Holders...............88

     SECTION 14.04  Certificate and Opinion as to Conditions Precedent........88

     SECTION 14.05  Statements Required in Certificate or Opinion.............88

     SECTION 14.06  Rules by Trustee. Paying Agent and Registrar..............89

     SECTION 14.07  Legal Holidays............................................89

     SECTION 14.08  Governing Law.............................................89

     SECTION 14.09  Jurisdiction..............................................89

     SECTION 14.10  No Recourse Against Others................................90

     SECTION 14.11  Successors................................................90

     SECTION 14.12  Multiple Originals........................................90

     SECTION 14.13  Table of Contents, Cross-Reference Sheet and Headings.....91

     SECTION 14.14  Severability..............................................91

     SECTION 14.15  Acts of Holders...........................................91

EXHIBIT A......................................................................1

EXHIBIT B......................................................................1

EXHIBIT C......................................................................1

EXHIBIT D......................................................................1

DEBT AS OF [o, 2001]...........................................................1

Exhibits

Exhibit A            Form of Note
Exhibit B            Form of Exchange Note
Exhibit C            Form of Transfer Certificate for Transfer from Restricted
                        Global Note to Regulation S Global Note
Exhibit D            Form of Transfer Certificate for Transfer from Regulation S
                        Global Note to Restricted Global Note

Schedules
---------

Schedule I           Existing Debt
Schedule II          Form of Subordinated Shareholder Loan Subordination
                        Agreement

     INDENTURE dated as of May 8, 2001, among PTC INTERNATIONAL FINANCE II S.A., a corporation organized under the laws of Luxembourg (the "Issuer"), POLSKA TELEFONIA CYFROWA SP. Z O.O., a corporation organized under the laws of Poland (the "Guarantor") and STATE STREET BANK AND TRUST COMPANY, as Trustee (the "Trustee"). This Indenture is principally administered by the Trustee at 225 Asylum Street, Hartford, Connecticut 06103.


                             RECITALS OF THE ISSUER

     The Issuer has duly authorized the issuance of its (i) Euro 200,000,000 principal aggregate amount 10 7/8 Senior Subordinated Guaranteed Notes due May 1, 2008 (the "Original Notes"), (ii) any Additional Notes (as defined herein) that may be issued after the Issue Date (as defined herein) and (iii) if and when issued in exchange for the Original Notes or Additional Notes, the Issuer's 10 7/8 Senior Subordinated Guaranteed Notes due May 1, 2008 denominated in Euros (the "Exchange Notes", and together with the Original Notes and the Additional Notes, the "Notes"). To provide, among other things, for the authentication, delivery and administration thereof, the Issuer and the Guarantor have duly authorized the execution and delivery of this Indenture.

     All things necessary to make the Notes, when executed and delivered by the Issuer and authenticated and delivered by the Trustee as provided in this Indenture, the valid binding and legal obligations of the Issuer, to make the Parent Guarantee (as defined below), when executed and delivered by the Guarantor the valid, binding and legal obligation of the Guarantor and to make this Indenture a valid agreement of the Issuer and the Guarantor, in accordance with their and its terms, have been done.

     NOW THEREFORE, THE INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and rateable benefit of all the respective Holders from time to time of the Notes:


                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01 Definitions.

     "1997 Notes" means the 10 3/4% Senior Subordinated Guaranteed Discount Notes due July 1, 2007 issued by PTC International Finance B.V., a Wholly Owned Subsidiary of the Guarantor.

     "1997 Notes Guarantee" means the Guarantor's Guarantee of PTC International Finance B.V.'s obligations under the 1997 Notes and the Indenture for the 1997 Notes.

     "1999 Notes" means the 11 1/4% Senior Subordinated Guaranteed Notes due December 1, 2009 issued by the Issuer, a Wholly Owned Subsidiary of the Guarantor.

     "1999 Notes Guarantee" means the Guarantor's Guarantee of the Issuer's obligations under the 1999 Notes and the Indenture for the 1999 Notes.

     "Additional Amounts" means additional amounts to be paid by the Issuer or the Guarantor under the Notes, the Parent Guarantee or the Intercompany Receivables, as the case may be, in an amount calculated so that the net amount received by each Holder or the Issuer under the Intercompany Receivables, as the case may be, including Additional Amounts, after withholding or deducting any amount for or on account of Taxes, will not be less than the amount that any such holder or the Issuer would have received if such Taxes were not required to be so withheld or deducted.

     "Additional Asset" means (a) any Property (other than Debt and Capital Stock) used in a Telecommunications Business, as determined in good faith by the Management Board and certified with an Officer's Certificate; (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Guarantor or another Restricted Subsidiary; or (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (b) and (c), such Restricted Subsidiary is primarily engaged in a Telecommunications Business as determined in good faith by the Management Board and certified with an Officer's Certificate.

     "Adjusted Cash Flow" means, for any period, the Cash Flow for each fiscal quarter (and any shorter period) during such period, translated into U.S. Dollars at the U.S. Dollar/Zloty Exchange Rate applicable during each such quarter (or shorter period).

     "Adjusted Consolidated Net Worth" means the sum of (a) each equity investment (other than investments in Disqualified Stock) in the Guarantor, translated into U.S. Dollars at the U.S. Dollar/Zloty Exchange Rate at the time of each such investment plus (b) Consolidated Net Income for each full fiscal quarter (or shorter period) from the formation of the Guarantor to the date of calculation, translated into U.S. Dollars at the U.S. Dollar/Zloty Exchange Rate applicable during each such quarter (or shorter period) minus (c) any dividends, distributions or payments that would be Restricted Payments under clause (a) or
(b) of the definition of "Restricted Payments", translated into U.S. Dollars at the U.S. Dollar/Zloty Exchange Rate applicable at the time of such dividend, distribution or payment.

     "Adjusted Foreign Debt FX Losses" means, for any period, Consolidated Foreign Debt FX Losses for each fiscal quarter (and any shorter period) during such period, translated into U.S. Dollars at the U.S. Dollar/Zloty Exchange Rate applicable during each such quarter (or shorter period).

     "Adjusted Interest Expense" means, for any period, Consolidated Interest Expense for each fiscal quarter (and any shorter period) during such period, translated into U.S. Dollars at the U.S. Dollar/Zloty Exchange Rate applicable during each such quarter (or shorter period).

     "Affiliate" of any specified Person means (a) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person who is a director or officer (i) of such specified Person, (ii) of any Subsidiary of such specified Person or (iii) of any

Person described in clause (a) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled' have meanings correlative to the foregoing. For purposes of Section 4.13 and Section 4.12 only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Guarantor or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence of this definition.

     "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Guarantor or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), other than individual isolated transactions not in excess of $250,000 each, of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Guarantor or a Restricted Subsidiary), (b) all or substantially all the assets of any division or line of business of the Guarantor or any Restricted Subsidiary or (c) any other assets of the Guarantor or any Restricted Subsidiary outside of the ordinary course of business of the Guarantor or such Restricted Subsidiary (other than, in the case of (a), (b) and (c) above, (i) a disposition of short-term investments, inventory, receivables, or other current assets, (ii) a disposition governed by the provisions described in Section 5.01, (iii) a disposition by a Restricted Subsidiary to the Guarantor or by the Guarantor or a Restricted Subsidiary to a Wholly Owned Subsidiary or (iv) a disposition that constitutes a Restricted Payment permitted by Section 4.10).

     "Attributable Debt" means Debt deemed to be incurred in respect of a Sale and Leaseback Transaction and shall be, at the date of determination, the greater of (a) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction and (b) the present value (discounted at the interest rate borne by the Notes, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

     "Bank Credit Facilities" means the senior syndicated loan facility agreements entered into by the Guarantor with a syndicate of banks or other financial institutions and each Senior Finance Document referred to therein, as they may be amended, modified, supplemented, replaced, renewed, extended or restated from time to time.

     "Bank Debt" means Senior Debt under or in respect of the Bank Credit Facilities and, following the payment in full of the Bank Credit Facilities, Senior Debt under or in respect of a Senior Debt financing facility (including debt securities) outstanding or committed in a principal amount of at least $10 million that is designated by the Guarantor from time to time in a notice to the Trustee signed by the Representative of the immediately preceding facility onstituting the Bank Debt as constituting the "Bank Debt".

     "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the supervision or relief of debtors, or any analogous law of any other nation or legal jurisdiction or any political subdivision thereof or therein.

     "Board Resolution" means a copy of a resolution certified by an Officer to have been duly adopted by the Management Board or the Supervisory Board, as the context may require, and to be in full force and effect on the date of such certification, and which is delivered to the Trustee.

     "Business Day" means any day (other than a Saturday or Sunday) which is not a day on which banking institutions in the cities of Warsaw, Poland, London, England, Boston, Massachusetts, Hartford, Connecticut, Luxembourg, Amsterdam, The Netherlands or New York, New York are authorized or obligated by law to close for business.

     "Capital Expenditure Debt" means Debt (including Capital Lease Obligations) Incurred by the Guarantor or a Restricted Subsidiary to finance a capital expenditure related to the Telecommunications Business so long as (a) such capital expenditure is or should be included as an addition to "Tangible Fixed Assets or Intangible Fixed Assets, at cost" in accordance with IAS, (b) such Debt is Incurred within 180 days of the date such capital expenditure is made and (c) such debt does not exceed the fair market value of the assets acquired or constructed.

     "Capital Lease Obligations" means Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with IAS; and the amount of such Debt shall be the capitalized amount of such obligations determined in accordance with IAS; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.15, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

     "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrant, option or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest; provided, however, that "Capital Stock" shall not include Disqualified Stock.

     "Capital Stock Sale Proceeds" means the aggregate Net Cash Proceeds received by the Guarantor from the issue or sale (other than to a Subsidiary or an employee stock ownership plan or trust established by the Guarantor or any Subsidiary) by the Guarantor of any class of its Capital Stock (other than Disqualified Stock) after the Issue Date, including Capital Stock issued upon conversion of convertible debt and upon the exercise of options, warrants or rights to purchase Capital Stock.

     "Cash Flow" means, for any period, the sum of (a) Consolidated Net Income, plus (b) Consolidated Interest Expense, plus (c), to the extent deducted in calculating such Consolidated Net Income for such period, (i) all income tax expense of the Guarantor and its consolidated Restricted Subsidiaries, (ii) depreciation expense of the Guarantor and its consolidated Restricted Subsidiaries, (iii) amortization expense of the Guarantor and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (iv) Consolidated Foreign Debt FX Losses and (v) all other non-cash charges of the Guarantor and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus (d) all non-cash items added in calculating such Consolidated Net Income for such period, all determined in accordance with IAS consistently applied. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute Cash Flow only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Guarantor by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Change of Control" means the occurrence of (x) any of the following events and (y) a Rating Decline:

          (a) (i) if any "Person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding, voting or disposing of notes within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of all classes of the Voting Stock of the Guarantor;

          (b) the sale, assignment, lease, conveyance, disposition or transfer, directly or indirectly, of all or substantially all the assets of the Guarantor (other than a transfer of such assets as an entirety or virtually as an entirety to a Wholly Owned Subsidiary or one or more Permitted Holders) shall have occurred, or the Guarantor amalgamates, consolidates or merges with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) amalgamates, consolidates or merges with or into the Guarantor, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Guarantor is reclassified into or exchanged for cash, notes or other Property, other than any such transaction where (a) the outstanding Voting Stock of the Guarantor is reclassified into or exchanged for Voting Stock of the surviving corporation and (b) no Person or group (other than any one or more of the Permitted Holders) (as defined in clause (a) above) owns, directly or indirectly, 50% or more of the total voting power of all classes of Voting Stock of such surviving corporation immediately after such transaction; or

          (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Supervisory Board (together with any new directors whose election or appointment by such board was approved, or confirmed as acceptable for purposes of this provision, by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or confirmed) cease for any reason to constitute a majority of the Supervisory Board then in office;

provided, however, that (i) the grant by any holder of shares of the Guarantor or any Subsidiary of a security interest in such shares to secure Senior Debt and (ii) the exercise by the holders of such Senior Debt of their rights and remedies in respect thereof shall not constitute a Change of Control hereunder as long as, in the case of clause (ii), any transferee of shares of the Guarantor is a Permitted Holder or such transfer does not otherwise constitute a Change of Control.

     "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme, Luxembourg.

     "Common Depositary" means HSBC Bank plc until a successor Common Depositary, if any, shall have become such pursuant to this Indenture, and thereafter Common Depositary shall mean or include each Person who is then a Common Depositary hereunder.

     "Consolidated Capital Ratio" means, as of any date, the ratio of (x) the aggregate consolidated principal amount of Debt of the Guarantor and its Restricted Subsidiaries then outstanding to (y) Adjusted Consolidated Net Worth.

     "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Guarantor and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (a) all intercompany items between the Guarantor and any Restricted Subsidiary and (b) all current maturities of long-term Debt, all as determined in accordance with IAS consistently applied.

     "Consolidated Foreign Debt FX Losses" means, for any period, all losses or expenses of the Guarantor and its Consolidated Restricted Subsidiaries reflected in the consolidated statement of operations in respect of Debt of the Guarantor or a Restricted Subsidiary that is denominated in a currency other than the Polish Zloty to the extent that such loss or expense is due to a decline in the value of the Polish Zloty against such foreign currency and is deducted in calculating Consolidated Net Income for such period.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Guarantor and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Guarantor or its Restricted Subsidiaries, (a) interest expense attributable to capital leases and one-third of the rental expense attributable to operating leases, (b) amortization of debt discount and debt issuance cost,
(c) capitalized interest, (d) non-cash interest expenses, (e) accrued interest,
(f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (g) net costs associated with Hedging Obligations (including amortization of fees), (h) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Guarantor or a Wholly Owned Subsidiary, (i) interest Incurred in connection with Investments in discontinued operations, (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Guarantor or any Restricted Subsidiary and (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Guarantor) in connection with Debt Incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income (loss) of the Guarantor and its consolidated Subsidiaries; provided, however, that there shall not be included in Consolidated Net Income (a) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that, (i) subject to the exclusion contained in clause (d) below, the Guarantor's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Guarantor or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below), and
(ii) the Guarantor's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income, (b) any net income (loss) of any Person acquired by the Guarantor or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition, (c) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Guarantor, except that (i) subject to the exclusion contained in clause (d) below, the Guarantor's equity in the net income of any such Restricted Subsidiary for such period shall be included in Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Guarantor or another Restricted Subsidiary as a dividend (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause (c)) and (ii) the Guarantor's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (d) any gain (but not loss) realized upon the sale or other disposition of any Property of the Guarantor or its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business, (e) any extraordinary gain or loss and (f) the cumulative effect of a change in accounting principles.

     "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Guarantor and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Guarantor and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with IAS consistently applied, and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication): (a) the excess of cost over fair market value of assets or businesses acquired; (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Guarantor immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with IAS; (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (d) minority interests in consolidated Subsidiaries held by Persons other than the Guarantor or a Restricted Subsidiary; (e) treasury stock; (f) cash set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (g) Investments in and assets of Unrestricted Subsidiaries.

     "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Fifth Floor, 2 Avenue de LaFayette, Boston. Massachusetts, USA, 02111-1724.

     "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

     "Custodian" means any receiver, trustee, assignee, liquidator, custodian, administrator or similar official under any Bankruptcy Law.

     "Debt" means, with respect to any Person on any date of determination (without duplication), (a) the principal of and premium (if any) in respect of
(i) debt of such Person for money borrowed and (ii) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person; (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, the principal component of all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or accrued expenses arising in the ordinary course of business); (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of such Person, any Preferred Stock of such Restricted Subsidiary (but excluding, in each case, any accrued dividends); (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, other than an obligation owed, or dividends payable, to the Guarantor or a Restricted Subsidiary; (g) all obligations (other than an obligation owed to the Guarantor or a Restricted Subsidiary) of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or assets or the amount of the obligation so secured and (h) to the extent not otherwise included in this definition, Net Payment Obligations under Hedging Obligations of such Person. With respect to clauses (b) and (d) above, the amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described in such clauses plus the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Depositary" means DTC until a successor Depositary, if any, shall have become such pursuant to this Indenture, and thereafter Depositary shall mean or include each Person who is then a Depositary hereunder.

     "Designated Senior Debt" means Senior Debt under or in respect of the Bank Credit Facilities and each other Senior Debt facility outstanding or committed in a principal amount of at least $20.0 million.

     "Disqualified Stock" means, with respect to any Person, Redeemable Stock of such Person that is owned other than by the Guarantor or another Restricted Subsidiary as to which the maturity, mandatory redemption, conversion or exchange (other than a conversion or exchange into Subordinated Obligations of the Guarantor or a Restricted Subsidiary) or redemption at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that Redeemable Stock in such Person that would not otherwise be characterized as Disqualified Stock under this definition shall not constitute Disqualified Stock if such Redeemable Stock is convertible or exchangeable into Debt solely at the option of the issuer thereof.

     "DTC" means The Depository Trust Company or its nominee.

     "Event of Default" has the meaning set forth in Section 6.01.

     "Euro Equivalent" means, with respect to any monetary amount in a currency other than Euro, at any time for the determination thereof, the amount of Euro obtained by converting such foreign currency involved in such computation into Euro at the spot rate for the purchase of Euro with the applicable foreign currency as published in the Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

     "Euroclear" means Morgan Guaranty Trust Company of New York (Brussels office) as operator of the Euroclear System.

     "European Government Securities" means securities that are direct and unconditional obligations of the German government.

     "Exchange Act" means the United States Securities and Exchange Act of 1934, as amended from time to time.

     "Exchange Notes" has the meaning stated in the first recital of this Indenture.

     "Exchange Offer" means the exchange offer that may be pursuant to the Registration Rights Agreement.

     "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

     "Fair Market Value" means, with respect to any Property or asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (a) if such Property or asset has a Fair Market Value of $5.0 million or less, by any Officer or (b) if such Property or asset has a Fair Market Value in excess of $5.0 million, by a majority of the Management Board and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

     "GSM 900 License" means the GSM 900 license awarded by the Polish Ministry of Communications to the Guarantor in February 1996.

     "GSM 1800 License" means the GSM 1800 license awarded by the Polish Ministry of Communications to the Guarantor in August 1999.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner a creditor or other obligee of such other Person against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include (a) endorsements for collection or deposit in the ordinary course of business or (b) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of Permitted Investments. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Parent Guarantee.

     "Hedging Obligations" of any Person means any obligation of such Person pursuant to any Interest Rate Protection Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

     "Holder" means the Person in whose name a Note is registered on the Registrar's books.

     "IAS" means accounting principles issued by the International Accounting Standards Committee from time to time.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to IAS or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in IAS that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, that solely for purposes of determining compliance with Section 4.09 and Section 4.16, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture following the effectiveness of a registration statement under the Securities Act covering the Notes, the provisions of the TIA that will thereafter be deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

     "Independent Appraiser" means an investment banking firm of national standing or any third party appraiser of national standing; provided, however, that such firm or appraiser is not an Affiliate of the Guarantor.

     "Initial Purchasers" means, collectively, Deutsche Bank AG London and Dresdner Bank AG London Branch.

     "Intercompany Receivables" means the obligations of the Guarantor and, if applicable, any Restricted Subsidiary to the Issuer in respect of the loans by the Issuer to the Guarantor and any such Restricted Subsidiary of the proceeds of the Notes.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

     "Interest Rate Protection Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

     "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the definition of "Restricted Payment" and Section 4.10, "Investment" shall include the portion (proportionate to the Guarantor's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Guarantor at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Guarantor shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the net amount of the Guarantor's "Investment" in such Subsidiary through the date of such redesignation less (y) the portion (proportionate to the Guarantor's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

     "Issue Date" means the date on which the Notes are initially issued.

     "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

     "Issuer Guarantees" means all obligations of the Issuer under or in respect of its Guarantees of the obligations of the Guarantor and its Subsidiaries under
(a) the Bank Credit Facilities, (b) Hedging Obligations that constitute Permitted Debt and (c) other Senior

Debt of the Guarantor in respect of which such Guarantees may be provided at the option of the Issuer, as such Guarantees may be amended, modified, supplemented, replaced, renewed, extended or restated from time to time.

     "Issuer Order" means a written order signed in the name of the Issuer by any Person authorized by a resolution of the board of managing directors of the Issuer.

     "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, ograniczone prawo rzeczowe ("limited property right") or other security agreement or preferential arrangement of any kind or nature whatsoever, whether consensual or statutory on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

     "Loan Document" means any credit agreement, letter of credit, related guarantee, related security agreement or related security trust deed.

     "Management Board" means the Management Board of the Guarantor or any committee thereof duly authorized to act on behalf of such Board.

     "Minutes of Use" means, for any period with respect to incoming and outgoing calls, the aggregate amount of time billed to all subscribers to the Guarantor's systems for such period.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Available Cash" from an Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such Properties or received in any other noncash form) in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under IAS, as a consequence of such Asset Sale, (b) all payments made on any Debt which is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with IAS, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Guarantor or any Restricted Subsidiary after such Asset Sale.

     "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Net Payment Obligations" means, at any time, the net amount that a Person would be required to pay to a counterparty upon the consensual termination at such time of all Hedging Obligations to which such Person is a party.

     "Notch" means any change in gradation (+ and - for S&P; l, 2 and 3 for Moody's) with respect to Rating Categories.

     "Officer" means the general director or the director of finance of the Guarantor or any other member of the Management Board or the Supervisory Board.

     "Officer's Certificate" means a certificate signed by an Officer, in the case of the Guarantor, or a managing director of the Issuer or any Person authorized by a resolution of the board of managing directors of the Issuer, and in each case delivered to the Trustee.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Guarantor or the Trustee.

     "Original Notes" has the meaning stated in the first recital to this Indenture.

     "Parent Guarantee" means the obligations of the Guarantor pursuant to its Guarantee of the Issuer's obligations under the Notes and this Indenture.

     "Paying Agent" means the Paying Agent, any successor thereof, and any other Person (including the Issuer or the Guarantor acting as Paying Agent, except that for purposes of Article 8, the Paying Agent shall not be the Issuer or a Subsidiary of the Guarantor or an Affiliate of any of them) authorized by the Issuer to pay the principal of (and premium, if any) or interest (including Special Interest, if any) and Additional Amounts, if any, on any Notes on behalf of the Issuer.

     "Permitted Debt" has the meaning given to such term in Section 4.09.

     "Permitted Holders" means (i) Vivendi S.A., Deutsche Telekom AG and Elektrim S.A. or any Person of which the foregoing "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) voting securities representing at least 66-2/3% of the total voting power of all classes of Voting Stock of such Person (exclusive of any matters as to which class voting rights exist) or any Person that "beneficially owns" voting securities representing at least 66-2/3% of the total voting power of all classes of Voting Stock of Vivendi S.A., Deutsche Telekom AG or Elektrim S.A., (ii) any international telecom company with (a) substantial experience in mobile telecommunications operations, (b) a long-term debt rating by Moody's of at least Baa3 or by S&P of at least BBB-, or a comparable credit rating by another internationally recognized rating agency and (c) consolidated revenues for its most recent full fiscal year of at least $2.5 billion or the equivalent in another currency and
(iii) any corporation (or other entity) which owns all of the outstanding Capital Stock of the Guarantor if such entity acquires such ownership in a transaction in which the owners of all of the Capital Stock of the Guarantor immediately prior to such transaction acquire proportionate ownership of all of the Capital Stock (or similar equity ownership interest) of such entity (or any parent organization which owns all of the outstanding Capital Stock (or similar equity ownership interest) of such entity).

     "Permitted Investment" means an Investment by the Guarantor or any Restricted Subsidiary in (a) (i) the form of loans or advances to the Guarantor or (ii) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Telecommunications Business; (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Guarantor or a Restricted Subsidiary; provided, however, that such Person's primary business is a Telecommunications Business; (c) Temporary Cash Investments; (d) receivables owing to the Guarantor or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Guarantor or any such Restricted Subsidiary deems reasonable under the circumstances; (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(f) loans and advances to employees made in the ordinary course of business consistent with past practices of the Guarantor or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $1.0 million at any one time outstanding; (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Guarantor or any Restricted Subsidiary or in satisfaction of judgments; (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.12; and (i) in addition to Investments described in clauses (a) through (h) of this definition of "Permitted Investments", Investments valued at Fair Market Value at the time made not to exceed $10.0 million outstanding at any one time in the aggregate.

     "Permitted Liens" means

          (a) Liens securing Senior Debt;

          (b) Liens on the Property of the Guarantor or any Restricted Subsidiary existing on the Issue Date;

          (c) Liens to secure Debt permitted to be Incurred under clause (iii) of paragraph (b) of Section 4.09 or under paragraph (b) of Section 4.16;

          (d) Liens for taxes, assessments or governmental charges, duties or levies on the Property of the Guarantor or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision that shall be required in conformity with IAS shall have been made therefor;

          (e) Liens imposed by law, such as carriers', warehousemen's, mechanics' and landlord's Liens and other similar Liens on the Property of the Guarantor or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations which are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

          (f) Liens on the Property of the Guarantor or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case, which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Guarantor and its Restricted Subsidiaries taken as a whole;

          (g) Liens on Property at the time the Guarantor or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Guarantor or any Restricted Subsidiary; provided, however, that such Lien shall not have been Incurred in anticipation or in connection with such transaction or series of transactions pursuant to which such Property was acquired by the Guarantor or any Restricted Subsidiary;

          (h) pledges or deposits by the Guarantor or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Guarantor or any Restricted Subsidiary is a party, deposits to secure public or statutory obligations of the Guarantor, and deposits for the payment of rent, in each case Incurred in the ordinary course of business;

          (i) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Guarantor or any other Restricted Subsidiary which is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

          (j) utility easements, building or zoning restrictions and such other encumbrances or charges against real Property and defects of title as are of a nature generally existing with respect to properties of a similar character;

          (k) Liens on the Property of the Guarantor or any Restricted Subsidiary to secure any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Debt secured by Liens referred to in any of clauses (a), (b), (c), (g) or (i); provided, however, that any such Lien will be limited to all or part of the same Property that secured the original Lien (plus improvements on such Property) and the aggregate principal amount of Debt that is secured by such Lien will not be increased to an amount greater than the sum of (A) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clauses (a), (b), (c), (g) or (i) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any premiums, fees and other expenses incurred by the Guarantor in connection with such refinancing, refunding, extension, renewal or replacement; or

          (l) Liens on the Property of any Unrestricted Subsidiary;

          (m) Liens in favor of the Guarantor or any Restricted Subsidiary;

          (n) Liens on the Property of the Guarantor or any Restricted Subsidiary pursuant to conditional sale or title retention agreements;

          (o) Liens on the Property of the Guarantor or any Restricted Subsidiary relating to judgements being contested in good faith by the Guarantor or any Restricted Subsidiary;

          (p) Liens on the Property of the Guarantor or any Restricted Subsidiary pursuant to good faith contract deposits;

          (q) Liens on Property of the Guarantor or any Restricted Subsidiary arising as a result of immaterial leases of such Property to other Persons;

          (r) any Lien securing Debt of the Guarantor or any Restricted Subsidiary, provided that the Lien only extends to cash or other current assets to be used by the Guarantor or such Restricted Subsidiary to make payments of interest (and other obligations) on such Debt; or

          (s) extensions or renewals of Liens permitted by clause (a) through
     (r) above.

     "Person" means any individual, corporation, company (including any limited liability company), partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Polish Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the Republic of Poland (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the Republic of Poland is pledged.

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person over shares of any other class of Capital Stock issued by such Person.

     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with
Article II of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Management Board after consultation with the independent certified public accountants of the Guarantor, or otherwise a calculation made in good faith by the Management Board after consultation with the independent certified public accountants of the Guarantor, as the case may be.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

     "Public Equity Offering" means a bona fide public offering to a substantial number of offerees of ordinary shares of the Guarantor with aggregate net proceeds to the Guarantor of not less than $100.0 million.

     "Qualified Debt Offering" means an Incurrence by the Guarantor or a Restricted Subsidiary of Debt to banks or other financial institutions or pursuant to a domestic note offering in Poland in an aggregate principal amount that, when taken together with Debt outstanding under the Bank Credit Facilities and Refinancing Debt Incurred in respect thereof, does not exceed, and with maturities that would not result in amounts exceeding, the amounts of Debt permitted under Section 4. 09(b)(ii) or clause (a) of Section 4.16.

     "QIB" means a "Qualified Institutional Buyer" as defined under Rule 144A.

     "Rating Agency" means S&P and Moody's.

     "Rating Categories" means (a) with respect to S&P, any of the following categories AAA, AA, A, BBB, BB, B, CCC, CC or C; and (b) with respect to Moody's, any of the following categories Aaa, Aa, A, Baa, Ba, B, Caa, Ca or C.

     "Rating Date" means the date which is the earlier of (x) 120 days prior to the occurrence of the event specified in clauses (a), (b) or (c) of the definition of a Change of Control and (y) the date of the first public announcement of the possibility of such event.

     "Rating Decline" means the occurrence on any date within the 90-day period following the occurrence of an event specified in clauses (a), (b) or (c) of the definition of a Change of Control (which period shall be extended so long as during such period the rating of the Notes is under publicly announced consideration for possible downgrade by a Rating Agency) of either of the following events (a) either Rating Agency shall lower its rating on the Notes at least two Notches below the rating of the Notes by such Rating Agency on the Rating Date or (b) either Rating Agency shall withdraw its rating of the Notes. In determining how many Notches the rating of the Notes has decreased, gradation with respect to Rating Categories will be taken in account (e.g. with respect to S&P, a decline in a rating from BB+ to BB, or from BB- to B+, will constitute a decrease of one Notch)

     "Record Date" for the interest payable on any Interest Payment Date means the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date

     "Redeemable Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchasable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable for Debt or Disqualified Stock.

     "Redemption Price" means the price to redeem a Note, expressed as a percentage of the principal amount of maturity set forth in the Notes under "Optional Redemption", "Optional Tax Redemption" or "Repurchase at Option of Holders", as applicable.

     "Refinancing Debt" means any Debt that renews, extends, repays, substitutes, refinances or replaces (collectively, "refinances", "refinanced" and "refinancing" shall have correlative meanings) any Debt, including any successive refinancings so long as (a) such Debt is in an aggregate principal or commitment amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal or commitment amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or in effect, respectively, of the Debt being refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing, and (b) in the case of Subordinated Obligations, (i) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being refinanced, (ii) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being refinanced, and (iii) such Debt is subordinated in right of payment to Senior Debt or the Notes to at least the same extent, if any, as the Debt being refinanced; provided that Refinancing Debt shall not include Debt of the Guarantor or a Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary.

     "Registered Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Registrar" means State Street Bank Luxembourg S.A. and any successor registrar.

     "Registration Rights Agreement" means the Registration Rights Agreement relating to the Notes dated May 8, 2001, among the Issuer, the Guarantor and the Initial Purchasers.

     "Regulation S" means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

     "Representative" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for any Senior Debt or, if no such Person is so authorized, the holders of such Senior Debt.

     "Representative of the Bank Debt" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for any Bank Debt or, if no such Person is so authorized, the holders of such Bank Debt.

     "Restricted Payment" means (a) any dividend or other payment or distribution (whether made in cash, Property or securities) declared or paid on or with respect to any shares of Capital Stock of the Guarantor or Capital Stock of any Restricted Subsidiary except for any dividend or distribution which is made solely to the Guarantor or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis) or dividends or distributions payable solely in shares of Capital Stock (other than Redeemable Stock) of the Guarantor; (b) a payment made by the Guarantor or any Restricted Subsidiary to purchase, redeem, acquire or retire any Capital Stock of the Guarantor or a Restricted Subsidiary held by Persons other than the Guarantor or any Wholly Owned Subsidiary; (c) a payment made by the Guarantor or any Restricted Subsidiary to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, any Subordinated Obligation, including, without limitation, any Subordinated Shareholder Loans (other than the purchase, repurchase, or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); (d) an Investment (other than Permitted Investments) in any Person; or (e) make any payment of cash interest on any Subordinated Shareholder Loans.

     "Restricted Subsidiary" means (a) any Subsidiary of the Guarantor on or after the Issue Date unless such Subsidiary shall have been designated an Unrestricted Subsidiary as permitted or required pursuant to Section 4.20 and
(b) an Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary as permitted pursuant to Section 4.20.

     "Rule 144" means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

     "Rule 144A" means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

     "Sale and Leaseback Transaction" means an arrangement relating to Property now owned or hereafter acquired whereby the Guarantor or a Restricted Subsidiary transfers such Property to a Person and the Guarantor or a Restricted Subsidiary leases it from such Person.

     "Scheduled Reductions" shall mean the following amounts on the following dates: (a) Euro 32,500,000 on September 30, 2004, (b) Euro 97,500,000 on
December 31, 2004 and (c) Euro 130,000,000 on each of March 31, 2005, June 30, 2005, September 30, 2005 and February 20, 2006.

     "SEC" means the United States Securities and Exchange Commission.

     "Secured Debt" means any Debt of the Guarantor secured by a Lien.

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Senior Debt" means Senior Debt of the Guarantor and Senior Debt of the Issuer.

     "Senior Debt of the Guarantor" means the principal of (and premium, if any), interest (including interest following the filing of any petition in bankruptcy or for reorganization relating to the Guarantor or the Issuer, whether or not such claim for post-petition interest is an allowed claim in such proceeding) on, reimbursements, indemnification, margin payments, fees and other amounts payable under or in respect of (a) the Bank Credit Facilities, (b) refinancings and refundings in whole or in part of the Bank Credit Facilities (including successive refinancings and refundings), (c) Hedging Obligations that constitute Permitted Debt and (d) other Debt of the Guarantor for borrowed money (including, without limitation Capital Lease Obligations and long-term financing provided by vendors of capital equipment) that does not by its terms expressly provide that it is subordinated in right of payment to any other Debt of the Guarantor.

     "Senior Debt of the Issuer" means all obligations of the Issuer under or in respect of (a) the Issuer Guarantees, (b) refinancings and refundings in whole or in part of the Issuer Guarantees (including successive refinancings and refundings) and (c) other Debt of the Issuer for borrowed money that does not by its terms expressly provide that it is subordinated in right of payment to any other Debt of the Issuer.

     "Senior Subordinated Debt" means Senior Subordinated Debt of the Issuer and Senior Subordinated Debt of the Guarantor.

     "Senior Subordinated Debt of the Guarantor" means Debt of the Guarantor that specifically provides that such Debt is to rank equally with the obligations of the Guarantor under the Parent Guarantee, the 1997 Notes Guarantee and the 1999 Notes Guarantee and does not by its terms expressly provide that it is subordinated to any other obligation of the Guarantor which is not Senior Debt of the Guarantor.

     "Senior Subordinated Debt of the Issuer" means Debt of the Issuer that specifically provides that such Debt is to rank equally with the obligations of the Issuer under the Notes and does not by its terms expressly provide that it is subordinated to any other obligation of the Issuer which is not Senior Debt of the Issuer.

     "Shareholders' Agreement" means the agreement among the Guarantor, Elektrim S.A., Deutsche Telekom MobilNet GmbH and certain other shareholders of the Guarantor dated December 2, 1995, as amended on March 11, 1997 and from time to time thereafter.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (a) as of the end of such fiscal year, was the owner of more than 15% of the consolidated assets of the Guarantor and its Restricted Subsidiaries, or (b) for the most recent fiscal year of the Guarantor, accounted for more than 15% of EBITDA, all as set forth on the most recently available consolidated financial statements of the Guarantor.

     "Special Interest" means the Special Interest as defined in the form of Note attached hereto as Exhibit A.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such note at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means any Debt of the Guarantor or the Issuer (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment, in the case of Debt of the Guarantor, to the Guarantor's obligations under the Parent Guarantee, the 1997 Notes Guarantee, the 1999 Notes Guarantee and, in the case of the Issuer, to the Notes and the 1999 Notes, in each case pursuant to a written agreement to that effect.

     "Subordinated Shareholder Loans" means any Debt of the Guarantor for money borrowed from a Permitted Holder (other than Debt incurred pursuant to clause
(i) or (ii) of paragraph (a) of Section 4.09); provided, however, that such Debt
(i) has been expressly subordinated in right of payment and postponed as to all payments of principal and interest, including Additional Amounts, if any, to the Notes and (ii) provides for no payments of principal prior to the earlier of (A) one year after the final maturity of the Notes and (B) the indefeasible payment in full in cash of all Notes (or due provision therefor which results in the discharge of all obligations under the Indenture); provided further, that the terms of such subordination are contained in a subordination agreement substantially in the form of Schedule II hereto.

     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (a) in the case of a corporation, of which at least 50% of the total voting power of the Voting Stock is held by such first-named Person or any of its Subsidiaries and such first-named Person or any of its Subsidiaries has the power to direct the management, policies and affairs thereof; or (b) in the case of a partnership, joint venture, association, or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise if in accordance with IAS such entity is consolidated with the first-named Person for financial statement purposes.

     "Supervisory Board" means the Supervisory Board of the Guarantor or any committee thereof duly authorized to act on behalf of such Board.

     "Telecommunications Business" means the business of (a) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (b) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (c) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (a) or (b) above.

     "Telecommunications License" means each of the GSM 900 License, the GSM 1800 License and the UMTS Licence.

     "Temporary Cash Investments" means any of the following: (a) Investments in European Government Securities or Polish Government Obligations maturing within 90 days of the date of acquisition thereof, (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by Deutsche Bank Polska S.A., Citibank (Poland) S.A., BRE S.A. or a bank or trust company which is organized under the laws of the United States of America or any state thereof or any country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated "A-3" or higher according to Moody's or "A-" or higher according to S&P (or a similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
Act)), (c) repurchase obligations with a term of not more than 7 days for underlying notes of the types described in clause (a) entered into with a bank meeting the qualifications described in clause (b) above, and (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Guarantor) organized and in existence under the laws of the United States of America or a member country of the European Union with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or a similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)).

     "TIA" means the United States Trust Indenture Act of 1939 as in effect on the date hereof; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

     "Trust Officer" means, when used with respect to the Trustee, any vice president, assistant vice president or trust officer in the corporate trust administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "UMTS License" means the license awarded by the Polish Ministry of Communications to operate a Universal Mobile Telecommunications System to the Guarantor in December 2000.

     "Unrestricted Subsidiary" means (a) any Subsidiary of the Guarantor in existence on the Issue Date (other than the Issuer) that is designated as an Unrestricted Subsidiary; (b) any Subsidiary of an Unrestricted Subsidiary; and
(c) any Subsidiary of the Guarantor that is designated after the Issue Date as an Unrestricted Subsidiary as permitted pursuant to Section 4.20 and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto.

     "U.S. Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as published in the Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

     "U.S. Dollar/Zloty Exchange Rate" means the U.S. Dollar/Polish Zloty exchange rate published by the National Bank of Poland at the end of the trading day in Warsaw on the date of determination or, in the case of a period, the average of such exchange rates so published on each day during such period.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all of the Voting Stock of which (except directors' qualifying shares) is at the time owned, directly or indirectly, by the Guarantor and its other Wholly Owned Subsidiaries.


     SECTION 1.02 Other Definitions.

                           TERM                               DEFINED IN SECTION
----------------------------------------------------------    ------------------
"Act".....................................................                 14.15
"Additional Notes"........................................                  2.01
"Affiliate Transaction"...................................                  4.13
"Authorized Agent"........................................                  13.1
"Asset Sale Offer"........................................                  4.12
"Change of Control Offer".................................                  4.14
"Change of Control Purchase Price"........................                  4.14
"Commencement Date".......................................               3.08(b)
"Guarantor's Authorized Agent"............................                 13.09
"covenant defeasance option"..............................               8.01(b)
"Defaulted Interest"......................................                  2.11
"DTC Security Holder".....................................                  2.01
"Event of Default"........................................                  6.01
"Excess Proceeds".........................................                  4.12
"Global Notes"............................................               2.01(c)
"legal defeasance option".................................               8.01(b)
"Legal Holiday"...........................................                 13.07
"Notice of Default".......................................                  6.01
"Offer Amount"............................................               3.08(b)
"Obligations".............................................                 11.01
"Participants"............................................               2.01(c)
"pay the Notes"...........................................                 10.03
"Payment Blockage Notice".................................                 10.03
"Payment Blockage Period".................................                 10.03
"Permitted Debt"..........................................               4.09(b)
"Purchase Agreement"......................................               2.01(b)
"Purchase Date"...........................................               3.08(b)
"Refinanced Debt".........................................               4.09(d)
"Regulation S Global Note"................................               2.01(b)
"Restricted Global Note"..................................               2.01(b)
"Restricted Payment"......................................                  4.01
"Security Register".......................................                  2.03
"Surviving Person"........................................               5.01(a)
"Taxes"...................................................                  4.18
"Tender Period"...........................................               3.08(b)
"U.S. Exchange Global Note"...............................               2.01(b)

     SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Upon the earlier of the effectiveness of the Exchange Offer Registration Statement and the Shelf Registration Statement, this Indenture shall become subject to the mandatory provisions of the TIA, which are incorporated by reference in and will be made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture notes" means the Notes.

     "indenture note holder" means a Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture notes means the Issuer and the Guarantor.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by such definitions.

     SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with IAS;

          (3) "or" is not exclusive;

          (4) "including" or "include" means including or include without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured or unguaranteed Debt shall not be deemed to be subordinate or junior to secured or guaranteed Debt merely by virtue of its nature as unsecured or unguaranteed Debt;

          (7) the principal amount of any noninterest bearing or other discount note at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with IAS;

          (8) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock;

          (9) for purposes of the covenants and definitions set forth in this Indenture, amounts stated in U.S. dollars shall be deemed to include both U.S. dollars and U.S. Dollar Equivalents and amounts stated in Euros shall be deemed to include both Euros and Euro Equivalents;

          (10) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

          (11) an Event of Default shall be deemed not to be continuing when the event that caused such Event of Default could occur without causing a Default or an Event of Default.


                                    ARTICLE 2
                                    THE NOTES

     SECTION 2.01 Form and Terms. The Original Notes, the Parent Guarantee and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes, the Guarantee thereof and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, securities exchange rule and agreements to which the Issuer or the Guarantor is subject, if any (provided that any such notation, legend or endorsement is in a form acceptable to the Guarantor). The Issuer or the Guarantor shall furnish any such legend not contained in Exhibit A or Exhibit B to the Trustee in writing. Each Note shall be dated the date of its authentication.

     The Notes shall be known and designated as the 10 7/8 Senior Subordinated Guaranteed Notes due 2008 of the Issuer. The Notes will be senior subordinated obligations of the Issuer and will initially be limited to an aggregate principal amount at maturity Euro 200,000,000. The Stated Maturity of the Notes shall be May 1, 2008. The Issuer is entitled to issue Additional Notes ("Additional Notes"), subject to its compliance at the time of issuance of such Additional Notes with Section 4.09 and Section 4.16. The Original Notes and any Additional Notes and Exchange Notes actually issued will be treated as a single class for the purposes of this Indenture unless the context otherwise requires. References to the "Notes" for all purposes of this Indenture include references to any Additional Notes and Exchange Notes actually issued. From May 8, 2001, or from the most recent interest payment date to which interest has been paid or provided for, cash interest on the Notes will accrue at 10 7/8 per year, payable semiannually on January 31 and July 31 of each year, beginning on July 31, 2001, to the Person in whose name the Notes (or any predecessor Note) is registered at the close of business on the preceding January 15 or July 15, as the case may be.

          (a) Payment. The principal of the Notes shall be payable at the Corporate Trust Office of State Street Bank and Trust Company and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Issuer. Subject to Section 2.09(b), payment of principal of and interest on the Notes shall be made by the Issuer or the Guarantor (i) in Euros in immediately available funds to the Paying Agent (if necessary) for the account of the Depositary or its nominee or directly to the Depositary or its nominee, as the case may be, as necessary, as the sole registered holder of the Restricted Global Note and (ii) in Euros in immediately available funds to the Common Depositary or its nominee, as the case may be, as the sole registered holder of the Regulation S Global Note; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the Holder. The amount of payments in respect of interest on each Interest Payment Date shall correspond to the aggregate principal amount of Notes represented by the Regulation S Global Note and the Restricted Global Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of the Regulation S Global Note and the Restricted Global Note to the Paying Agent.

          The Paying Agent shall convert all Euros received for the account of the Depositary or its nominee, as the sole registered holder of the Restricted Global Note or the Exchange Global Note, into U.S. Dollars on the applicable payment date, at the prevailing interbank market exchange rate available to the Paying Agent on the date two Business Days prior to such payment date, except to the extent the Depositary or its nominee has at least three Business Days prior to such payment date notified the Paying Agent that certain of its Participants have elected to receive payment in Euros and the Depositary or its nominee has specified the name of each such Participant and the principal amount of Notes of each such Participant which has elected to receive payment in Euros. The Paying Agent will pay U.S. Dollars to the Depositary or its nominee on the payment date after converting Euros to U.S. Dollars as set forth above. The Paying Agent will pay Euros to the Participants for which it has received timely notice from the Depositary or its nominee of the election to receive payment in Euros upon receipt by the Paying Agent of payments instructions satisfactory to it. The Paying Agent shall pay all Euros received for the account of the Common Depositary or its nominee, as the sole registered holder of the Regulation S Global Note, to or at the direction of the Common Depositary or its nominee on the applicable payment date except to the extent the Common Depositary or its nominee has at least three Business Days prior to such payment date notified the Paying Agent that certain of its Participants have elected to receive payment in U.S. Dollars and the Common Depositary or its nominee has specified the name of each such Participant and the principal amount of Notes of each such Participant which has elected to receive payment in U.S. Dollars. The Paying Agent will convert Euros into U.S. Dollars with respect to such Participants on the applicable payment date at the prevailing interbank market exchange rate available to the Paying Agent on the date two Business Days prior to such payment date and will pay U.S. Dollars to the Participants for which it has received timely notice from the Common Depositary or its nominee of the election to receive payment in U.S. Dollars upon receipt by the Paying Agent of payments instructions satisfactory to it.

          Notwithstanding the foregoing, in the instances above where the Paying Agent is to convert Euros into U.S. Dollars, the Issuer or Guarantor may elect by notifying the Paying Agent in writing at least three Business Days prior to the Payment Date to pay U.S. Dollars to the Paying Agent instead of Euros in an amount equal to the amount of U.S. Dollars which would be obtained when converting the amount of Euros which would otherwise be payable into U.S. Dollars on the applicable payment date at the prevailing interbank market exchange rate available to the Paying Agent on the date two Business Days prior to such payment date.

          Notwithstanding anything herein to the contrary, in the event that either the Depositary or Common Depositary shall change its procedures or requirements with respect to receiving or making payments, such changes in those procedures or requirements shall govern the payment of the Notes and the Trustee and the Paying Agent shall be fully protected in following any such procedures and requirements. Neither the Trustee nor the Paying Agent shall be liable for any losses or liability resulting from the exchange of any currency into another currency and the payments made in connection therewith and the Issuer and Guarantor shall jointly and severally indemnify and hold the Trustee and Paying Agent harmless from any and all loss, liability, damages, costs and expenses, including attorneys' fees, arising from or relating to the exchange of any currency into another currency or the payments made in connection therewith.

          All payments made by the Issuer or the Guarantor to, or to the order of, the holder of the Regulation S Global Note, the Restricted Global Note and, if and when issued, the Exchange Global Note, respectively, shall discharge the liability of the Guarantor under the Notes to the extent of the sums so paid.

          (b) Original Notes. The Notes are being offered and sold by the Issuer and the Guarantor pursuant to a Purchase Agreement, dated May 2, 2001, among the Issuer, the Guarantor and the Initial Purchasers (the "Purchase Agreement"). Additional Notes also may be offered and sold by the Issuer from time to time subject to compliance at the time of issuance with
     Section 4.09 and Section 4.16.

          Original Notes offered and sold in reliance on Regulation S, as provided in the Purchase Agreement, shall be issued initially in the form of one or more global Notes in fully registered form without interest coupons substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the "Regulation S Global Note"), which shall be deposited on behalf of the purchasers of the Original Notes represented thereby with the Common Depositary, and registered in the name of the Common Depositary or its nominee, as the case may be, for the accounts of Euroclear or Clearstream, Luxembourg, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made by the Registrar on the Security Register, as hereinafter provided.

          Notes offered and sold to QIBs in reliance on Rule 144A as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent Global Notes in fully registered form without interest coupons substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the "Restricted Global Note"), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its office in New York, as custodian for the Depositary, and registered in the name of the Depositary, or its nominee, as the case may be, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made by the Registrar on the Security Register, as hereinafter provided.

          If and when issued, Exchange Notes offered to holders of the Original Notes, as provided in the Registration Rights Agreement, shall be issued initially in the form of one or more permanent Global Notes in fully registered form without interest coupons substantially in the form of Exhibit B hereto, with such applicable legends as are provided in Exhibit B hereto, except as otherwise permitted herein (the "Exchange Global Note"), which shall be deposited on behalf of the holders of the Exchange Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary, or its nominee, as the case may be, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Exchange Global Note may from time to time be increased or decreased by adjustments made by the Registrar on the Security Register, as hereinafter provided.

          (c) Book-Entry Provisions. This Section 2.01(c) shall apply to the Regulation S Global Note, the Restricted Global Note and, if and when issued, the Exchange Global Note (collectively, the "Global Notes") deposited with or on behalf of the Depositary or Euroclear and Clearstream, Luxembourg, as the case may be.

          Members of, or participants and account holders in, the Depositary or Euroclear, as the case may be, ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, the Common Depositary or by the Trustee or other custodian of the Depositary or Euroclear and Clearstream, Luxembourg, as the case may be, or under such Global Note, and the Depositary, the Common Depositary or their respective nominees may be treated by the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee as the sole owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantor, the Trustee or any agent of the Issuer, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or the Common Depositary or impair, as between the Depositary, Euroclear, Clearstream Luxembourg, and their Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

          Subject to the provisions of Section 2.09(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, and account holders of Euroclear or Clearstream, Luxembourg, and Persons that may hold interests through such account holders, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          Except as provided in Section 2.09 owners of a beneficial interest in Global Notes will not be entitled to receive physical delivery of certificated Notes.

          (d) Cessation of Restrictions. Upon the consummation of a Registered Exchange Offer, the requirements that any Original Note remaining outstanding (i) be issued in global form shall continue to apply, subject to Section 2.09, and (ii) contain the legends set forth in Exhibit A hereto shall continue to apply.

          Any Exchange Note issued in respect of any Note shall bear only the legends set forth in Exhibit B hereto. After a transfer of any Note pursuant to a Shelf Registration Statement, the requirement that any Note be issued in global form shall continue to apply, subject to Section 2.09, but all requirements pertaining to legends on such Note as set forth in Exhibit A hereto shall cease to apply (provided, however, that such Note shall bear the legends set forth in Exhibit B hereto), beneficial interests in such Note shall be reflected in the Exchange Global Note and the provisions relating to the payment of Special Interest on such Note shall cease to apply.

     SECTION 2.02 Execution and Authentication. An authorized director or executive officer shall sign the Notes for the Issuer by manual or facsimile signature.

     If an authorized director or executive officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until an authorized signatory of the Trustee manually signs the certificate of authentication, substantially in the form provided in Exhibit A and Exhibit B hereto, on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     Pursuant to an Issuer Order, the Issuer shall execute and the Trustee shall authenticate (1) Original Notes (including one or more Global Notes in accordance with Section 2.01(c)) for original issue up to an aggregate principal amount stated in paragraph 6 of the Original Notes, (2) Additional Notes subject to compliance at the time of issuance of such Additional Notes with Section 4.09 and Section 4.16 and (3) Exchange Notes for issue only in a Registered Exchange Offer, pursuant to the Registration Rights Agreement, for Notes up to a like principal amount. The aggregate principal amount of Notes outstanding shall not exceed the amount set forth herein except as provided in Section 2.07.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

     SECTION 2.03 Registrar, Security Register and Paying Agent. Subject to any applicable laws and regulations, the Issuer shall cause the Registrar to keep a register (the "Security Register") at its corporate trust office in which, subject to such reasonable regulations it may prescribe, the Issuer shall provide for the registration of ownership, exchange, and transfer of the Notes. Such registration in the Security Register shall be conclusive evidence of the ownership of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, canceled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so canceled and the date on which such Note was canceled.

     The Issuer shall maintain an office or agency within the City and State of New York where Notes may be presented for payment to the Paying Agent. The Issuer and the Guarantor will at all times maintain a Paying Agent in Luxembourg as long as the Notes may be listed on the Luxembourg Stock Exchange. The Issuer may have one or more Co-

Registrars and one or more additional paying agents or exchange agents. The term "Paying Agent" includes any additional paying agent.

     The Issuer shall enter into an appropriate agency agreement with any Paying Agent or Co-Registrar not a party to this Indenture, which, following the effectiveness of a Registration Statement pursuant to the Registration Rights Agreement, shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. Initially, State Street Bank Luxembourg S.A. will act as Paying Agent and Registrar. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 7.07. The Issuer or any of its Wholly Owned Subsidiaries incorporated in the United States may act as Paying Agent, Registrar, Co-Registrar or transfer agent.

     SECTION 2.04 Denominations. The Notes shall be issued without coupons and only in denominations of Euro 1,000 or any integral multiple thereof.

     SECTION 2.05 Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing no later than the Record Date for each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

     SECTION 2.06 Transfer and Exchange. Where Notes are presented to the Registrar or a Co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.06. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount, at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of Notes (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any such registration of transfer or exchange of Notes (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.09, 3.06 or 9.05) or in accordance with an Asset Sale Offer pursuant to Section 4.12 or Change of Control Offer pursuant to Section 4.14, not involving a transfer.

     Upon presentation for exchange or transfer of any Note at the office of the Registrar as permitted by the terms of this Indenture and by any legend appearing on such Note, such Note shall be exchanged or transferred upon the Security Register and one or more new Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Note shall be effective under this Indenture unless and until such Note has been registered in the name of such Person in the Security Register. Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the office of the Registrar.

     Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Guarantor or the Registrar) be duly endorsed, or be accompanied by a written instrument or transfer, in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     In the event that the Issuer delivers to the Trustee a copy of an Officer's Certificate certifying that a registration statement under the Securities Act with respect to the Registered Exchange Offer, or a Shelf Registration Statement has been declared effective by the SEC and that the Issuer has offered Exchange Notes to the Holders in accordance with the Registered Exchange Offer or that Notes have been offered pursuant to such Shelf Registration Statement, the Trustee shall exchange or issue upon transfer, as the case may be, upon request of any Holder, such Holder's Notes for (i) in the case of a Registered Exchange Offer, Exchange Notes upon the terms set forth in the Registered Exchange Offer or (ii) in the case of a transfer pursuant to a Shelf Registration Statement, Notes that comply with the requirements applicable following such a transfer as set forth in Section 2.01(d).

     The Issuer shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of 15 Business Days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.02 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (a) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary or the Common Depositary, as the case may be, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(c) and this Section 2.06(a); provided, however, that a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the restricted note legend on the Note, if any.

               (i) Except for transfers or exchanges made in accordance with any of clauses (ii), (iii), (iv) or (v) of this Section 2.06(a), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee, in the case of the Restricted Global Note, or in the case of the Regulation S Global Note, to nominees of the Common Depositary or to a successor to the Common Depositary or to such successor's nominee.

               (ii) Restricted Global Note to Regulation S Global Note. If a holder of a beneficial interest in the Restricted Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Restricted Global Note to a Person who is required to take delivery thereof in the form of an interest in the Regulation S Global Note, such holder may, subject to the rules and procedures of the Depositary and the Common Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Note only in accordance with this clause (ii). Upon receipt by the Registrar at its office in The City of New York of (A) written instructions given by or on behalf of the Depositary in accordance with the rules and procedures of the Depositary and the Common Depositary, directing the Registrar to credit or cause to be credited an interest in the Regulation S Global
          Note in an amount equal to the interest in the Restricted Global Note to be exchanged, (B) a written order given in accordance with the rules and procedures of the Depositary containing information regarding the participant account of the Depositary and the Euroclear or Clearstream, Luxembourg, account to be credited with such increase,
          (C) a certificate in the form of Exhibit C attached hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (1) pursuant to and in accordance with Regulation S or (2) that the Note being transferred is being transferred in a transaction permitted by Rule 144 and, (D) such opinion of counsel as the Issuer or the Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Restricted Global Note and shall instruct the Common Depositary to increase or cause to be increased the principal amount of the Regulation S Global Note by the aggregate principal amount of the interest in the Restricted Global Note to be exchanged.

               (iii) Regulation S Global Note to Restricted Global Note. If the holder of a beneficial interest in the Regulation S Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected, subject to the rules and procedures of the Depositary and the Common Depositary, only in accordance with this clause (iii). Upon receipt by the Registrar of
          (A) written instructions given by or on behalf of the Common Depositary in accordance with the rules and procedures of the Depositary and the Common Depositary, directing the Registrar to credit or cause to be credited an interest in the Restricted Global
          Note in a specified principal amount and to cause to be debited an interest in the Regulation S Global Note, (B) a certificate in the form of Exhibit D hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and stating that (1) the Person transferring such Interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such interest in a transaction meeting the requirements of Rule 144A or (2) that the Person transferring such interest is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act and, (C) such opinion of counsel as the Issuer or the Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act, then the Registrar shall instruct the Common Depositary to reduce or cause to be reduced the principal amount of the Regulation S Global Note and shall instruct the Depositary to increase or cause to be increased the principal amount of the Restricted Global Note by the aggregate principal amount of the interest in the Regulation S Global Note to be exchanged.

               (iv) Exchange Global Note to Regulation S Global Note. Following the earlier of the consummation of the Exchange Offer or the transfer of a Note pursuant to a Shelf Registration Statement that results in beneficial interests in such Note being reflected in the Exchange Global Note, if the holder of a beneficial interest in the Exchange Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such transfer may be effected, subject to the rules and procedures of the Depositary and the Common Depositary only in accordance with this clause (iv). Upon receipt by the Registrar of written instructions given by or on behalf of the Depositary in accordance with the rules and procedures of the Depositary and the Common Depositary directing the Registrar to credit or cause to be credited an interest in the Regulation S Global Note in a specified principal amount and to cause to be debited an interest in the Exchange Global Note, then the Registrar shall instruct the Depositary to reduce or cause to be reduced the principal amount of the Exchange Global Note and shall instruct the Common Depositary to increase or cause to be increased the principal amount of the Regulation S Global Note by the aggregate principal amount of the interest in the Exchange Global Note to be exchanged.

               (v) Regulation S Global Note to Exchange Global Note. Following the earlier of the consummation of the Exchange Offer or the transfer of an Note pursuant to a Shelf Registration Statement that results in beneficial interests in such Note being reflected in the Euro Global Exchange Note, if the holder of a beneficial interest in the Regulation S Global Note at any time wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Exchange Global Note, such transfer may be effected, subject to the rules and procedures of the Depositary and the Common Depositary, only in accordance with this clause (v). Upon receipt by the Registrar of written instructions given by or on behalf of the Common Depositary in accordance with the rules and procedures of the Depositary and the Common Depositary directing the Registrar to credit or cause to be credited an interest in the Exchange Global Note in a specified principal amount and to cause to be debited an interest in the Regulation S Global Note, then the Registrar shall instruct the Common Depositary to reduce or cause to be reduced the principal amount of the Regulation S Global Note and shall instruct the Depositary to increase or cause to be increased the principal amount of the Exchange Global Note by the aggregate principal amount of the interest in the Regulation S Global Note to be exchanged.

               (vi) Other Exchanges. In the event that a Global Note is exchanged for Notes in certificated, registered form pursuant to
          Section 2.09, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) and (iii) above (including the certification requirements intended to ensure that such transfers comply with

          Rule 144A or Regulation S under the Securities Act, as the case may
          be) and such other procedures as may from time to time be adopted by the Guarantor.

          (b) Except in connection with a Registered Exchange Offer or a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Notes are issued upon the transfer, exchange or replacement of Notes bearing the restricted notes legend set forth in Exhibit A hereto, the Notes so issued shall bear the restricted notes legend, and a request to remove such restricted notes legend on Notes will not be honored unless there is delivered to the Issuer such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144(k) under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall authenticate and deliver Notes that do not bear the legend.

          (c) The Trustee shall have no responsibility for any actions taken or not taken by the Depositary or the Common Depositary.

     SECTION 2.07 Replacement Notes. If a mutilated certificated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note in such form as the Note mutilated, lost, destroyed or wrongfully taken if the Holder satisfies any other reasonable requirements of the Trustee or the Issuer. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any Co-Registrar, and any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

     Every replacement Note shall be an additional obligation of the Issuer.

     SECTION 2.08 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Guarantor or an Affiliate of the Issuer holds the Note.

     If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or by an Affiliate of the Issuer shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgees right so to act with respect to the Notes and that the pledgee is not the Issuer or an Affiliate of the Issuer.

     SECTION 2.09 Certificated Notes. (a) A Global Note deposited with the Depositary or with the Trustee or other custodian for the Depositary or the Common Depositary, as the case may be, pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Notes only if such transfer complies with Section 2.06 and (i) the Depositary or the Common Depositary, as the case may be, notifies the Issuer that it is unwilling or unable to continue as Depositary or the Common Depositary, as the case may be, for such Global Note or if at any time such Depositary or the Common Depositary, as the case may be, ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Issuer within 90 days of such notice, (ii) the Issuer, at its option, executes and delivers to the Trustee a notice that such Global Note shall be so transferable, registrable and exchangeable and such shall be registrable, or (iii) an Event of Default, or an event which after notice or lapse of time or both would be an Event of Default, has occurred and is continuing with respect to the Notes.

     (b) Any Global Note that is transferable to the beneficial owners thereof in the form of certificated Notes pursuant to this Section 2.09 shall be surrendered by the Depositary or the Common Depositary, as the case may be, to the Registrar, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount at maturity of Notes of authorized denominations in the form of certificated Notes. Any portion of a Global Note transferred or exchanged pursuant to this Section 2.09 shall be executed, authenticated and delivered only in registered form in denominations of Euro 1,000 and any integral multiple thereof and registered in such names as the Depositary or the Common Depositary, as the case may be, shall direct. Subject to the foregoing, a Global Note is not exchangeable except for a Global Note of like denomination to be registered in the name of the Depositary or the Common Depositary, as the case may be, or their nominee. In the event that a Global Note becomes exchangeable for certificated Notes, payment of principal, any repurchase price, any premium, and interest on the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of the Issuer maintained for such purposes in accordance with Section 2.03. Prior to the cessation of transfer restrictions applicable to the Notes in accordance with
Section 2.01(d), such certificated Notes shall bear the legends set forth in Exhibit A hereto (unless the Issuer determines otherwise in accordance with applicable law).

     (c) In the event of the occurrence of any of the events specified in
Section 2.09(a), the Issuer will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

     SECTION 2.10 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the

Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and may destroy (subject to the record retention requirements of the Exchange Act and the Trustee's retention policy) all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Issuer if such Notes are destroyed, unless the Issuer directs the Trustee to deliver canceled Notes to the Issuer. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

     SECTION 2.11 Defaulted Interest. Any interest on any Note which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (all such interest herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Guarantor, at its election in each case, as provided in clause (i) or (ii) below:

          (i) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer may deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest; or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. In addition, the Issuer shall fix a special record date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment date. The Issuer shall promptly but, in any event, not less than 15 days prior to the special record date, notify the Trustee of such special record date and, in the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment date of such Defaulted Interest and the special record date therefor to be mailed first-class, postage prepaid to each Holder of Notes as such Holder's address appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment date of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to clause (ii) below.

          (ii) The Issuer may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment date pursuant to this clause, such manner of payment shall be deemed reasonably practicable.

     Subject to the foregoing provisions of this Section 2.11, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     SECTION 2.12 Record Date. The Issuer may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04 and 6.05. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.05 prior to such solicitation.

     SECTION 2.13 Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 2.14 Issuance of Additional Notes. The Issuer may, subject to
Article 4 of this Indenture, issue Additional Notes under this Indenture in accordance with the procedures of Section 2.02. The Original Notes issued on the date of this Indenture and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.


                                    ARTICLE 3
                         REDEMPTION; OFFERS TO PURCHASE

     SECTION 3.01 Notices to Trustee. If the Issuer elects to redeem Notes pursuant to paragraph 7 or 8 of the Original Notes or paragraph 6 or 7 of the Exchange Notes, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur.

     The Issuer shall give each notice to the Trustee provided for in this
Section 3.01 in writing at least 10 days before the date notice is mailed to the Holders of Notes pursuant to Section 3.03 unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer's Certificate and an Opinion of Counsel from the Guarantor or the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

     SECTION 3.02 Selection of Notes to be Redeemed. If fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements as certified in an Officer's Certificate or Opinion of Counsel delivered to the Trustee, if any, and that the Trustee in its sole discretion considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances, provided that no Notes of less than Euro 1,000 principal amount at maturity shall be redeemed in part. The Trustee shall make the selection from outstanding Notes not previously called for redemption. Notes and portions of them the Trustee selects shall be in amounts of Euro 1,000 or an integral multiple of Euro 1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Guarantor promptly of the Notes or portions of Notes to be redeemed.

     SECTION 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Notes, the Issuer or the Guarantor shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed and shall comply with the publication provisions relating to such notice in accordance with Section 14.02.

     The notice shall identify the Notes to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest (if any);

          (5) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Global Note, the principal amount of the Global Note will be reduced on the Security Register, adjusting the principal amount thereof to be equal to the unredeemed portion;

          (6) if any certificated Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such certificated Note, a new certificated Note or certificated Notes in principal amount equal to the unredeemed portion will be issued;

          (7) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

          (8) that, unless the Issuer and the Guarantor default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Notes (or portion thereof) called for redemption shall cease to accrue on and after the redemption date;

          (9) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

          (10) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN, CINS number or Common Code, if any, listed in such notice or printed on the Notes.

     At the Issuer's or the Guarantor's written request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.03.

     SECTION 3.04 Effect of Notice of Redemption. Once a notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.05 Deposit of Redemption Price. On the Business Day at least two Business Days prior to the redemption date, the Issuer or the Guarantor shall deposit with the Paying Agent (or, if the Issuer, the Guarantor (if possible under applicable law) or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) a sum in immediately available funds sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date) on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Issuer to the Trustee for cancellation.

     SECTION 3.06 Notes Redeemed in Part. Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on the Security Register to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided that each such Global Note shall be in a principal amount at maturity of Euro 1,000 or an integral multiple thereof. Upon surrender and cancellation of a certificated Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided that each such certificated Note shall be in a principal amount at maturity of Euro 1,000 or an integral multiple thereof.

     SECTION 3.07 Optional Redemption. The Issuer may redeem all or any portion of the Notes, upon the terms and at the redemption prices set forth in each of the Notes. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

     SECTION 3.08 Asset Sale Offer and Change of Control Offer.

          (a) In the event that, pursuant to Section 4.12 or 4.14, the Issuer or the Guarantor shall commence an Asset Sale Offer or Change of Control Offer to all Holders of the Notes to purchase Notes, the Issuer or the Guarantor shall follow the procedures in this Section 3.08.

          (b) The Asset Sale Offer or the Change of Control Offer, as the case may be, shall remain open for a period specified by the Issuer or the Guarantor, which shall be no less than 30 calendar days and no more than 60 calendar days following its commencement (which occurs on the date that the notice pursuant to Section 3.08(e) is mailed) (the "Commencement Date") (as determined in accordance with Section 4.12 or 4.14, as the case may be), except to the extent that a longer notice period is required by applicable law (the "Tender Period"). Upon the expiration of the Tender Period (the "Purchase Date"), the Issuer or the Guarantor shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.12 or 4.14 (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes timely and otherwise properly tendered in response to the Asset Sale Offer or the Change of Control Offer, as the case may be, and not withdrawn in accordance with the procedures set forth in this Section 3.08.

          (c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the Holder in whose name such Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders with respect to Notes tendered pursuant to the Asset Sale Offer or the Change of Control Offer, as the case may be.

          (d) The Issuer or the Guarantor shall provide the Trustee with notice of the Asset Sale Offer or the Change of Control Offer, as the case may be, at least 10 days before the Commencement Date. Prior to the Commencement Date of any Asset Sale Offer or Change of Control Offer, the Issuer or the Guarantor shall furnish to the Trustee an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent to such Asset Sale Offer or Change of Control Offer contained in this Indenture have been met.

          (e) Within the time period specified in Section 4.12(c) if the Issuer becomes obligated to make an Asset Sale Offer, or within the time period specified in Section 4.14(a) following a Change of Control, the Issuer or the Guarantor or the Trustee (in the name of and at the written request of and expense of the Issuer or the Guarantor) shall cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and Bloomberg or similar business news service in Europe and shall send, by first-class mail, with a copy to the Trustee, a notice to each of the Holders and shall comply with the publication provisions relating to such notice in accordance with Section 14.02, and shall state:

               (i) that the Asset Sale Offer or the Change of Control Offer is being made pursuant to this Section 3.08 and, as applicable, Section
          4.12 or 4.14, the length of time the Asset Sale Offer or the Change of Control Offer will remain open and that, in the case of a Change of Control Offer, all Notes timely and otherwise properly tendered will be accepted for payment, and that, in the case of an Asset Sale Offer, the Notes timely and otherwise properly tendered will be accepted for payment subject to clause (viii) of this Section 3.08(e);

               (ii) the Offer Amount, the purchase price (as determined in accordance with Section 4.12 or 4.14) and the Purchase Date which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date notice of such Offer is mailed;

               (iii) that any Note or portion thereof not tendered or accepted for payment will continue to accrue interest;

               (iv) the aggregate principal amount of Notes (or portions thereof) to be purchased;

               (v) that, unless the Issuer and the Guarantor default in the payment of the purchase price, all Notes or portions thereof accepted for payment pursuant to the Asset Sale Offer or the Change of Control Offer shall cease to accrue interest after the Purchase Date;

               (vi) that Holders electing to have any Notes or portions thereof purchased pursuant to an Asset Sale Offer or Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

               (vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Purchase Date or such longer period as may be required by law, a letter, telegram or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Holder, the principal amount of the Note or portion thereof the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have the Note or portion thereof purchased;

               (viii) that, in the case of an Asset Sale Offer, if the aggregate principal amount of Notes (together with accrued interest, if any, thereon) surrendered by Holders and, to the extent required by the terms thereof, any other Debt ranking pari passu with the Notes with similar provisions requiring the Guarantor or the Issuer to make an offer to purchase such Debt with the proceeds of an Asset Sale (together with accrued interest, if any, thereon) exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis as provided in Section 3.02;

               (ix) that the Holder of a Global Note whose Global Note is purchased only in part will have the principal amount of its Global Note reduced on the Security Register, which principal amount of such Global Note will be adjusted by the Registrar to equal the unpurchased portion of the Global Note surrendered, which unpurchased portion must be equal to Euro 1,000 in principal amount at maturity or an integral multiple thereof and that Holders of any certificated Notes whose certificated Notes are being purchased only in part will be issued new certificated Notes equal in principal amount to the unpurchased portion of the certificated Notes surrendered, which unpurchased portion must be equal to Euro 1,000 in principal amount at maturity or an integral multiple thereof;

               (x) a description, in the case of a Change of Control Offer, of the transaction or transactions constituting such Change of Control; and

               (xi) the procedures that the Holders of Notes must follow in order to tender their Notes (or a portion thereof) for payment.

          In addition, the notice shall, to the extent required by Section 4.08 and permitted by applicable law, be accompanied by a copy of the information regarding the Guarantor and its Subsidiaries which is required to be contained in the most recent quarterly report required to be filed with the SEC or furnished to the Trustee pursuant to Section 4.08 or annual report (including any financial statements or other information required to be included or incorporated by reference therein) and any reports on Form 6-K (or any successor form) which the Guarantor has filed with the SEC or furnished to the Trustee pursuant to Section 4.08 since the date of such quarterly report or annual report, as the case may be, on or prior to the date of the notice. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer or the Change of Control Offer, as the case may be. If the Issuer or the Guarantor requests the Trustee to furnish such information to the Holders, the Issuer or the Guarantor shall provide the Trustee with the information required by this Section 3.08(e) within a reasonable time prior to the expiration of the relevant time periods specified in the first sentence of this Section 3.08(e).

          (f) Two Business Days prior to the Purchase Date, the Issuer and Guarantor shall irrevocably deposit with the Paying Agent in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the terms of this Section 3.08. On the Purchase Date, the Issuer or the Guarantor shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Asset Sale Offer or the Change of Control Offer, (ii) deliver or cause the Depositary, the Common Depositary or the Paying Agents to deliver to the Trustee the Notes so accepted and (iii) deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof have been accepted for payment in accordance with the terms of this Section 3.08. On the Purchase Date, the Paying Agent shall promptly cause the principal amount of any Global Note so tendered to be reduced on the Security Register in an amount equal to any unpurchased portion of such Global Note, which unpurchased portion must be equal to Euro 1,000 in principal amount at maturity or an integral multiple thereof, and shall promptly authenticate and mail or deliver to each tendering Holder of a certificated Note, if any, a new certificated Note equal in principal amount to any unpurchased portion of the certificated Note surrendered, which unpurchased portion must be equal to Euro 1,000 in principal amount at maturity or an integral multiple thereof. The Depositary, the Common Depositary, the Paying Agent, the Issuer or the Guarantor, as the case may be, shall promptly (but in any case not later than ten (10) calendar days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted for purchase in accordance with this
     Section 3.08. Any Notes not so accepted shall be promptly mailed or delivered by or on behalf of the Issuer to the Holder thereof. The Issuer or the Guarantor will publicly announce in a newspaper of general circulation in The City of New York, New York, the results of the Asset Sale Offer or the Change of Control Offer on the Purchase Date.

          (g) The Issuer and the Guarantor, as appropriate, shall comply with the requirements of Rule 13e-4 and Rule 14e-1 of Regulation 14E under the Exchange Act and any other U.S., Luxembourg and Polish securities laws and regulations to the extent applicable in connection with the repurchase of the Notes with respect to the Asset Sale Offer or the Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale Offer or Change of Control Offer, each of the Issuer and the Guarantor will comply with such provisions and will not be deemed to have breached its obligations under Section 4.12 and
     Section 4.14 by virtue thereof. The Asset Sale Offer or the Change of Control Offer shall include all instructions and materials necessary to enable such Holders to tender their Notes.


                                    ARTICLE 4
                                    COVENANTS

     SECTION 4.01 Payment of Notes. The Issuer or the Guarantor shall promptly pay the principal of, premium, if any, interest (including Special Interest, if any), and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all principal and interest then due. The Issuer shall provide to the Trustee not later than two Business Days prior to any payment date a sum in immediately available funds sufficient to make payments hereunder.

     The Issuer or the Guarantor shall pay interest on overdue principal at the rate specified therefor in the Notes. It shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 4.02 Maintenance of Office or Agency. The Issuer and the Guarantor will maintain in The City of New York, New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Issuer or the Guarantor in respect of the Notes and this Indenture may be served. The office of State Street Bank and Trust Company, N.A. at 61 Broadway, 15th Floor, New York, New York, 10006 shall be such office or agency, unless the Issuer or the Guarantor shall designate and maintain some other office or agency for one or more of such purposes. The Issuer or the Guarantor will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer or the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and each of the Issuer and the Guarantor hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Issuer or the Guarantor may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer or the Guarantor of its obligation to maintain an office or agency in The City of New York for such purposes. The Issuer and the Guarantor will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

     SECTION 4.03 Money for Note Payments To Be Held in Trust. If either the Issuer or the Guarantor shall at any time act as Paying Agent, it will, on or before each due date of the principal of, premium, if any, interest (including Special Interest, if any), or Additional Amounts, if any, on any of the Notes, segregate and hold in trust (with respect to the Guarantor, if possible under applicable law) for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of, premium, if any, interest (including Special Interest, if any), or Additional Amounts, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Issuer shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of, premium, if any, interest (including Special Interest, if any), or Additional Amounts, if any, on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal, premium, if any, interest or Additional Amounts, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, interest or Additional Amounts, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of such action or any failure so to act.

     The Issuer shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent will:

          (i) hold all sums held by it for the payment of the principal of, premium, if any, interest (including Special Interest, if any), or Additional Amounts, if any, on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (ii) give the Trustee notice of any default by the Guarantor (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, interest (including Special Interest, if any), or Additional Amounts, if any; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Issuer or the Guarantor may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or the Guarantor or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or the Guarantor or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or the Guarantor (if possible under applicable law) in trust for the payment of the principal of premium, if any, interest (including Special Interest, if any), or Additional Amounts, if any, on any Note and remaining unclaimed for three years after such principal, premium or interest or Additional Amounts has become due and payable shall be paid to the Issuer and the Guarantor or (if then held by the Issuer and the Guarantor) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer or the Guarantor as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer or the Guarantor cause to be published once, in a leading daily newspaper printed in the English language and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer or the Guarantor.

     SECTION 4.04 Corporate Existence. Subject to Article 5, each of the Issuer and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Issuer and the Guarantor and each Subsidiary; provided, however, that the Issuer and the Guarantor shall not be required to preserve any such right or franchise if the Supervisory Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Guarantor and its and their Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

     SECTION 4.05 Maintenance of Properties. The Guarantor shall cause all properties owned by it or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.05 shall prevent the Guarantor from discontinuing the maintenance of any such properties if such discontinuance is, in the judgment of the Guarantor, desirable in the conduct of the business of the Guarantor and the Restricted Subsidiaries as a whole and not disadvantageous in any material respect to the Holders.

     SECTION 4.06 Insurance. The Guarantor shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with carriers believed by the Guarantor to be responsible, against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and coinsurance provisions, as the Guarantor believes are customarily carried by similar businesses, of similar size, including as appropriate general liability, property and casualty loss and interruption of business insurance.

     SECTION 4.07 Statement as to Compliance.

          (a) the Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate stating that in the course of the performance by the signer of its duties as an officer of the Guarantor he would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period and if any specifying such Default, its status and what action the Guarantor is taking or proposed to take with respect thereto. For purposes of this
     Section 4.07(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture. The Guarantor also shall comply with TIA ss. 314(a)(4).

          (b) When any Default has occurred and is continuing under this Indenture, or if the trustee of, or the holder of, any other evidence of Debt of the Guarantor or any Subsidiary outstanding in a principal amount of $10 million or more gives any notice stating that it is a Notice of Default or takes any other action to accelerate such Debt or enforce any note therefor, the Guarantor shall deliver to the Trustee within five Business Days by registered or certified mail or by telegram or facsimile transmission an Officer's Certificate specifying such event, notice or other action, its status and what action the Guarantor is taking or proposes to take with respect thereto.

     SECTION 4.08 SEC Reports.

          (a) Prior to the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, the Guarantor and the Issuer shall make available, upon request, to any Holder of Notes or prospective investor and securities analyst in the United States the information specified in Rule 144A(d)(4), unless the Guarantor is subject to Section 13 or 15(d) of the Exchange Act at or prior to the time of such request.

          (b) If the Issuer or the Guarantor is subject to Section 13 or 15(d) of the Exchange Act, the Issuer or the Guarantor, as appropriate, shall file with the Trustee and provide Holders of Notes, within 15 days after filing with, or furnishing to, the SEC, which filing shall be made electronically and shall be made in a form prescribed by the SEC to allow it to be available via the SEC's Internet site at http.//www.sec.gov, or any successor electronic medium to such site, copies of their respective annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Guarantor or the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or is required to furnish to the SEC pursuant to this Indenture.

          (c) Notwithstanding that the Guarantor or the Issuer may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Guarantor shall continue to file with, or furnish to, which filing shall be made electronically and shall be made in a form prescribed by the SEC to allow it to be available via the SEC's Internet site at http.//www.sec.gov, the SEC and provide the Trustee and holders of Notes: (i) within 120 days after the end of each fiscal year (or such shorter period as the SEC may in the future prescribe), annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or required in such successor form) and including, without limitation, reconciliation to U.S. GAAP to the extent required by such form; (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year (or such shorter period as the SEC may in the future prescribe), reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 10-Q (or required in any successor form); and (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 8-K (or any successor form); provided however, that the Issuer shall not be so obligated to file such reports with the SEC, if the SEC does not permit such filings.

     SECTION 4.09 Limitation on Guarantor Debt.

          (a) The Guarantor will not, directly or indirectly, Incur any Debt other than Permitted Debt unless after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred or repaid since the date of the most recently available quarterly or annual balance sheet and the receipt and application of the proceeds thereof, no Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (i) the ratio of (A) the aggregate consolidated principal amount of Debt of the Guarantor and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred or repaid since such balance sheet date and the receipt and application of the proceeds thereof, to (B) Adjusted Cash Flow for the four full fiscal quarters next preceding the Incurrence of such Debt for which consolidated financial statements are available, determined on a pro forma basis as if any such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than 5.0 to 1.0 or (ii) the Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred or repaid since such balance sheet date and the receipt and application of the proceeds thereof, is less than 2.0 to 1.0.

          (b) "Permitted Debt" is defined as follows:

               (i) Debt Incurred pursuant to the Parent Guarantee (excluding Additional Notes), the 1997 Notes Guarantee, the 1999 Notes Guarantee, and the Intercompany Receivables, and Refinancing Debt Incurred in respect thereof;

               (ii) Debt Incurred under the Bank Credit Facilities and any Qualified Debt Offering and Refinancing Debt Incurred in respect thereof, provided that the aggregate principal amount of all such Debt under the Bank Credit Facilities and any Qualified Debt Offering and Refinancing Debt Incurred in respect thereof, together with all Debt of Restricted Subsidiaries Incurred under the Bank Credit Facilities and any Qualified Debt Offering and Refinancing Debt Incurred in respect thereof, at any one time outstanding does not exceed Euro 750 million, which amount shall be permanently reduced by the amount of
          (A) Scheduled Reductions and (B) repayments pursuant to the provisions of the Bank Credit Facilities relating to the proceeds of Asset Sales not reinvested; provided, however, that the total reductions pursuant to (A) and (B) above shall not exceed Euro 650 million;

               (iii) Debt Incurred in respect of Capital Expenditure Debt and Refinancing Debt Incurred in respect thereof, provided that (i) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of such Incurrence) of the property or assets acquired or constructed (including the cost of design, development, construction, installation and integration thereof), (ii) the property or assets acquired or constructed are used in a Telecommunications Business and (iii) the aggregate principal amount outstanding of all Debt Incurred under this clause (b)(iii) and under clause (b) of Section 4.16 does not exceed an amount equal to (w) $250.0 million plus (x) an amount equal to $30 million for each million persons resident in the coverage area of the GSM 1800 License, plus (y) an amount equal to (i) $40 million for each million persons resident in the coverage area of the UMTS License for the development of UMTS service minus (ii) the aggregate principal amount of debt Incurred pursuant to the immediately preceding clause
          (x), plus (z), if Minutes of Use exceed an average of 383 million per month for any four months in a consecutive six-month period through December 31, 2001, $3 for each such excess Minute of Use;

               (iv) that percentage of Debt of the Guarantor owing to and held by any Restricted Subsidiary that is equal to the percentage of the Guarantor's direct or indirect ownership interest in such Restricted Subsidiary; provided, however, that (x) any subsequent issue or transfer of Capital Stock or other event that results in a reduction in the Guarantor's direct or indirect ownership interest in such Restricted Subsidiary or (y) any subsequent transfer of such Debt (except to the Guarantor or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the Guarantor in the following amounts: (A) in the case of (x) above the full amount of such Debt if such Restricted Subsidiary does not remain a Restricted Subsidiary and otherwise the percentage of such Debt equal to the percentage reduction in the Guarantor's direct or indirect ownership interest in such Restricted Subsidiary; and (B) in the case of (y) above, the full amount of such Debt if it is not transferred to a Restricted Subsidiary and otherwise a percentage of such Debt equal to (X) the percentage of the Guarantor's direct or indirect ownership interest in the Restricted Subsidiary that previously held such Debt less (Y) the percentage of the Guarantor's indirect ownership interest in the Restricted Subsidiary to which such Debt is transferred;

               (v) Debt (other than Debt permitted by clauses (i) to (iv) or (viii) to (ix) of this definition) in an aggregate principal amount outstanding at any time not to exceed $25.0 million;

               (vi) Debt under Interest Rate Protection Agreements entered into by the Guarantor for the purpose of limiting interest rate risk in respect of Debt of the Guarantor or a Restricted Subsidiary in the ordinary course of the financial management of the Guarantor and not for speculative purposes;

               (vii) Debt under Currency Exchange Protection Agreements, provided that such Currency Exchange Protection Agreements were entered into by the Guarantor for the purpose of limiting currency exchange rate risks directly related to transactions entered into in the ordinary course of business and not for speculative purposes;

               (viii) Debt in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

               (ix) Subordinated Shareholder Loans; and

               (x) Debt outstanding on the Issue Date and listed on Schedule I to this Indenture, and Refinancing Debt Incurred in respect thereof.

          (c) For purposes of determining the outstanding principal amount of any particular Debt Incurred pursuant to this Section 4.09, (i) Debt permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Debt, (ii) in the event that Debt or any portion thereof meets the criteria of more than one of the types of Debt described in this Section, the Guarantor, in its sole discretion, may classify or from time to time reclassify such Debt and shall only be required to include the amount of such Debt in one of such types and (iii) such amount shall be calculated without duplication (including without double counting the amount of any Guarantee of Debt otherwise permitted to be incurred hereunder).

          (d) For purposes of determining whether the principal amount of any Refinancing Debt permitted by this Section 4.09 does not, in the event it is issued in a currency different from the currency in which the Debt being refunded or refinanced or paid at maturity ("Refinanced Debt") was issued, exceed the principal amount of the Refinanced Debt, the rate to be used shall be-the spot rate for the purchase of the currency of the Refinanced Debt with the currency of the Refinancing Debt as published in the Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

     SECTION 4.10 Limitation on Restricted Payments. The Guarantor will not make, and will not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

          (a) a Default or an Event of Default shall have occurred and be continuing;

          (b) the Guarantor could not Incur at least $1.00 of additional Debt pursuant to clauses (i) or (ii) of paragraph (a) of Section 4.09; or

          (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

               (i) the remainder of (x) Adjusted Cash Flow for the period (treated as one accounting period) from the Issue Date to the end of the Guarantor's most recent fiscal quarter ending at least 45 days prior to the date of such proposed Restricted Payment less (y) the product of 1.75 times the sum of (A) Adjusted Interest Expense plus
          (B) Adjusted Foreign Debt FX Losses for such period;

               (ii) Capital Stock Sale Proceeds;

               (iii) the amount by which Debt (other than Subordinated Obligations) of the Guarantor or any Restricted Subsidiary is reduced on the Guarantor's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Debt of the Guarantor or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Guarantor (less the amount of any cash or other Property distributed by the Guarantor or any Restricted Subsidiary upon such conversion or exchange);

               (iv) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Guarantor or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Guarantor's equity interest in such Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Guarantor or any Restricted Subsidiary in such Unrestricted Subsidiary; and

               (v) $10.0 million.

          Notwithstanding the foregoing limitation, the Guarantor may:

          (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that at the time of such payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (b) redeem, repurchase, defease, acquire or retire for value, any Subordinated Obligation (other than Subordinated Shareholder Loans) with the proceeds of any Refinancing Debt; provided, however, that such redemption, repurchase, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; and

          (c) acquire, redeem or retire Capital Stock of the Guarantor or Subordinated Obligations (other than Subordinated Shareholder Loans) of the Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Guarantor (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Guarantor or an employee stock ownership plan or to a trust established by the Guarantor or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such acquisition, redemption or retirement shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of the amount of Capital Stock Sale Proceeds.

     SECTION 4.11 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Guarantor will not, and will not permit any Restricted

Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest in or participation in or measured by its profits, or pay any Debt or other obligation owed, to the Guarantor or a Restricted Subsidiary;

          (b) make any loans or advances to the Guarantor or a Restricted Subsidiary; or

          (c) transfer any of its property or assets to the Guarantor or a Restricted Subsidiary.

          The foregoing limitation shall not apply:

          (A) to encumbrances and restrictions:

               (i) in existence under or by reason of any agreements (not otherwise described in clause (A) (iii) below) in effect on the Issue Date;

               (ii) relating to Debt of a Restricted Subsidiary and existing at such Restricted Subsidiary at the time it became a Restricted Subsidiary if such encumbrance or restriction was not created in connection with or in anticipation of the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Guarantor;

               (iii) set forth in the Bank Credit Facilities;

               (iv) applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Senior Debt, provided that the provisions of such agreement do not prevent (other than following an event of default on such Senior Debt) the payment of interest and mandatory payment or mandatory prepayment of principal pursuant to the terms of this Indenture and the Notes, but provided further that such agreement may nevertheless contain customary net worth, leverage, invested capital and other financial covenants, customary covenants regarding the merger of or sale of all or any substantial part of the assets of the Guarantor or any Restricted Subsidiary, customary restrictions on transactions with Affiliates, and customary subordination provisions governing Debt owed to the Guarantor or any Restricted Subsidiary; or

               (v) which result from the renewal, refinancing, extension or amendment of an agreement referred to in clauses (A)(i), (ii) or (iii) above or in clauses (B)(i) or (ii) below, provided, such encumbrance or restriction is no less favorable in any material respect, taken as a whole, to the Holders of Notes than those under the agreement evidencing the Debt so renewed, refinanced, extended or amended, as determined in good faith by the Management Board and evidenced by a Board Resolution; and

          (B) with respect only to clause (c) of this Section 4.11, to:

               (i) any encumbrance or restriction relating to Debt that is permitted to be Incurred pursuant to the provisions described in
          Section 4.09 or Section 4.16 and secured pursuant to the provisions of
          Section 4.15;

               (ii) any encumbrance or restriction in connection with an acquisition of Property, so long as such encumbrance or restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition;

               (iii) customary provisions of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder;

               (iv) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale;

               (v) any encumbrance or restriction existing by reason of a customary merger or acquisition agreement for the purchase or acquisition of the stock or assets of the Guarantor or any of its Subsidiaries by another Person;

               (vi) customary restrictions contained in operating leases for real property and restricting only the transfer of such real property or effective only upon the occurrence and during the continuance of a default in the payment of rent;

               (vii) any encumbrance or restriction arising as the result of applicable law or regulation; or

               (viii) any restriction or encumbrance that may be imposed by governmental licenses, franchises or permits.

     SECTION 4.12 Limitation on Asset Sales.

          (a) The Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale after the Issue Date unless:

               (i) the Guarantor or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

               (ii) at least 75% of the consideration paid to the Guarantor or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents; and

               (iii) the Guarantor delivers an Officer's Certificate to the Trustee certifying that such Asset Sale complies with clauses (i) and
          (ii) above.

          (b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Guarantor or a Restricted Subsidiary, to the extent the Guarantor or such Restricted Subsidiary elects:

               (i) to prepay, repay or purchase Senior Debt of the Guarantor or Debt of a Restricted Subsidiary (excluding Debt owed to the Guarantor or an Affiliate of the Guarantor and Preferred Stock of a Restricted Subsidiary); or

               (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Guarantor or another Restricted Subsidiary);

     provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to clause (b)(i) above, the Guarantor or such Restricted Subsidiary shall retire such Debt and shall cause the related revolving or term loan commitment (if any) to be permanently reduced by an amount equal to the principal amount so prepaid, repaid or purchased with the further effect (if applicable) contemplated by clause (ii) of the definition of "Permitted Debt".

          (c) Any Net Available Cash from an Asset Sale not applied in accordance with paragraph (b) of this Section 4.12 within twelve months from the date of the receipt of such Net Available Cash shall constitute "Excess Proceeds". Within five Business Days from the date the aggregate amount of Excess Proceeds exceeds $10.0 million (taking into account income earned on such Excess Proceeds, if any), the Guarantor, directly or through the Issuer, will be required to make an offer (the "Asset Sale Offer") to purchase the Notes and, to the extent required by the terms thereof, any other Debt ranking pari passu with the Notes with similar provisions requiring the Guarantor or the Issuer to make an offer to purchase such Debt with the proceeds of an Asset Sale, which offer shall be in the amount of the Excess Proceeds, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any (including Special Interest, if any), to the Purchase Date (as defined below) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Sections 3.02 and 3.08. To the extent that any portion of the amount of Net Available Cash remains after compliance with such procedures and provided that all Holders of Notes have been given the opportunity to tender their Notes for purchase as described in Section 3.08, the Guarantor or such Restricted Subsidiary may use such remaining amount for general corporate purposes and the amount of Excess Proceeds will be reset to zero.

          The Issuer and the Guarantor, as appropriate, will comply with the requirements of Rule 13e-4 and rule 14e-1 of Regulation 14E of the Exchange Act and any other U.S., Luxembourg or Polish securities laws or regulations in connection with the repurchase of Notes described in this Section 4.12. To the extent that the provisions of any securities laws or regulations conflict with the repurchase offer, each of the Issuer and the Guarantor will comply with such provisions and will not be deemed to have breached its obligations under this Section 4.12.

     SECTION 4.13 Transactions with Affiliates. The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, conduct any business, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with any Affiliate of the Guarantor (an "Affiliate Transaction") unless (a) the terms of such Affiliate Transaction are (i) set forth in writing and (ii) no less favorable in any material respect, taken as a whole, to the Guarantor or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Guarantor or such Restricted Subsidiary, as determined in good faith by any Officer, (b) with respect to an Affiliate Transaction involving aggregate payments or the transfer of assets or provision of services, in each case having a value in excess of $5.0 million, (x) the Supervisory Board (including a majority of the disinterested members of the Supervisory Board) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a)(ii) of this paragraph as evidenced by a Board Resolution and (y) with respect to those transactions having a value in excess of $10.0 million, the Guarantor obtains and provides to the Trustee a written opinion from an Independent Appraiser to the effect that such Affiliate Transaction is fair, from a financial point of view, to the Guarantor.

     Notwithstanding the foregoing limitation, the Guarantor may enter into or suffer to exist the following:

          (i) any transaction or series of transactions between the Guarantor and a Restricted Subsidiary or between Restricted Subsidiaries that are in the ordinary course of business and do not adversely affect Holders of Notes;

          (ii) any Restricted Payment permitted to be made pursuant to Section 4.10;

          (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Supervisory Board;

          (iv) the payment of reasonable fees and provision of reasonable indemnities to directors and consultants of the Guarantor and its Restricted Subsidiaries who are not employees of the Guarantor or its Restricted Subsidiaries;

          (v) loans and advances to employees made in the ordinary course of business and consistent with past practice of the Guarantor or such Restricted Subsidiary, as the case may be, provided, that such loans and advances do not exceed $1.0 million in the aggregate at any one time outstanding;

          (vi) transactions pursuant to the 1997 Notes, the 1999 Notes, the Notes, the Registration Rights Agreement, the Intercompany Receivables, the Shareholders' Agreement or any Subordinated Shareholder Loans;

          (vii) transactions between the Guarantor and its Subsidiaries entered into in connection with the Bank Credit Facilities;

          (viii) agreements in existence on the Issue Date and any renewal thereof, provided that any such renewal is on terms no less favorable in any material respect, taken as a whole, than the terms of any such existing agreement and provided that the Guarantor will not, and will not permit any Restricted Subsidiary to, amend, modify or in any way alter the terms of any existing Affiliate agreements in a manner materially adverse to the holders of the Notes;

          (ix) contracts that have been awarded to an Affiliate pursuant to which the Affiliate has granted the Guarantor "most favored terms" pursuant to a competitive bid, provided that the Guarantor certifies to the Trustee that such contract complies with this subsection;

          (x) agreements relating to the offer and sale of Capital Stock of the Guarantor that the Management Board determines in good faith to be customary for such an offer and sale;

          (xi) any employment agreement or employment arrangement entered into by the Guarantor or any Restricted Subsidiary in the ordinary course of business that is consistent with industry practice or approved by a majority of the disinterested members of the Supervisory Board; and

          (xii) any guarantee or grant of collateral by the Guarantor or a Restricted Subsidiary in connection with Senior Debt.

     SECTION 4.14 Change of Control.

          (a) If a Change of Control occurs, then, subject to compliance with the requirements of paragraph (b) of this Section 4.14, the Issuer or the Guarantor shall, within 60 days after the occurrence of such Change of Control, commence an offer to purchase the Notes (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof, plus any accrued and unpaid interest thereon, if any, to the purchase date (such price, together with such interest, the "Change of Control Purchase Price") pursuant to the procedures set forth in Section 3.08.

          (b) In the event that at the time of a Change of Control the terms of any Senior Debt restrict or prohibit the repurchase of Notes as described in the foregoing paragraph, then prior to the mailing of the Change of Control notice to Holders of the Notes but in any event within 30 days following such Change of Control, the Guarantor will (i) repay, or cause to be repaid in full and terminate all commitments under such Senior Debt or, if such Senior Debt is not, by its terms, then repayable or prepayable, to offer to repay in full such Senior Debt and to repay or cause to be repaid such Senior Debt of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing such Senior Debt to permit the repurchase of the Notes as described in this Section 4.14 and
     Section 3.08.

     SECTION 4.15 Limitation on Liens. The Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Lien (other than Permitted Liens) upon any of its Property, including any shares of Capital Stock or Debt of any Restricted Subsidiary, whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, or assign or otherwise convey any right to receive income thereon unless it has made or will make effective provision whereby the Notes will be secured by such Lien equally and ratably with (or prior to) all other Debt of the Guarantor or any Restricted Subsidiary secured by such Lien (subject to applicable priorities of payment); provided, however, that the Guarantor may Incur other Liens to secure Debt as long as the amount of outstanding Debt secured by Liens Incurred pursuant to this proviso does not exceed 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Guarantor as of the end of the most recent fiscal quarter ending at least 45 days prior thereto.

     SECTION 4.16 Limitation on Debt and Preferred Stock of Restricted Subsidiaries. The Guarantor shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Debt or Preferred Stock except:

     (a) Debt Incurred under the Bank Credit Facilities and any Qualified Debt Offering and Refinancing Debt Incurred in respect thereof, provided that the aggregate principal amount of all such Debt under the Bank Credit Facilities and any Qualified Debt Offering and Refinancing Debt Incurred in respect thereof, together with all Debt of the Guarantor Incurred under the Bank Credit Facilities and any Qualified Debt Offering and Refinancing Debt Incurred in respect thereof, at any one time outstanding does not exceed Euro 750 million, which amount shall be permanently reduced by the amount of (i) Scheduled Reductions and (ii) repayments pursuant to the provisions of the Bank Credit Facilities relating to the proceeds of Asset Sales not reinvested; provided, however, that the total reductions pursuant to (i) and (ii) above shall not exceed Euro 650 million;

          (b) Debt Incurred in respect of Capital Expenditure Debt and Refinancing Debt Incurred in respect thereof, provided that (i) the aggregate principal amount of such Debt does not exceed the Fair Market Value of the property or assets acquired or constructed (including the cost of design, development, construction, installation or integration), (ii) the property or assets acquired or constructed are used in a Telecommunications Business and (iii) the aggregate principal amount outstanding of all Debt Incurred under this clause (b) and under clause
     (b)(iii) of Section 4.09 does not exceed an amount equal to (w) $250.0 million plus (x) an amount equal to $30 million for each million persons resident in the coverage area of the GSM 1800 License, plus (y) an amount equal to (i) $40 million for each million persons resident in the coverage area of the UMTS License for the development of UMTS services minus (ii) the aggregate principal amount of Debt Incurred pursuant to the immediately preceding clause (x), plus (z), if Minutes of Use exceed an average of 383 million per month for any four months in a consecutive six-month period through December 31, 2001, $3 for each such excess Minute of Use;

          (c) that percentage of Debt of a Restricted Subsidiary owing to and held by any Restricted Subsidiary that is equal to the percentage of the Guarantor's direct or indirect ownership interest in such Restricted Subsidiary; provided, however, that (x) any subsequent issue or transfer of Capital Stock or other event that results in a reduction in the Guarantor's direct or indirect ownership interest in such Restricted Subsidiary or (y) any subsequent transfer of such Debt (except to the Guarantor or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof in the following amounts: (i) in the case of (x) the full amount of such Debt if such Restricted Subsidiary does not remain a Restricted Subsidiary and otherwise the percentage of such Debt equal to the percentage reduction in the Guarantor's direct or indirect ownership interest in such Restricted Subsidiary; and (ii) in the case of (y), the full amount of such Debt if it is not transferred to a Restricted Subsidiary and otherwise a percentage of such Debt equal to (X) the percentage of the Guarantor's direct or indirect ownership interest in the Restricted Subsidiary that previously held such Debt less
     (Y) the percentage of the Guarantor's indirect ownership interest in the Restricted Subsidiary to which such Debt is transferred;

          (d) Debt of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Guarantor or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Guarantor), provided, however, that at the time such Restricted Subsidiary is acquired or otherwise became a Restricted Subsidiary of the Guarantor, the Guarantor would have been able to Incur $1.00 of additional Debt pursuant to clauses (i) or (ii) of paragraph (a) of Section 4.09;

          (e) Debt under Interest Rate Protection Agreements entered into by such Restricted Subsidiary for the purpose of limiting interest rate risk in respect of Debt of the Guarantor or a Restricted Subsidiary in the ordinary course of the financial management of such Restricted Subsidiary and not for speculative purposes;

          (f) Debt under Currency Exchange Protection Agreements, provided that such Currency Exchange Protection Agreements were entered into by such Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into in the ordinary course of business and not for speculative purposes;

          (g) Debt in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations and, in each case, not in connection with the borrowing of money or the obtaining of advances or credit;

          (h) Debt or Preferred Stock outstanding on the Issue Date and listed on a Schedule I to this Indenture;

          (i) Debt Incurred pursuant to this Indenture or the Notes (other than Additional Notes);

          (j) Debt Incurred by the Issuer that is not Senior Debt, so long as the Guarantor could incur at least $1.00 of additional Debt pursuant to clause (a)(i) and (a)(ii) of Section 4.09;

          (k) Refinancing Debt Incurred in respect of Debt Incurred pursuant to the provisions of clauses (d), (h), and (i) of this Section 4.16;

          (l) For purposes of determining the outstanding principal amount of any particular Debt Incurred pursuant to this Section 4.16, (i) Debt permitted by this Section 4.16 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Debt, (ii) in the event that Debt or any portion thereof meets the criteria of more than one of the types of Debt described in this Section, the Guarantor, in its sole discretion, may classify or from time to time reclassify such Debt and shall only be required to include the amount of such Debt in one of such types and (iii) such amount shall be calculated without duplication (including without double counting the amount of any Guarantee of Debt otherwise permitted to be incurred hereunder); and

          (m) For purposes of determining whether the principal amount of any Refinancing Debt permitted by this Section 4.16 does not, in the event it is issued in a currency different from the currency in which the Debt being refunded or refinanced or paid at maturity ("Refinanced Debt") was issued, exceed the principal amount of the Refinanced Debt, the rate to be used shall be the spot rate for the purchase of the currency of the Refinanced Debt with the currency of the Refinancing Debt as published in the Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

     SECTION 4.17 Limitation on Layered Debt. Neither the Guarantor nor the Issuer will, directly or indirectly, Incur any Debt if such Debt provides by its terms that it is subordinate or junior in ranking to any Senior Debt of the Issuer or Senior Debt of the Guarantor, as the case may be, unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to Senior Subordinated Debt provided, however, that nothing herein shall apply to
(i) intercreditor agreements among creditors of the Guarantor or the Issuer but to which neither the Guarantor nor the Issuer is a party or (ii) agreements relating to priorities of payment or rights in respect of collateral among the Guarantor, the Issuer and the banks or other financial institutions party to the Bank Credit Facilities (or any Refinancing Indebtedness in respect thereof) and any related Hedging Obligations.

     SECTION 4.18 Additional Amounts. All payments made by the Issuer, under or with respect to the Notes, and by the Guarantor, under or with respect to the Parent Guarantee, will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the government of Luxembourg, The Netherlands or Poland or any political subdivision or taxing authority or agency thereof or therein (including any law or directive of the European Union that has the effect of law in Luxembourg, The Netherlands or Poland) (hereinafter "Taxes") unless the Issuer or the Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuer or the Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or the Parent Guarantee, respectively, the Issuer or the Guarantor will pay such Additional Amounts as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (a) any Taxes imposed solely by reason of the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and Luxembourg, The Netherlands or Poland or any political subdivision or taxing authority or agency thereof or therein (other than the mere receipt of such payment or the ownership or holding outside of Luxembourg, The Netherlands or Poland of such Note); (b) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; or (c) any Taxes payable otherwise than by deduction or withholding from payments of principal of (or premium, if any, on) or interest on such Note; nor will Additional Amounts be paid (i) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period, or (ii) with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note or (iii) where a holder would have been able to avoid withholding or deduction by presenting such Note to another Paying Agent for payment. The foregoing provisions shall survive any termination or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or the Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

     SECTION 4.19 Further Instruments and Acts. Upon request of the Trustee (but without imposing any obligation on the Trustee to make any such request), the Issuer and the Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture; provided, however, that no such instrument or act shall adversely affect the rights or interests under this Indenture of the holders of Senior Debt without their consent.

     SECTION 4.20 Restricted and Unrestricted Subsidiaries.

          (a) The Management Board may designate or redesignate any Subsidiary of the Guarantor or any Restricted Subsidiary to be an Unrestricted Subsidiary if:

               (i) the Subsidiary to be so designated does not own any Capital Stock, Redeemable Stock or Debt of, or own or hold any Lien on any property or assets of, the Guarantor or any other Restricted Subsidiary;

               (ii) the Subsidiary to be so designated is not obligated by any Debt, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Debt of the Guarantor or any Restricted Subsidiary; and

               (iii) either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) such designation is effective immediately upon such Subsidiary becoming a Subsidiary of the Guarantor or of a Restricted Subsidiary.

          Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Guarantor or of any Restricted Subsidiary will be classified as a Restricted Subsidiary.

          Except as provided in this clause (a), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. Any such designation by the Management Board will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complies with the foregoing provisions.

          (b) The Guarantor shall not, and shall not permit any Unrestricted Subsidiary to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless after giving effect to such action, transaction or series of transactions, on a pro forma basis:

               (i) the Guarantor could Incur at least $1.00 of additional Debt pursuant to clauses (i) or (ii) of paragraph (a) of Section 4.09;

               (ii) such Restricted Subsidiary could then Incur pursuant to
          Section 4.09 all Debt as to which it is obligated at such time; and

               (iii) no Default or Event of Default would occur or be continuing.

     SECTION 4.21 The Subsidiaries. The Guarantor shall ensure that the Issuer, PTC International Finance (Holding) B.V. and PTC International Finance B.V. each remains a Wholly Owned Subsidiary; provided, however, that nothing herein shall limit (i) the ability of the Guarantor or PTC International Finance (Holding) B.V. to grant a security interest in the shares of the Issuer to secure Senior Debt, (ii) the rights of the holders of such Senior Debt to exercise their rights and remedies in respect thereof as long as the Surviving Person meets the requirements set forth in (a) and (b) of Section 5.01 or (iii) a voluntary dissolution of the Issuer or merger of the Issuer into the Guarantor, solely for the purpose of permitting the Guarantor to assume all obligations in respect of the Notes as if it were the direct obligor with respect thereto and in which all the assets of the Issuer are transferred to the Guarantor and no material payment or distribution is made to creditors; and the Issuer shall not engage in any business activity or undertake any other activity, except any activity relating to the offering, sale or issuance of the 1999 Notes, the Notes, any Debt permitted to be incurred pursuant to clause (j) of Section 4.16 or the lending or otherwise advancing the proceeds thereof to PTC International Finance (Holding) B.V. or the Guarantor and any other activities in connection therewith.


                                    ARTICLE 5
                                SUCCESSOR COMPANY

     SECTION 5.01 Consolidation, Merger or Sale of Assets.

          (a) Neither the Guarantor nor the Issuer shall merge or consolidate with or into any other entity or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property in any one transaction or series of transactions (other than a merger, amalgamation or consolidation of a Restricted Subsidiary (including the Issuer) into, or the transfer of all or any portion of the assets and liabilities of a Restricted Subsidiary to, the Guarantor (with respect to the Issuer only)) unless, in the case of the Guarantor: (i) the Guarantor shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Guarantor) formed by such consolidation or merger or the Person to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of Poland, the United States of America or a state thereof or the District of Columbia, Germany, France, Luxembourg or the United Kingdom; (ii) the Surviving Person (if other than the Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the obligations of the Guarantor under the Parent Guarantee and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Guarantor; (iii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Guarantor's Property, such Property shall have been transferred as an entirety or substantially as an entirety to one Person; (iv) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Debt which becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (v) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Debt which becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), the Guarantor or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clauses (i) or (ii) of paragraph (a) of Section 4.09; and (vi) in connection with any consolidation, merger, transfer or other transaction contemplated by this provision, the Guarantor shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or other transaction and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with; provided, however, the provisions of clauses (iv) and (v) shall not apply to a reorganization of the Guarantor, effected for the purpose of converting the Guarantor to a spolka akcyjna (a joint stock company) in which the holders of the Guarantor's Capital Stock before and after such reorganization remain unchanged.

          (b) A Surviving Person (other than the Guarantor) satisfying the requirements of clause (a) above will succeed to, and be substituted for, and may exercise every right and power of the Guarantor under this Indenture, and the predecessor Guarantor (except in the case of a lease) will be released from the obligation to pay the principal of, and premium, if any, and interest on, the Notes.

          (c) Nothing in this Section 5.01 shall prevent any Restricted Subsidiary from consolidating with, merging into or transferring all or part of its properties and assets to the Guarantor or any other Restricted Subsidiary.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

     SECTION 6.01 Events of Default. Subject to the immediately following paragraph, an "Event of Default" occurs if:

          (i) the Issuer and the Guarantor fail to make any payment of interest (including Special Interest, if any) and Additional Amounts, if any, on any Note when the same shall become due and payable, whether or not such payments shall be prohibited as described under Section 10.03, and such failure continues for a period of 30 days;

          (ii) the Issuer and the Guarantor (A) fail to make the payment of the principal or premium, if any, on any Note when the same becomes due and payable at its Stated Maturity, upon declaration, redemption, acceleration, required purchase or otherwise, whether or not such payments shall be prohibited as described under Article 10 or (B) fail to redeem or purchase the Notes when required pursuant to this Indenture or the Notes, whether or not such redemption or purchase shall be prohibited as described under
     Article 10;

          (iii) the Issuer and the Guarantor fail to make or consummate a Change of Control Offer described in Section 4.14 or to comply with the provisions described in Section 4.10;

          (iv) the Issuer or the Guarantor fails to comply with any of their respective covenants in the Notes or this Indenture (other than those specified in clauses (i), (ii) and (iii)) above and such failure continues for a period of 60 days after the notice specified below;

          (v) Debt for borrowed money of the Guarantor or any Restricted Subsidiary is not paid within any applicable grace period after final maturity in effect from time to time or is accelerated by the holders thereof and the total amount of such Debt unpaid or accelerated exceeds $15.0 million or its equivalent at the time;

          (vi) any judgment or decree aggregating in an uninsured amount in excess of $15.0 million or its equivalent at the time is rendered against the Guarantor or any Restricted Subsidiary and there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and such default continues for ten days after the notice specified below;

          (vii) the Issuer, the Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary insolvency proceeding, (B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding, (C) consents to the appointment of a Custodian or official receiver of it or for any substantial part of its property, or (D) makes a general assignment for the benefit of its creditors; or takes any equivalent action under any foreign laws relating to insolvency or laws having a similar effect for creditors; provided, however, that the dissolution of a Restricted Subsidiary and the assumption by the Guarantor of all its obligations, including (in the case of the Issuer) the obligations on the Notes, together with the transfer of all the assets of such Restricted Subsidiary to the Guarantor or (other than in the case of the Issuer) another Restricted Subsidiary, shall not constitute an Event of Default under this subsection (vii);

          (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Issuer, the Guarantor or any Significant Subsidiary in an involuntary insolvency proceeding; (B) appoints a Custodian or official receiver of the Issuer, the Guarantor or any Significant Subsidiary or for any substantial part of its property; or (C) orders the involuntary winding up or liquidation of the Issuer, the Guarantor or any Significant Subsidiary; or any equivalent relief is granted under any foreign laws relating to insolvency and the order or decree remains unstayed and in effect for 90 days;

          (ix) any of the Telecommunications Licenses of the Guarantor is revoked, terminated or suspended or otherwise ceases to be effective, resulting in the cessation or suspension of operations for a period of more than 180 days of the cellular communication business of the Guarantor; or

          (x) the Parent Guarantee for any reason shall not be or shall cease to be, or shall for any reason be asserted in writing by any Guarantor or the Issuer not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and the Parent Guarantee.

     A Default under clause (iv) or (vi) above will not be an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding notify the Guarantor of the Default and the Guarantor does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Guarantor will deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which, with the giving of notice and the lapse of time, would become an Event of Default under clause (iv), (v) or (vi) above, its status and what action the Guarantor is taking or proposes to take with respect thereto.

     SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in clause (vii) or (viii) of Section 6.01) occurs and is continuing, the Trustee, by notice to the Guarantor, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Guarantor and the Trustee, may declare the principal of premium if any, and accrued interest on all Notes to be due and payable. Upon such a declaration, such principal premium and interest will be due and payable immediately; provided, however, that so long as any Bank Debt or any commitment therefor is outstanding, any such notice or declaration shall not become effective until ten Business Days after such notice is delivered to the Representative of the Bank Debt; and provided further that if such Event of Default is no longer continuing at the end of such ten Business Day period, such notice or declaration shall be deemed rescinded and of no further force or effect. If an Event of Default specified in clause (vii) or (viii) of Section 6.01 occurs, the principal amount of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee


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

may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission will affect any subsequent Default or impair any right consequent thereto. The Guarantor shall notify the Trustee of the name, address, facsimile number and telephone number of the Representative promptly upon the request of the Trustee and of any successor thereto or change thereof.

     SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All available remedies are cumulative to the extent permitted by law.

     SECTION 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of, premium, if any or interest on a Note or (ii) a Default in respect of a provision that cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver will extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, other than under Article 10, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     SECTION 6.06 Limitation on Suits. A Holder of Notes may not pursue any remedy with respect to this Indenture or the Notes unless:

          (i) such Holder gives to the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 50% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;


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

          (iv) the Trustee does not comply with the request within 179 days after receipt of the request and the offer of such security or indemnity;

          (v) the Holders of a majority in principal amount of the Notes do not give the Trustee a written direction inconsistent with the request during such 179-day period; and

          (vi) in any event, such Holder shall request that any judgment be paid to the Trustee as agent for such Holder.

     A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over another Holder.

     SECTION 6.07 Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08 Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Guarantor for the whole amount or principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

     SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer or the Guarantor, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the trustee under Section 7.07.

     SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

     FIRST:    to the Trustee for amounts due under Section 7.07;

     SECOND:   to the holders of Senior Debt to the extent required pursuant to
               Article 10;

     THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and


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

     FOURTH:   to the Guarantor.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Guarantor shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes.

     SECTION 6.12 Reservation of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 6.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.14 Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                    ARTICLE 7
                                     TRUSTEE

     SECTION 7.01 Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default of which a Trust Officer of the Trustee has actual knowledge: (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or the Guarantor.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

     SECTION 7.02 Rights of Trustee.

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel, such opinion to be prepared at the


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

     Issuer's or the Guarantor's expense. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of its counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes, this Indenture and the specific Default or Event of Default.

          (h) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer or any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture or an Issuer Order, and to examine the same to determine substantial compliance as to form with the express requirements.

          (i) The Trustee is hereby authorized, in making or disposing of any investment permitted by the Indenture, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of the Trustee or for any third person or dealing as principal for its own account.

          (j) The Trustee is hereby authorized to enter into, without notice to or the consent of any Holder, subordination agreements substantially in the form set forth at Schedule II hereto with any Permitted Holder. The Trustee is hereby authorized to enter into, without notice to or the consent of any Holder, an amendment to any such subordination agreement if the Guarantor provides the Trustee with an Opinion of


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

     Counsel to the effect that such amendment does not adversely affect the rights of any Holder.


     SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Guarantor or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Co-Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's or the Guarantor's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than the Trustee's certificate of authentication.

     SECTION 7.05 Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

     SECTION 7.06 Reports by Trustee to Holders. Within 60 days after May 15 of each year commencing with the first May 15 after the Issue Date, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA ss. 313(c), a brief report dated as of such May 15, if required by TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

     A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange (if any) on which the Notes are listed. The Guarantor agrees to notify the Trustee whenever the Notes become listed on any securities exchange and of any delisting thereof.

     SECTION 7.07 Compensation and Indemnity. The Guarantor shall pay to the Trustee from time to time such compensation for its services as the Guarantor and the Trustee shall agree. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Guarantor shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel. The Guarantor shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Guarantor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Guarantor shall not relieve the Guarantor of its obligations hereunder. The Guarantor shall defend the claim and the Trustee shall cooperate in such defense. The Trustee may have separate counsel and the Guarantor shall pay the fees and expenses of such counsel. The Guarantor need not pay for any settlement made without its consent. The Guarantor need not


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

reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

     To secure the Guarantor's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on Notes under Article 8 or otherwise.

     The Guarantor's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(vii) or (viii) with respect to the Issuer, the Guarantor, or any Significant Subsidiary, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

     SECTION 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section
7.08. The Trustee may resign at any time by so notifying the Guarantor. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee, the Issuer and the Guarantor. The Issuer or the Guarantor shall remove the Trustee if:

     (1)  the Trustee fails to comply with Section 7.10;

     (2)  the Trustee is adjudged bankrupt or insolvent;

     (3) a receiver or other public officer takes charge of the Trustee or its property; or

     (4)  the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer or the Guarantor shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in the principal amount of the Notes may appoint a successor Trustee to replace the Trustee appointed by the Issuer or the Guarantor.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer and the Guarantor. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, the Guarantor or the Holders of at least 25% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.


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     Notwithstanding the replacement of the Trustee pursuant to this Section, the Guarantor's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10 Eligibility: Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Notes or Person directly controlling, controlled by, or under common control with such obligor shall serve as Trustee upon the Notes. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other notes of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

     SECTION 7.11 Preferential Collection of Claims Against Guarantor. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                    ARTICLE 8
                       DISCHARGE OF INDENTURE; DEFEASANCE

     SECTION 8.01 Discharge of Liability on Notes; Defeasance.

          (a) When (i) the Issuer delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or
     (ii) all outstanding Notes have become due and payable and the Issuer or the Guarantor has irrevocably deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon (other than Notes replaced pursuant to Section 2.07), and in either case the Issuer or the Guarantor has paid all other sums payable hereunder, then this Indenture shall, subject to Sections 8.01(c), and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge have occurred, at the cost and expense of the Issuer or the Guarantor, as the case may be.

          (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Issuer at any time may terminate (i) all its obligations under the Notes and this Indenture and the obligations of the Guarantor under the Parent Guarantee ("legal defeasance option") or (ii) the respective obligations of the Issuer and the Guarantor under Sections 4.02 through 4.22 and 5.01 (other than the covenant to comply with TIA ss. 314(a)(4) to the extent the obligations thereunder cannot be terminated) and the related operation of Section 6.01(iii), (iv), (v), (vi) and (ix) (other than any remaining obligations under TIA ss.314(a)(4) and with respect to Section 6.01(iv) only with respect to the Issuer's and the Guarantor's obligations under Sections 4.02 through 4.22) (other than the covenant to comply with TIA ss. 314(a)(4) to the extent the obligations thereunder cannot be terminated) ("covenant defeasance option"). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Issuer exercises its legal defeasance option, payment of the defeased Notes may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(iii), (iv), (v), (vi) or (ix) (other than any Event of Default occurring because of any remaining obligations under TIA ss. 314 (a)(4) or as a result of the violation of any covenant referred to in Section 6.01(iv) that is not subject to the covenant defeasance option).

          Upon satisfaction of the conditions set forth herein and upon request of the Issuer or the Guarantor, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer and the Guarantor terminate.

          (c) Notwithstanding clauses (a) and (b) above, the Issuers and the Guarantor's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes have been paid in full. Thereafter, the Guarantor's obligations in Sections 7.07, 8.04 and
     8.05 shall survive.

     SECTION 8.02 Conditions to Defeasance. The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

          (a) the Issuer or the Guarantor irrevocably deposits in trust with the Trustee cash in Euros or European Government Securities for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

          (b) the Issuer or the Guarantor delivers to the Trustee a certificate from a nationally or internationally recognized firm of independent certified public accountants expressing such firm's opinion that the payments of principal and interest when due and without reinvestment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

          (c) 184 days pass after the deposit is made and during the 184-day period no Default specified in Section 6.01(vii) or (viii) with respect to the Guarantor occurs which is continuing at the end of the period;

          (d) the deposit does not constitute a default under any other agreement binding on the Guarantor and is not prohibited by Article 10;

          (e) the Issuer or the Guarantor delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940;

          (f) in the case of the legal defeasance option, the Issuer or the Guarantor shall have delivered to the Trustee (i) an Opinion of Counsel stating that either (A) the Issuer or the Guarantor has received from the U.S. Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred and (ii) an Opinion of Counsel in each of Luxembourg, The Netherlands, France, Germany and the United Kingdom to the effect that the Holders of the Notes will not recognize income, gain or loss for Luxembourg, Dutch, French, German or United Kingdom tax purposes as a result of such covenant defeasance and will be subject to Luxembourg, Dutch, French and German and United Kingdom tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (g) in the case of the covenant defeasance option, the Issuer or the Guarantor shall have delivered to the Trustee (i) an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred and (ii) an Opinion of Counsel in each of Luxembourg, The Netherlands, France, Germany and the United Kingdom to the effect that the Holders of the Notes will not recognize income, gain or loss for Luxembourg, French, Dutch, German or United Kingdom tax purposes as a result of such covenant defeasance and will be subject to Luxembourg, French, Dutch, German and United Kingdom tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (h) the Issuer or the Guarantor shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

          Before or after a deposit, the Guarantor may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

     SECTION 8.03 Application of Trust Money. The Trustee shall hold in trust cash or European Government Securities deposited with it pursuant to this
Article 8. It shall apply the deposited cash or European Government Securities through the Paying Agent


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

and in accordance with this Indenture to the payment of principal of and interest on the Notes.

     SECTION 8.04 Repayment to Guarantor. Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Order any cash or European Government Securities held by it as provided in Section 8.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article Eight.

     SECTION 8.05 Indemnity for Government Securities. The Issuer or the Guarantor shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited European Government Securities or the principal and interest received on such European Government Securities.

     SECTION 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply cash or European Government Securities in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and the Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any such Paying Agent is permitted to apply all such cash or European Government Securities in accordance with this Article 8.


                                    ARTICLE 9
                                   AMENDMENTS

     SECTION 9.01 Without Consent of Holders. The Issuer, the Guarantor and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

     (1)  to cure any ambiguity, omission, defect or inconsistency;

     (2)  to comply with Article 5;

     (3) to provide for the assumption in compliance with this Indenture by a Successor Issuer of the obligations of the Issuer, or a Successor Guarantor of the obligations of the Guarantor, under this Indenture;

     (4)  to add Guarantees with respect to the Notes or to secure the Notes;

     (5) to add to the covenants of the Issuer or the Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or the Guarantor;

     (6) to comply with any requirement of the SEC in connection with qualifying this Indenture under the TIA;

     (7) to make any change that does not adversely affect the rights of any Holder; or


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

     (8) to make any change to the provisions described under Article 10 that would limit or terminate the benefits available to any holder of Senior Debt under such provisions.

     An amendment under this Section 9.01 may not make any change that adversely affects the rights under Article 10 of any holder of Senior Debt then outstanding unless the holders of such Senior Debt or any group or representative thereof authorized to give a consent that would be binding on all the holders of such Senior Debt consent to such change.

     After an amendment under this Section 9.01 becomes effective, the Guarantor shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

     SECTION 9.02 With Consent of Holders. The Issuer, the Guarantor and the Trustee may amend or supplement this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and any existing default or compliance with any provisions may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note, an amendment may not:

     (1)  reduce the amount of Notes whose Holders must consent to an amendment;

     (2) reduce the rate of or extend the time for payment of interest on any Note;

     (3)  reduce the principal of or extend the Stated Maturity of any Note;

     (4) reduce the premium payable upon the redemption of any Note or change the time or times at which any Note may or shall be redeemed in accordance with Article 3;

     (5)  make any Note payable in money other than that stated in the Note;

     (6) impair the right of any Holder of Notes to institute suit for the enforcement of any payment on or with respect to any Notes;

     (7) release any security that may have been granted in respect of the Notes; or

     (8) make any change to the provisions described under Article 10 that adversely affects the rights of any Holder of Notes under such provisions.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.


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

     An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article 10 of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent that would be binding on all the holders of such Senior Debt) consent to such change.

     After an amendment under this Section 9.02 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

     SECTION 9.03 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that, following consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, complies with the TIA as then in effect.

     SECTION 9.04 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder.

     The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

     SECTION 9.05 Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Issuer or Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

     SECTION 9.06 Trustee Protected. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such (i) amendment is authorized or permitted by this Indenture, including without limitation a statement in such Officer's Certificate and Opinion of Counsel that such amendment does not adversely affect the rights of any Holder of Notes, and that all conditions precedent to the


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

execution, delivery and performance of such amendment have been satisfied; (ii) the Issuer and the Guarantor have all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action; (iii) the execution, delivery and performance of the amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (a) this Indenture, (b) the Memorandum or Articles of Incorporation or By-Laws of the Issuer or the Guarantor, (c) any law or regulation applicable to the Issuer or the Guarantor,
(d) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Issuer or the Guarantor or (e) any material agreement or instrument to which the Issuer or the Guarantor is subject; (iv) such amendment has been duly and validly executed and delivered by the Issuer and the Guarantor, and this Indenture together with such amendment constitutes a valid and binding obligation of the Issuer and the Guarantor enforceable against the Issuer and the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and (v) this Indenture together with such amendment complies with the TIA.

     SECTION 9.07 Payment for Consent. None of the Issuer, the Guarantor nor any Affiliate of the Issuer or the Guarantor shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10
                                  SUBORDINATION

     SECTION 10.01 Agreement To Subordinate. Each of the Issuer and the Guarantor agrees, and each Holder by accepting a Note and the related Parent Guarantee agrees, that (i) the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt, (ii) the Parent Guarantee is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of the Bank Debt and other Senior Debt of the Guarantor and (iii) the subordination is for the benefit of and enforceable by the holders, with respect to (i) above, of the Senior Debt and with respect to (ii) above, of the Bank Debt and other Senior Debt of the Guarantor. For all purposes of this Indenture, Senior Debt shall not be considered to have been paid in full until the termination or expiration of all commitments to lend or otherwise provide financing with respect to Senior Debt and the payment in full in cash of all Senior Debt in accordance with its terms. References in this Article 10 to payment of interest on the Notes shall include payment of Special Interest, and references to payment of other amounts on the Notes shall include Additional Amounts. All provisions of this Article 10 shall be subject to Section 10.12.

     SECTION 10.02 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution to creditors of the Issuer or the Guarantor upon a total or partial liquidation, dissolution or winding up of the Issuer (other than a voluntary merger of the Issuer into the Guarantor solely for the purpose of permitting the Guarantor to assume all obligations in respect of the Notes as if it were the direct obligor with respect thereto and in which all the assets of the Issuer are transferred to the Guarantor and no material payment or


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

distribution is made to creditors) or the Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or the Guarantor or their respective Property, or in an assignment for the benefit of creditors or any marshaling of the Issuer's or the Guarantor's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of the Senior Debt before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character, whether in cash, Property or securities (including any payment or distribution that may be payable or deliverable by reason of the payment of any other Debt of the Issuer or the Guarantor that is subordinated to the payment of the Notes), of principal of, or premium, if any, or interest on, or other amounts payable under or in respect of the Notes or the Parent Guarantee, including on account of any purchase or other acquisition of Notes by the Issuer or the Guarantor. In addition, until the Senior Debt is paid in full, any payment or distribution pursuant to this Section 10.02 to which Holders of the Notes would be entitled either directly or pursuant to the Parent Guarantee but for the subordination provisions of this Indenture will be made directly to holders of the Senior Debt or their Representatives. In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note receives any payment or distribution before all the Senior Debt is paid in full, then such payment or distribution will be required to be held in trust by the Trustee (to the extent a Trust Officer of the Trustee has actual knowledge that such payment or distribution is prohibited) or such Holder for the benefit of, and paid over or delivered forthwith to, the holders of the Senior Debt or their Representatives for application to (in the case of cash), or as collateral for (in the case of non-cash property or securities), the payment or prepayment of all Senior Debt until all Senior Debt shall have been paid in full.

     SECTION 10.03 Default on Designated Senior Debt. Neither the Issuer nor the Guarantor may make any payment or distribution in respect of principal of, or premium, if any, or interest on, or other amounts payable under or in respect of the Notes or the Parent Guarantee or make any deposit with respect to legal or covenant defeasance, and neither may repurchase, redeem or otherwise retire the Notes pursuant to a Change of Control or otherwise (collectively, pay the Notes), if (a) any principal, interest, premium or other amounts payable in respect of any Designated Senior Debt is not paid when due or (b) any other default under any Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms, unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Designated Senior Debt has been paid in full; provided, however, that the Issuer or the Guarantor may pay the Notes without regard to the foregoing if the Issuer or the Guarantor and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Debt. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Debt, including any event that, with notice or lapse of time, or both, would become an event of default, neither the Issuer nor the Guarantor may pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Issuer or the Guarantor of written notice of such default from the Representative of the Bank Debt specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter (unless earlier terminated (i) by written notice to the Trustee and the Issuer or the Guarantor from the Representative of the Bank Debt, (ii) because no defaults under any Designated Senior Debt are continuing or (iii) because all Designated Senior Debt has been repaid in full) and at which time such Payment Blockage Notice shall no longer be deemed to exist. Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of any Designated Senior Debt or the Representative of such holders have


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

accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, the Issuer or the Guarantor may (unless otherwise prohibited as described in the first sentence of this Section 10.03 or in Section 10.02) resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period.

     If notwithstanding the provisions of the preceding paragraph, any direct or indirect payment or distribution on account of principal of, or premium, if any, or interest on or other amounts payable under or in respect of the Notes or the Parent Guarantee or any acquisition, repurchase, redemption, retirement or defeasance of any of the Notes shall be made at a time when such payment or distribution is prohibited by such provisions, such payment or distribution shall be held in trust by the Trustee and each Holder of a Note, as the case may be, for the benefit of, and paid over or delivered forthwith to, the holders of Senior Debt or their Representatives for application to (in the case of cash), or as collateral for (in the case of non-cash property or securities), the payment or prepayment of all Senior Debt until all Senior Debt shall have been paid in full.

     SECTION 10.04 Acceleration of Payment of Notes. If payment of the Notes is declared to be accelerated because of an Event of Default, the Issuer, the Guarantor or the Trustee shall promptly notify the holders of the Senior Debt (or their Representatives) of the declaration. If any Bank Debt is outstanding, neither the Issuer nor the Guarantor may pay the Notes until ten Business days after the Representative of the Bank Debt receives notice of such acceleration and, thereafter, may pay the Notes only if such declaration remains effective under Section 6.02 and this Article 10 otherwise permits payments at that time.

     SECTION 10.05 Subrogation. After all Senior Debt is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of the holders of Senior Debt to receive distributions applicable to Senior Debt. A distribution made under Article 10 to holders of Senior Debt which otherwise would have been made to Holders is not, as between the Issuer and Holders, a payment by the Issuer on Senior Debt or, as between the Guarantor and Holders, a payment by the Guarantor on Senior Debt.

     SECTION 10.06 Relative Rights. This Article 10 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

     (1) impair, as between the Issuer or the Guarantor, as the case may be, and the Holders, the obligation of the Issuer or the Guarantor, as the case may be, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

     (2) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Holders.


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

     SECTION 10.07 Subordination May Not Be Impaired by Issuer or Guarantor. No right of any holder of Senior Debt to enforce the subordination of the Notes or the Parent Guarantee shall be impaired by any act or failure to act by the Issuer or the Guarantor or by the failure by either of them to comply with this Indenture.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument, evidencing the same or any agreement under which Senior Debt is outstanding; (ii) exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Issuer, the Guarantor and any other Person.

     The provisions of this Article 10 shall continue to be effective, or be reinstated, if at any time any payment in respect of any Senior Debt is rescinded or must otherwise be restored or returned by the holders of such Senior Debt in any bankruptcy proceeding or otherwise, all as though such payment had not been made.

     SECTION 10.08 Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 10. The Issuer, the Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt may give the notice. Notwithstanding the foregoing, nothing in this Section 10.08 shall relieve the Holders of the Notes from their obligations under this Article 10.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

     SECTION 10.09 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representatives (if any).

     SECTION 10.10 Subordination Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes in accordance with the terms of Section 6.02; provided that, upon such acceleration, the payment of principal of, or premium, if any, or


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

interest on or other amounts payable under or in respect of the Notes or the Parent Guarantee or any acquisition, repurchase, redemption, retirement, defeasance of any of the Notes shall be subordinated to the payment in full of Senior Debt in accordance with the terms of this Article 10.

     SECTION 10.11 Trust Moneys Not Subordinated. Notwithstanding anything contained in this Article 10 to the contrary, so long as at the time of any deposit pursuant to Article 8, no default with respect to any Senior Debt, including any event that, with notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing or shall be caused by such deposit, payments from cash or the proceeds of European Government Securities held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this
Article 10, and none of the Holders shall be obligated to pay over any such amount to the Issuer or the Guarantor or any holder of Senior Debt or any other creditor of the Issuer or the Guarantor unless and until the Issuer's and the Guarantor's obligations under this Indenture and the Notes are reinstated pursuant to Section 8.06.

     SECTION 10.12 Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending or (ii) upon the Representatives for the holders of Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Debt of the Issuer or the Guarantor, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. Without limiting the generality of the foregoing, the Trustee and the Holders shall, unless otherwise ordered by a court of competent jurisdiction, allocate such payments or distributions ratably to the holders of Senior Debt in accordance with the U.S. Dollar Equivalent amount of their claims, determined as of the date on which the Trustee or the Holders received the amount being paid or distributed. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

     SECTION 10.13 Trustee To Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes. In the event that the Trustee or the Holders of any Notes fail to present a claim in respect of the Notes in any proceeding referred to in Section 6.09 on or before the 30th day prior to the expiration of any period for doing so, the Representative of the Bank Debt may present such claim in the name of and on behalf of the


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

Trustee and such Holders, as the case may be, and the Trustee agrees to cooperate in all respects with such action.

     SECTION 10.14 Trustee Not Fiduciary for Holders of Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders, the Issuer or the Guarantor or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10 or otherwise, except if such payment or distribution is made as a result of the gross negligence or willful misconduct of the Trustee.

     SECTION 10.15 Reliance by Holders of Senior Debt on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

     SECTION 10.16 Payment Permitted If No Default. Nothing contained in this
Article 10 or elsewhere in this Indenture or in any of the Notes shall prevent the Guarantor, at any time except during the pendency of any proceeding specified in Section 10.02 or under the circumstances described in Section 10.03, from making payments on the Notes.


                                   ARTICLE 11
                                    GUARANTEE

     SECTION 11.01 Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees (on an unsecured senior subordinated basis) to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Notes (including obligations to the Trustee and the obligations to pay Special Interest, if any, and Additional Amounts, if any) and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor and that the Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

     The Guarantor waives presentation to, demand of, payment from and protest to the Issuer or the Guarantor of any of the Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Notes or the Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or the Guarantor or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission,


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

waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any note held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the Guarantor or the Issuer.

     The Guarantor agrees that the Parent Guarantee constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any note held for payment of the Obligations.

     The Parent Guarantee is, to the extent and in the manner set forth in
Article 10, subordinated and subject in right of payment to the prior payment in full of the principal of, premium, if any, and interest on and other amounts payable under or in respect of all Senior Debt of the Guarantor and the Parent Guarantee is made subject to such provisions of this Indenture.

     The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability for the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

     The Guarantor agrees that the Parent Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or the Guarantor or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Issuer to the Holders and the Trustee.

     The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of the Parent

Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of and subject to this Section.

     The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

     SECTION 11.02 Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding the maximum, aggregate amount of the Obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

     SECTION 11.03 Successors and Assigns. This Article 11 shall be binding upon the Guarantor and each of its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Indenture.

     SECTION 11.04 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

     SECTION 11.05 Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification, amendment or waiver shall adversely affect the rights or interests under this Indenture of the holders of Senior Debt without their prior written consent. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.


                                   ARTICLE 12
                             [Intentionally Omitted]


                                   ARTICLE 13
                                HOLDERS' MEETINGS

     SECTION 13.01 Purposes of Meetings. A meeting of the Holders may be called at any time from time to time pursuant to this Article 13 for any of the following purposes:

     (1) to give any notice to the Issuer or the Guarantor or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article 9;

     (2)  to remove the Trustee and appoint a successor trustee pursuant to
          Article 7; or

     (3) to consent to the execution of an indenture supplemental hereto pursuant to Section 9.02.

     SECTION 13.02 Place of Meetings. Meetings of Holders may be held at such place or places as the Trustee or, in case of its failure to act, the Issuer, the Guarantor or the Holders calling the meeting, shall from time to time determine.

     SECTION 13.03 Call and Notice of Meetings.

          (a) The Trustee may at any time (upon not less than 21 days' notice) call a meeting of Holders to be held at such time and at such place in The City of New York, New York or in such other city as determined by the Trustee pursuant to Section 13.02. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to each Holder and published in the manner contemplated by Section 14.02.

          (b) In case at any time the Guarantor, pursuant to a Board Resolution of the Management Board, or the Holders of at least 10% in aggregate principal amount at maturity of the Notes then outstanding, shall have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first giving of the notice of such meeting within 20 days after receipt of such request, then the Guarantor or the Holders of Notes in the amount above specified may determine the time (not less than 21 days after notice is given) and the place in The City of New York, New York or in such other city as determined by the Guarantor or the Holders pursuant to Section 13.02 for such meeting and may call such meeting to take any action authorized in Section 13.01 by giving notice thereof as provided in Section 13.03(a).

     SECTION 13.04 Voting at Meetings. To be entitled to vote at any meeting of Holders, a Person shall be (i) a Holder or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Person so entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Guarantor and its counsel.

     SECTION 13.05 Voting Rights, Conduct and Adjournment.

          (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 2.03 and the appointment of any proxy shall be proved in such manner as is deemed appropriate by the Trustee or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker or trust company customarily authorized to certify to the holding of a note such as a Global Note.

          (b) At any meeting of Holders, the presence of Persons holding or representing Notes in an aggregate principal amount at maturity sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Subject to any required aggregate principal amount at maturity of Notes required for the taking of any action pursuant to Article 9, in no event shall less than a majority of the votes given by Persons holding or representing Notes at any meeting of Holders be sufficient to approve an action. Any meeting of Holders duly called pursuant to Section
     13.03 may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority of the Notes represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice. No action at a meeting of Holders shall be effective unless approved by Persons holding or representing Notes in the aggregate principal amount at maturity required by the provision of this Indenture pursuant to which such action is being taken.

          (c) At any meeting of Holders, each Holder or proxy shall be entitled to one vote for each Euro 1,000 aggregate principal amount at maturity of outstanding Notes held or represented.

     SECTION 13.06 Revocation of Consent by Holders. At any time prior to (but not after) the evidencing to the Trustee of the taking of any action at a meeting of Holders by the Holders of the percentage in aggregate principal amount at maturity of the Notes specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal corporate trust office and upon proof of holding as provided herein, revoke such consent so far as concerns such Note. Except as aforesaid, any such consent given by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Note issued in exchange therefor, in lieu thereof or upon transfer thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the Holders of the percentage in aggregate principal amount at maturity of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Guarantor, the Trustee and the Holders of all the Notes.


                                   ARTICLE 14
                                  MISCELLANEOUS

     SECTION 14.01 Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, ss.ss. 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

     SECTION 14.02 Notices. Any notice or communication shall be in English, in writing and delivered in person or mailed by first class mail addressed as follows:

                       if to the Issuer or the Guarantor:

                                   in care of

                       Polska Telefonia Cyfrowa Sp. z o.o.
                              Al. Jerozolimskie 181
                              02-222 Warsaw, Poland
                            Telephone: 48-22-699-6250
                            Facsimile: 48-22-699-6239
                           Attention: Treasury Manager

                               if to the Trustee:

                       State Street Bank and Trust Company
                                225 Asylum Street
                                    Hartford
                                Connecticut 06103

                            Telephone: (860) 244-1808
                            Facsimile: (860) 244-1889
                    Attention: Corporate Trust Administration

     The Issuer, the Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     All communications delivered to the Trustee shall be deemed effective when received.

     SECTION 14.03 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA 312(c).

     SECTION 14.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or the Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Issuer or the Guarantor, as the case may be, shall furnish to the Trustee:

     (1) an Officer's Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 14.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 14.06 Rules by Trustee. Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 14.07 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in Boston, Massachusetts, Hartford, Connecticut, Amsterdam, The Netherlands, Warsaw, Poland, Luxembourg or The City of New York, New York. If an Interest Payment Date or other payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Record Date is a Legal Holiday, the Record Date shall not be affected.

     SECTION 14.08 Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 14.09 Jurisdiction. The Issuer and the Guarantor agree that any suit, action or proceeding against the Issuer or the Guarantor brought by any Holder or the Trustee arising out of or based upon this Indenture, the Notes or the Parent Guarantee may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer and the Guarantor irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Notes or the Parent Guarantee, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Guarantor agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Guarantor, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or the Guarantor, as the case may be, is subject by a suit upon such judgment; provided that service of process is effected upon the Issuer or the Guarantor, as the case may be, in the manner provided by this Indenture. Each of the Issuer and the Guarantor has appointed CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, New York, New York, 10011, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture, the Notes or the Parent Guarantee or the transactions contemplated herein which may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Issuer and the Guarantor hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer and the Guarantor agree to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Guarantor. Notwithstanding the foregoing, any action involving the Issuer or the Guarantor arising out of or based upon this Indenture, the Notes or the Parent Guarantee may be instituted by any Holder or the Trustee in any court of competent jurisdiction in Luxembourg or Poland, as the case may be.

     SECTION 14.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuer or the Guarantor shall not have any liability for any obligations of the Issuer or the Guarantor under the Notes, this Indenture or the Parent Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

     SECTION 14.11 Successors. All agreements of the Issuer or the Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 14.12 Multiple Originals; Language. (a) The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          (b) This Indenture may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. Counterparts of this Indenture may be executed in both the English and the Polish languages.

          (c) This Indenture has been negotiated and executed in the English language. This Indenture has also been translated into the Polish language. However, in the event of any inconsistency between the English language version and the Polish language version, the English language version shall control and be conclusive as to the meaning of any terms and provisions hereof.

     SECTION 14.13 Table of Contents, Cross-Reference Sheet and Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     SECTION 14.14 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 14.15 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are sometimes referred to in this Section 14.15 as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Issuer and the Guarantor, if made in the manner provided in this Section 14.15.

          (b) The fact and the date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or by a signature guarantee by a member of a signature guarantee program acceptable to the Trustee. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate, affidavit or signature guarantee shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note, and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

          (d) If the Issuer or the Guarantor shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer or the Guarantor may, at its option, by or pursuant to a Board Resolution of the Management Board, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but neither the Issuer nor the Guarantor shall have any obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite aggregate principal amount at maturity of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose, the number of Notes outstanding shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                        PTC INTERNATIONAL FINANCE II S.A.,
                                        as Issuer

                                        By: /s/
                                            ------------------------------------
                                        Name:
                                        Title:   Authorized Signatory

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:



                                        POLSKA TELEFONIA CYFROWA SP. Z O.O.,

                                        By: /s/ Wilhelm Stuckemann
                                            ------------------------------------
                                        Name: Wilhelm Stuckemann
                                        Title: Director of Strategy,
                                               Marketing and Sales

                                        By: /s/ Ryszard Pospieszynski
                                            ------------------------------------
                                        Name: Ryszard Pospieszynski
                                        Title: Director of Administration



                                        STATE STREET BANK AND TRUST COMPANY,
                                        as Trustee,

                                        By: /s/ Elizabeth C. Hammer
                                            ------------------------------------
                                        Name: Elizabeth C. Hammer
                                        Title: Vice President

                                    EXHIBIT A
                         [FORM OF FACE OF INITIAL NOTE]

[If Regulation S Global Note - CUSIP Number L78029AC6/ISIN Number XS0128976692]

[If Restricted Global Note - CUSIP Number 69364SAE3/ISIN Number US69364SAE37]

No.

     [Include if Global Note - UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC")][HSBC BANK PLC (THE "COMMON DEPOSITARY")], TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.][HSBC ISSUER SERVICES COMMON DEPOSITARY NOMINEE (UK) LIMITED] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [DTC][THE COMMON DEPOSITARY] (AND ANY PAYMENT IS MADE TO [CEDE & CO.][HSBC ISSUER SERVICES COMMON DEPOSITARY NOMINEE (UK) LIMITED] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [DTC][THE COMMON DEPOSITARY]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, [CEDE & CO.][HSBC ISSUER SERVICES COMMON DEPOSITARY NOMINEE (UK) LIMITED], HAS AN INTEREST HEREIN.]

     [Include if Global Note - TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF [DTC][THE COMMON DEPOSITARY] OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE ISSUER,
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED

INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (1) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

             10 7/8% SENIOR SUBORDINATED GUARANTEED NOTES DUE 2008

     PTC International Finance II S.A., a societe anonyme (limited liability company) under the laws of Luxembourg, for value received promises to pay to [Cede & Co.] [HSBC Issuer Services Common Depositary Nominee (UK) Limited] or registered assigns the principal sum as indicated on the Security Register (as defined in the Indenture referred to on the reverse hereof) on May 1, 2008.

     From May 8, 2001, or from the most recent interest payment date to which interest has been paid or provided for, cash interest on this Note will accrue at 10 ?% payable semiannually on January 31 and July 31 of each year, beginning on July 31, 2001, to the Person in whose name this Note (or any predecessor
Note) is registered at the close of business on the preceding January 15 or July 15 as the case may be.

     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     PTC International Finance II S.A. has been established as a stock company under the laws of The Grand-Duchy of Luxembourg, by notarial deed dated November 5, 1999 published in the "Memorial, Journal Offical du Grand-Duche de Luxembourg, Recueil Special des Societes et Associations" on December 27, 1999
p.47.954. It is registered with the Register of Commerce and Companies of Luxembourg under number B.72.250. The Articles of Association have not been amended since the date of incorporation of PTC International Finance II S.A. on 5 November 1999.

     The Articles of Association are filed with the Trade and Company Registrar of the District Court of Luxembourg and are available to any interested person who, by requesting in writing, can obtain a full copy thereof.

     PTC International Finance II S.A.'s registered office is at 41, avenue de la Gare, L-1611, Luxembourg.

     On May 8, 2001, PTC International Finance II S.A.'s share capital is Euro 125,000 represented by 125 wholly paid-up shares, with a par value of Euro 1,000 each. PTC International Finance II S.A.'s outstanding amount of long-term notes as of December 31, 2000 was Euro 687,799.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and to the provisions of the Indenture, which provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, PTC International Finance II S.A., has caused this Note to be signed manually or by facsimile by its duly authorized signatory.

Dated: May 8, 2001


PTC INTERNATIONAL FINANCE II S.A.,

By:
    -----------------------------------
Name:
Title:  Authorized Signatory

By:
    -----------------------------------
Name:
Title: Authorized Signatory

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY,
as Trustee, certifies that this is one of the Notes referred to in the
Indenture.
                                                     .
By: /s/ Elizabeth C. Hammer
    -----------------------------------
            Authorized Officer

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]

               10 7/8% Senior Subordinated Guaranteed Notes Due 2008

1.   Interest

     PTC International Finance II S.A., a societe anonyme (limited liability company) under the laws of Luxembourg (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), for value received promises to pay interest on the principal amount of this Note from May 8, 2001, at the rate per annum shown above. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer will pay interest on overdue principal at the interest rate borne by the Notes compounded semiannually, and it shall pay interest on overdue installments of interest at the same rate compounded semiannually to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts and Special Interest as set forth in this Note.

2.   Special Interest

     The Holder of this Note is entitled to the benefits of the Registration Rights Agreement dated May 8, 2001, among the Issuer, Polska Telefonia Cyfrowa Sp. z o.o. (the "Guarantor") and the Initial Purchasers (the "Registration Rights Agreement").

     In the event that (a) the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) is not filed with the U.S. Securities and Exchange Commission (or the Exchange Offer Registration Statement is not submitted to the Securities Board of The Netherlands (the "Securities Board")) on or prior to the 90th calendar day following the date of original issuance of the Notes, (b) the Exchange Offer Registration Statement is not declared effective prior to the 150th day following the date of original issuance of the Notes or (c) the Exchange Offer is not consummated or a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to the Notes is not declared effective (or the Securities Board does not grant a dispensation with respect to such Shelf Registration Statement) on or prior to the 180th day following the date of original issuance of the Notes (each event referred to in clauses (a) through (c) above, a "Registration Default"), interest shall accrue (in addition to the stated interest on the Notes) from and including the next day following such Registration Default. In each case such additional interest (the "Special Interest") shall be payable in cash semiannually in arrears each January 31 and July 31 of each year, commencing on the first such date following any Registration Default, at a rate per annum equal to 0.50% of the principal amount of the Notes (determined daily) with respect to the first 90-day period following such Registration Default. Such amount of Special Interest will increase by an additional 0.50% per annum to a maximum of 1.50% per annum for each subsequent 90-day period until such Registration Default has been cured. Upon the cure of any Registration Default Special Interest with respect to such default shall cease to accrue from the date of the filing, effectiveness or consummation that cured such default, as the case may be, if the Issuer and Guarantor are otherwise in compliance with this paragraph. However, if, after any such Special Interest ceases to accrue, a different Registration Default occurs, Special Interest will again accrue as described.

     In the event that a Shelf Registration Statement is declared effective pursuant to the Registration Rights Agreement, if the Guarantor fails to keep such Shelf Registration Statement continuously effective for the period required by the Registration Rights

Agreement, then from such time as the Shelf Registration Statement is no longer effective until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective, (ii) the date that is the second anniversary of the date (the "Effective Date") such Shelf Registration Statement is declared effective (or, in the case of a Shelf Registration Statement filed at the request of an Initial Purchaser, the first anniversary of the Effective
Date) or (iii) the date as of which all of the Notes are sold pursuant to the Shelf Registration Statement, Special Interest shall accrue at a rate per annum equal to 0.50% of the principal amount of the Notes (determined daily)(to be increased to 1.00% if when and for so long as the Shelf Registration Statement is no longer effective for 45 days or more) and shall be payable in cash semiannually in arrears each January 31 and July 31.

     During any 365-day period, the Issuer and the Guarantor shall have the ability to suspend the availability of a Shelf Registration Statement for up to two periods of up to 45 consecutive days (except for the consecutive 45-day period immediately prior to maturity of the Notes), but no more than an aggregate 60 days during any 365-day period, if any event occurs as a result of which it shall be necessary, in the good faith determination of the Management Board of the Guarantor, to amend the Shelf Registration Statement or amend or supplement any prospectus or prospectus supplement thereunder in order that each such document not include any untrue statement of fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

3.   Additional Amounts

     All payments made by the Issuer, under or with respect to this Note, and by the Guarantor under or with respect to the Parent Guarantee, shall be made free and clear of and without withholding or deduction, for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the government of Luxembourg, The Netherlands or Poland or any political subdivision or taxing authority or agency thereof or therein (hereinafter "Taxes") unless the Issuer or the Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuer or the Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to this Note or the Parent Guarantee, respectively, the Issuer or the Guarantor will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (a) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and Luxembourg, The Netherlands or Poland or any political subdivision or taxing authority or agency thereof or therein (other than the mere receipt of such payment or the ownership or holding outside of Luxembourg, The Netherlands or Poland of such Note); (b) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; or (c) any Taxes payable otherwise than by deduction or withholding from payments of principal of (or premium, if any, on) or interest on such Note; nor will Additional Amounts be paid (i) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period, or (ii) with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note or (iii) where a Holder would have been able to avoid withholding or deduction by presenting such Note to another Paying Agent for payment. The foregoing provisions shall survive any termination or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or the Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

4.   Method of Payment

     The Issuer shall pay interest on this Note (except defaulted interest) to the persons who are registered Holders of this Note at the close of business on the Record Date for the next Interest Payment Date even if this Note is canceled after the Record Date and on or before the Interest Payment Date. Except as otherwise set forth in the Indenture with respect to payment in U.S. Dollars, the Issuer shall pay principal and interest in Euros in immediately available funds that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the Holder.

     The amount of payments in respect of interest on each Interest Payment Date to each Holder shall correspond to the aggregate principal amount of Notes represented by the Regulation S Global Note and the Restricted Global Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of the Regulation S Global Note and the Restricted Global Note to the Paying Agent.

     [If certificated Note - Payment of the principal of, premium, if any, and interest on any certificated Note will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, if so required by applicable law, at the office or agency of the Paying Agent; provided that notwithstanding the foregoing, a Holder of Notes of Euro 1,000,000 or more in aggregate principal amount of the Notes may elect to receive payments of any interest on the Notes (other than at maturity) by electronic transfer of same-day funds to an account maintained by such Holder of Notes if appropriate wire transfer instructions are received by the Paying Agent not less than 15 calendar days prior to such payment. Unless such designation is revoked, and provided such Holder of Notes continues to hold Euro 1,000,000 or more in aggregate principal amount of the Notes, any such designation made by such Holder of Notes with respect to such certificated Notes will remain in effect with respect to any future payments with respect to such Notes payable to such Holder of Notes.]

5.   Paying Agent and Registrar

     Initially, State Street Bank and Trust Company or one of its affiliates will act as Paying Agent and Registrar. The Issuer and the Guarantor may appoint and change any

Paying Agent, Registrar or Co-Registrar without prior notice. The Guarantor or any of its Wholly Owned Subsidiaries incorporated in the United States may act as Paying Agent, Registrar or Co-Registrar.

6.   Indenture

     The Issuer issued the Notes under an indenture dated as of May 8, 2001 ("the Indenture"), among the Issuer, the Guarantor and State Street Bank and Trust Company, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939 as in effect on the date of the Indenture and, to the extent required by any amendment after such date, as so amended (the "U.S. Trust Indenture Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and the U.S. Trust Indenture Act for a statement of those terms.

     The Notes are unsecured senior subordinated obligations of the Issuer and, initially, will be in an aggregate principal amount of Euro 200,000,000 (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the Issuer, the Guarantor and their affiliates, including, without limitation, limitations on the incurrence of indebtedness and issuance of preferred stock, the payment of dividends and other payment restrictions affecting the Guarantor and its subsidiaries, the sale of assets, transactions with and among affiliates of the Guarantor, Change of Control and Liens.

7.   Optional Redemption

     The Notes will not be redeemable at the option of the Issuer prior to May 1, 2005, except as described in paragraph 8 below and in the next paragraph. On and after such date, the Notes will be redeemable at the option of the Issuer, in whole or in part, on not less than 30 days' nor more than 60 days' notice, in amounts of Euro 1,000 or integral multiples thereof at the following redemption prices (expressed as percentages of principal amount at maturity), plus accrued and unpaid interest (if any) to the redemption date, if redeemed during the 12-month period beginning on the dates indicated below (subject to the right of holders of record on the relevant Record Dates to receive interest due):

            Year                                       Redemption Price
         -----------                                   ----------------
         May 1, 2005                                       105.438%
         May 1, 2006                                       102.719%
         May 1, 2007                                       100.000%


     In the event that, prior to May 1, 2005, the Guarantor receives proceeds from the sale of its common stock in one or more Public Equity Offerings, the Issuer may, at its election, use all or a portion of such proceeds, upon receipt of such proceeds or portion thereof from the Guarantor in prepayment of the Intercompany Receivables, to redeem up to a maximum of 35% of the initial aggregate principal amount of the Notes at a Redemption Price equal to 110.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any (including Special Interest, if any), and Additional Amounts, if any, to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that (a) after giving effect to any such redemption, at least 60% of the original principal amount at maturity of the Notes remains outstanding and (b) the Issuer has received an equivalent amount of proceeds as prepayment of Intercompany Receivables. Any such redemption shall be made within 75 days of the closing of a Public Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

8.   Optional Tax Redemption

     This Note may also be redeemed, as a whole but not in part, at the election of the Issuer, upon not less than 30 nor more than 60 days notice delivered to each Holder of Notes in accordance with the procedures set forth in the Indenture, at the Redemption Price equal to 100% of their principal amount, plus interest accrued and unpaid to the redemption date, if any (including Special Interest, if any), if, as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of Luxembourg, The Netherlands or Poland or any political subdivision or taxing authority thereof or therein (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein), or any amendment to or change in any official interpretation or application of such laws or rules or regulations or any execution of or amendment to any treaty affecting taxation to which Luxembourg, The Netherlands or Poland (or any political subdivision or taxing authority thereof or therein; or any other relevant jurisdiction or political subdivision or taxing authority) is a party, which amendment or change or execution is effective on or after the date of the Indenture (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the date on which such successor Person became such pursuant to applicable provisions of the Indenture), either the Issuer with respect to the Notes or the Guarantor with respect to the Parent Guarantee or the Notes has become or will become obligated to pay Additional Amounts (as described above in Paragraph 3), or the Guarantor has become or will become obligated to pay similar Additional Amounts with respect to the Intercompany Receivables, on the next date on which any amount would be payable with respect to the Notes or the Intercompany Receivables, as the case may be, and such obligation cannot be avoided by the use of reasonable measures available to the Issuer or the Guarantor as the case may be; provided, however, that (1) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor, as the case may be, would be obligated to pay such Additional Amounts were a payment in respect of the Notes or the Parent Guarantee then due, and (2) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Immediately prior to the mailing of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred.

9.   Notice of Redemption

     Notice of redemption will be mailed first-class postage prepaid at least 30 days but not more than 60 days before the redemption date to the Holder of this Note to be redeemed at the addresses contained in the Security Register. If this
Note is in a denomination larger than Euro 1,000 of principal amount at maturity it may be redeemed in part but only in integral multiples of Euro 1,000 at maturity. In the event of a redemption of less than all of the Securities, the Notes for redemption will be chosen by the Trustee in accordance with the Indenture. If this Note is redeemed subsequent to a Record Date with respect to any

Interest Payment Date specified above, then any accrued interest will be paid to the Holder of this Note at the close of business on such Record Date. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the applicable Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

10.  Repurchase at the Option of Holders

     If a Change of Control occurs (as defined in the Indenture), the Issuer shall be required to offer to purchase on the Purchase Date all or any part of (equal to Euro 1,000 or an integral multiple thereof) this Note at a purchase price equal to 101% of the principal amount hereof, plus any accrued and unpaid interest hereon, if any, to the Purchase Date, which date shall be no earlier than 30 days nor later than 60 days from the date notice of such offer is mailed, other than as required by law. The Issuer shall purchase all Notes properly and timely tendered in the Change of Control Offer and not withdrawn in accordance with the procedures set forth in such notice. The Change of Control Offer will state, among other things, the procedures that Holders of the Notes must follow to accept the Change of Control Offer. The Guarantor will advance to the Issuer as a prepayment under the Intercompany Receivables an amount of funds sufficient to consummate the Change of Control Offer, and the Issuer's obligation to repurchase the Notes upon a Change of Control will be guaranteed on a subordinated basis by the Guarantor pursuant to the Parent Guarantees.

     Within five Business Days from the date the aggregate amount of Excess Proceeds exceeds $10.0 million (taking into account income earned on such Excess Proceeds, if any), the Guarantor, directly or through the Issuer, shall be required to make an offer to purchase the Notes and, to the extent required by the terms thereof, any other Debt ranking pari passu with the Notes with similar provisions requiring the Guarantor or the Issuer to make an offer to purchase such Debt with the proceeds of an Asset Sale, which offer shall be in the amount of the Excess Proceeds, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any (including Special Interest, if any), to the Purchase Date.

11.  Denominations

     The Notes are in denominations of Euro 1,000 and integral multiples of Euro 1,000 of principal amount at maturity. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

12.  Unclaimed Money

     All moneys paid by the Issuer or the Guarantor to the Trustee or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, any Notes that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable may be repaid to the Issuer or the Guarantor, subject to applicable law, and the Holder of such Note thereafter may look only to the Issuer or the Guarantor for payment thereof.

13.  Discharge and Defeasance

     Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations and the obligations of the Guarantor under the Notes, the Indenture and the Parent Guarantee if the Issuer irrevocably deposits with the Trustee money or European Government Securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.  Amendment, Supplement and Waiver

     Subject to certain exceptions set forth in the Indenture, the Indenture may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the relevant Notes then outstanding and any existing default or compliance with any provisions may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the relevant Notes then outstanding. However, without the consent of each Holder of an outstanding Note, no amendment may, among other things, (i) reduce the amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time or times at which any Note may or shall be redeemed, (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any Holder of Notes to institute suit for the enforcement of any payment on or with respect to any Notes, (vii) release any security that may have been granted in respect of the Notes, or (viii) make any change to the provisions described in Article 10 of the Indenture that adversely affects the rights of any Holder of Notes under such provisions.

     Without the consent of any Holder of the Notes, the Issuer, the Guarantor and the Trustee may, among other things, amend or supplement the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a Successor Issuer of the obligations of the Issuer, or a Successor Company of the obligations of the Guarantor, under the Indenture and this Note, to add Guarantees with respect to the Notes or to secure the Notes, to add to the covenants of the Issuer or the Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or the Guarantor, to make any change that does not adversely affect the rights of any Holder of the Notes, to make any change to the provisions described in Article 10 of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the U.S. Trust Indenture Act. Any amendment pursuant to the preceding paragraph and this paragraph may not make any change that adversely affects the rights under the provisions described in Article 10 of the Indenture of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent that would be binding on all the holders of such Senior Debt) consent to such change.

     The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Guarantor is required to mail to each registered holder of the relevant Notes at his address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

15.  Defaults and Remedies

     The Notes have the Events of Default as set forth in Section 6.01 of the Indenture. If an Event of Default occurs and is continuing, the Trustee, by notice to the Guarantor, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Guarantor and the Trustee, subject to certain limitations, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind any acceleration and its consequence if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of such acceleration. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

16.  Trustee Dealings with the Issuer

     Subject to certain limitations imposed by the U.S. Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Guarantor or any of their or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or Co-registrar may do the same with like rights.

17.  No Recourse Against Others

     A director, officer, employee, or stockholder, as such, of the Issuer or the Guarantor shall not have any liability for any obligations of the Issuer or the Guarantor under the Notes, the Indenture or the Parent Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.  Authentication; Language

     This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

     This Note may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. Counterparts of this Note may be executed in both the English and the Polish languages.

     This Note has been negotiated and executed in the English language. This Note has also been translated into the Polish language. However, in the event of any inconsistency between the English language version and the Polish language version, the English language version shall control and be conclusive as to the meaning of any terms and provisions hereof.

19.  Governing Law

THE NOTES AND THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     The Issuer or the Guarantor will furnish to any Holder of Notes upon written request and without charge to the Holder of Notes a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                        PTC International Finance II S.A.
                 in care of Polska Telefonia Cyfrowa Sp. z o.o.
                              Al. Jerozolimskie 181
                              02-222 Warsaw, Poland
                            Telephone: 48-22-699-6250
                            Facsimile: 48-22-699-6239
                           Attention: Treasury Manager

                                     PARENT
                                    GUARANTEE

     For value received, the Guarantor, as principal obligor and not merely as surety, hereby unconditionally and irrevocably guarantees on an unsecured senior subordinated basis to the Holder of this Note and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on this Note when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under the Indenture (including, without limitation, obligations to the Trustee and the obligations to pay Special Interest, if any, and Additional Amounts, if any) and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under the Indenture and the Notes (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that the Guarantor will remain bound by Article 11 of the Indenture notwithstanding any extension or renewal of any Obligation.

     The obligations of the Guarantor to the Holder of this Note and to the Trustee pursuant to this Guarantee and the Indenture (including, without limitation, the provisions relating to submission to jurisdiction and appointment of CT Corporation System set forth in the Indenture) are expressly set forth in the Indenture to which reference is hereby made for the precise terms of such obligations. This Guarantee shall be governed by, and construed in accordance with, with the laws of the State of New York.

     This Guarantee is dated the date of the Note upon which it is endorsed.

     This Guarantee has been negotiated and executed in the English language. This Guarantee has also been translated into the Polish language. However, in the event of any inconsistency between the English language version and the Polish language version, the English language version shall control and be conclusive as to the meaning of any terms and provisions hereof.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

                                        POLSKA TELEFONIA CYFROWA SP. Z O.O.

                                        By: /s/ Jonathan Eastich
                                            ------------------------------------
                                        Name:  Jonathan Eastich
                                        Title: Director of Finance

                                        By: /s/ Wojciech Pzoski
                                            ------------------------------------
                                        Name:  Wojciech Pzoski
                                        Title: Marketing and Sales

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee's social security or tax I.D. no.)

(Print or type assignee's name, address and postal code)

and irrevocably appoint ______________________________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Your Signature: ________________________________________________________________
                          (Sign exactly as your name appears on the
                                   other side of this Note)

Signature Guarantee: ___________________________________________________________
                          (Participant in a recognized signature guarantee
                                         medallion program)

Date: __________________________________


Certifying Signature: 2

     In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is 40 days after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being transferred in accordance with the transfer restrictions set forth in such Notes and:

CHECK ONE BOX BELOW

(1)  [ ]  to the Issuer; or

(2) [ ] pursuant to and in compliance with Rule 144A under the U.S Securities Act 1933; or

(3) [ ] pursuant to and in compliance with Regulation S under the U.S. Securities Act of 1933; or

(4) [ ] pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933; or

(5) [ ] pursuant to an effective registration statement under the U.S. Securities Act of 1933.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (2) is checked, by executing this form, the Transferor is deemed to have certified that such Notes are being transferred to a person it reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the U.S. Securities Act of 1933 who has received notice that such transfer is being made in reliance on Rule 144A, if box (3) is checked, by executing this form, the Transferor is deemed to have certified that such transfer is made pursuant to an offer and sale that occurred outside the United States in compliance with Regulation S under the U.S. Securities Act, and if box (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933.


________________________________________________
Signature

Signature Guarantee:


________________________________________________
(Participant in a recognized signature guarantee

medallion program)

Certifying Signature: 3


________________________________________________________________________________
                                                 Date

Signature Guarantee:


________________________________________________
(Participant in a recognized signature guarantee

medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Note or a portion thereof repurchased pursuant to Sections 3.08 and 4.12 or 4.14 of the Indenture, check the box: [ ]

     If the purchase is in part, indicate the portion (in denominations of Euro 1,000 or any integral multiple thereof) to be purchased: __________________


Your signature: __________________________________________________

(Sign exactly as your name appears on the other side of this Note)

Date: __________________________________

Certifying Signature: 4 __________________________________________

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

     The following decreases/increases in the principal amount of this Security have been made:

                                                                    Principal amount
Date of                                                             Following such        Notation Made
Decrease/               Decrease in           Increase in           Decrease/             by or on Behalf
Increase                Principal Amount      Principal Amount      Increase              Registrar
---------               ----------------      ----------------      ----------------      ---------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

                                    EXHIBIT B

                         [FORM OF FACE OF EXCHANGE NOTE]

     [Global Notes Legend, if applicable - UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     [Global Notes Legend, if applicable - TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

     [Certificated note legend, if applicable - THIS NOTE IS A CERTIFICATED NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO]

               10 7/8% SENIOR SUBORDINATED GUARANTEED NOTES DUE 2008

     PTC International Finance II S.A., a societe anonyme (limited liability company) under the laws of Luxembourg, for value received promises to pay to Cede & Co. or registered assigns the principal sum as indicated on the Security Register (as defined in the Indenture referred to on the reverse hereof) on May 1, 2008.

     From _________, _________, or from the most recent interest payment date to which interest has been paid or provided for, cash interest on this Note will accrue at 10 7/8% payable semiannually on January 31 and July 31 of each year, beginning on July 31, 2001, to the Person in whose name this Note (or any predecessor Note) is registered at the close of business on the preceding January 15 or July 15 as the case may be.

     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     PTC International Finance II S.A. has been established as a stock company under the laws of The Grand-Duchy of Luxembourg, by notarial deed dated November 5, 1999 published in the "Memorial, Journal Offical du Grand-Duche de Luxembourg, Recueil Special des Societes et Associations" on December 27, 1999
p.47.954. It is registered with the Register of Commerce and Companies of Luxembourg under number B.72.250. The

Articles of Association have not been amended since the date of incorporation of PTC International Finance II S.A. on 5 November 1999.

     The Articles of Association are filed with the Trade and Company Registrar of the District Court of Luxembourg and are available to any interested person who, by requesting in writing, can obtain a full copy thereof.

     PTC International Finance II S.A.'s registered office is at 41, avenue de la Gare, L-1611, Luxembourg.

     On May 8, 2001, PTC International Finance II S.A.'s share capital is Euro 125,000 represented by 125 wholly paid-up shares, with a par value of Euro 1,000 each. PTC International Finance II S.A.'s outstanding amount of long-term notes as of December 31, 2000 was Euro 687,799.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and to the provisions of the Indenture, which provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, PTC International Finance II S.A., has caused this Note to be signed manually or by facsimile by its duly authorized signatory.

Dated: ________, _________

PTC INTERNATIONAL FINANCE II S.A.,

By: ____________________________________

Name:

Title: Authorized Signatory


By: ____________________________________

Name:

Title: Authorized Signatory

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY,

as Trustee, certifies that this is one of the Notes referred to in the Indenture.

                                                     .
By: ____________________________________
             Authorized Officer

                       [FORM OF REVERSE OF EXCHANGE NOTE]
               10 7/8% Senior Subordinated Guaranteed Notes Due 2008


1.   Interest

     PTC International Finance II S.A., a societe anonyme (limited liability company) under the laws of Luxembourg (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), for value received promises to pay interest on the principal amount of this Note from _________, ________, at the rate per annum shown above. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer will pay interest on overdue principal at the interest rate borne by the Notes compounded semiannually, and it shall pay interest on overdue installments of interest at the same rate compounded semiannually to the extent lawful. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts and Special Interest as set forth in this Note.

2.   Additional Amounts

     All payments made by the Issuer, under or with respect to this Note, and by the Guarantor under or with respect to the Parent Guarantee, shall be made free and clear of and without withholding or deduction, for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the government of Luxembourg, The Netherlands or Poland or any political subdivision or taxing authority or agency thereof or therein (hereinafter "Taxes") unless the Issuer or the Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuer or the Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to this Note or the Parent Guarantee, respectively, the Issuer or the Guarantor will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (a) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and Luxembourg, The Netherlands or Poland or any political subdivision or taxing authority or agency thereof or therein (other than the mere receipt of such payment or the ownership or holding outside of Luxembourg, The Netherlands or Poland of such Note); (b) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; or (c) any Taxes payable otherwise than by deduction or withholding from payments of principal of (or premium, if any, on) or interest on such Note; nor will Additional Amounts be paid (i) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period, or (ii) with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note or (iii) where a holder would have been able to avoid withholding or deduction by presenting such Note to another Paying Agent for payment. The foregoing provisions shall survive any termination or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or the Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

3.   Method of Payment

     The Issuer shall pay interest on this Note (except defaulted interest) to the persons who are registered Holders of this Note at the close of business on the Record Date for the next Interest Payment Date even if this Note is canceled after the Record Date and on or before the Interest Payment Date. Except as otherwise set forth in the Indenture with respect to payment in U.S. Dollars, the Issuer shall pay principal and interest in Euros in immediately available funds that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the Holder.

     The amount of payments in respect of interest on each Interest Payment Date to each Holder shall correspond to the aggregate principal amount of Notes represented by the Regulation S Global Note and the Restricted Global Note, as established by the Registrar at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of the Regulation S Global Note and the Restricted Global Note to the Paying Agent.

     [If certificated Note - Payment of the principal of, premium, if any, and interest on any certificated Note will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, if so required by applicable law, at the office or agency of the Paying Agent; provided that notwithstanding the foregoing, a Holder of Notes of Euro 1,000,000 or more in aggregate principal amount of the Notes may elect to receive payments of any interest on the Notes (other than at maturity) by electronic transfer of same-day funds to an account maintained by such Holder of Notes if appropriate wire transfer instructions are received by the Paying Agent not less than 15 calendar days prior to such payment. Unless such designation is revoked, and provided such Holder of Notes continues to hold Euro 1,000,000 or more in aggregate principal amount of the Notes, any such designation made by such Holder of Notes with respect to such certificated Notes will remain in effect with respect to any future payments with respect to such Notes payable to such Holder of Notes.]

4.   Paying Agent and Registrar

     Initially, State Street Bank and Trust Company or one of its affiliates will act as Paying Agent and Registrar. The Issuer and the Guarantor may appoint and change any Paying Agent, Registrar or Co-Registrar without prior notice. The Guarantor or any of its Wholly Owned Subsidiaries incorporated in the United States may act as Paying Agent, Registrar or Co-Registrar.

5.   Indenture

     The Issuer issued the Notes under an indenture dated as of May 8, 2001 ("the Indenture"), among the Issuer, the Guarantor and State Street Bank and Trust Company, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939 as in effect on the date of the Indenture and, to the extent required by any amendment after such date, as so amended (the "U.S. Trust Indenture Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and the U.S. Trust Indenture Act for a statement of those terms.

     The Notes are unsecured senior subordinated obligations of the Issuer and, initially, will be in an aggregate principal amount of Euro 200,000,000 (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the Issuer, the Guarantor and their affiliates, including, without limitation, limitations on the incurrence of indebtedness and issuance of preferred stock, the payment of dividends and other payment restrictions affecting the Guarantor and its subsidiaries, the sale of assets, transactions with and among affiliates of the Guarantor, Change of Control and Liens.

6.   Optional Redemption

     The Notes will not be redeemable at the option of the Issuer prior to May 1, 2005, except as described in paragraph 8 below and in the next paragraph. On and after such date, the Notes will be redeemable at the option of the Issuer, in whole or in part, on not less than 30 days' nor more than 60 days' notice, in amounts of Euro 1,000 or integral multiples thereof at the following redemption prices (expressed as percentages of principal amount at maturity), plus accrued and unpaid interest (if any) to the redemption date, if redeemed during the 12-month period beginning on the dates indicated below (subject to the right of holders of record on the relevant Record Dates to receive interest due):

            Year                                       Redemption Price
         -----------                                   ----------------
         May 1, 2005                                       105.438%
         May 1, 2006                                       102.719%
         May 1, 2007                                       100.000%


     In the event that, prior to May 1, 2005, the Guarantor receives proceeds from the sale of its common stock in one or more Public Equity Offerings, the Issuer may, at its election, use all or a portion of such proceeds, upon receipt of such proceeds or portion thereof from the Guarantor in prepayment of the Intercompany Receivables, to redeem up to a maximum of 35% of the initial aggregate principal amount of the Notes at a Redemption Price equal to 110.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any (including Special Interest, if any), and Additional Amounts, if any, to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that (a) after giving effect to any such redemption, at least 60% of the original principal amount at maturity of the Notes remains outstanding and (b) the Issuer has received an equivalent amount of proceeds as prepayment of Intercompany Receivables. Any such redemption shall be made within 75 days of the closing of a Public Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

7.   Optional Tax Redemption

     This Note may also be redeemed, as a whole but not in part, at the election of the Issuer, upon not less than 30 nor more than 60 days notice delivered to each Holder of Notes in accordance with the procedures set forth in the Indenture, at the Redemption Price equal to 100% of their principal amount, plus interest accrued and unpaid to the redemption date, if any (including Special Interest, if any), if, as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of Luxembourg, The Netherlands or Poland or any political subdivision or taxing authority thereof or therein (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, of the jurisdiction in which such successor Person is organized or any political subdivision or taxing authority thereof or therein), or any amendment to or change in any official interpretation or application of such laws or rules or regulations or any execution of or amendment to any treaty affecting taxation to which Luxembourg, The Netherlands or Poland (or any political subdivision or taxing authority thereof or therein; or any other relevant jurisdiction or political subdivision or taxing authority) is a party, which amendment or change or execution is effective on or after the date of the Indenture (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the date on which such successor Person became such pursuant to applicable provisions of the Indenture), either the Issuer with respect to the Notes or the Guarantor with respect to the Parent Guarantee or the Notes has become or will become obligated to pay Additional Amounts (as described above in Paragraph 3), or the Guarantor has become or will become obligated to pay similar Additional Amounts with respect to the Intercompany Receivables, on the next date on which any amount would be payable with respect to the Notes or the Intercompany Receivables, as the case may be, and such obligation cannot be avoided by the use of reasonable measures available to the Issuer or the Guarantor as the case may be; provided, however, that (1) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor, as the case may be, would be obligated to pay such Additional Amounts were a payment in respect of the Notes or the Parent Guarantee then due, and (2) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Immediately prior to the mailing of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred.

8.   Notice of Redemption

     Notice of redemption will be mailed first-class postage prepaid at least 30 days but not more than 60 days before the redemption date to the Holder of this Note to be redeemed at the addresses contained in the Security Register. If this
Note is in a denomination larger than Euro 1,000 of principal amount at maturity it may be redeemed in part but only in integral multiples of Euro 1,000 at maturity. In the event of a redemption of less than all of the Securities, the Notes for redemption will be chosen by the Trustee in accordance with the Indenture. If this Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above, then any accrued interest will be paid to the Holder of this Note at the close of business on such Record Date. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the applicable Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

9.   Repurchase at the Option of Holders

     If a Change of Control occurs (as defined in the Indenture), the Issuer shall be required to offer to purchase on the Purchase Date all or any part of (equal to Euro 1,000 or an integral multiple thereof) this Note at a purchase price equal to 101% of the principal amount hereof, plus any accrued and unpaid interest hereon, if any, to the Purchase Date, which date shall be no earlier than 30 days nor later than 60 days from the date notice of such offer is mailed, other than as required by law. The Issuer shall purchase all Notes properly and timely tendered in the Change of Control Offer and not withdrawn in accordance with the procedures set forth in such notice. The Change of Control Offer will state, among other things, the procedures that Holders of the Notes must follow to accept the Change of Control Offer. The Guarantor will advance to the Issuer as a prepayment under the Intercompany Receivables an amount of funds sufficient to consummate the Change of Control Offer, and the Issuer's obligation to repurchase the Notes upon a Change of Control will be guaranteed on a subordinated basis by the Guarantor pursuant to the Parent Guarantees.

     Within five Business Days from the date the aggregate amount of Excess Proceeds exceeds $10.0 million (taking into account income earned on such Excess Proceeds, if any), the Guarantor, directly or through the Issuer, shall be required to make an offer to purchase the Notes and, to the extent required by the terms thereof, any other Debt ranking pari passu with the Notes with similar provisions requiring the Guarantor or the Issuer to make an offer to purchase such Debt with the proceeds of an Asset Sale, which offer shall be in the amount of the Excess Proceeds, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any (including Special Interest, if any), to the Purchase Date.

10.  Denominations

     The Notes are in denominations of Euro 1,000 and integral multiples of Euro 1,000 of principal amount at maturity. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

11.  Unclaimed Money

     All moneys paid by the Issuer or the Guarantor to the Trustee or a Paying Agent for the payment of the principal of, or premium, if any, or interest on, any Notes that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable may be repaid to the Issuer or the Guarantor, subject to applicable law, and the Holder of such Note thereafter may look only to the Issuer or the Guarantor for payment thereof.

12.  Discharge and Defeasance

     Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations and the obligations of the Guarantor under the Notes, the Indenture and the Parent Guarantee if the Issuer irrevocably deposits with the Trustee money or European

Government Securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.  Amendment, Supplement and Waiver

     Subject to certain exceptions set forth in the Indenture, the Indenture may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the relevant Notes then outstanding and any existing default or compliance with any provisions may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the relevant Notes then outstanding. However, without the consent of each Holder of an outstanding Note, no amendment may, among other things, (i) reduce the amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time or times at which any Note may or shall be redeemed, (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any Holder of Notes to institute suit for the enforcement of any payment on or with respect to any Notes, (vii) release any security that may have been granted in respect of the Notes, or (viii) make any change to the provisions described in Article 10 of the Indenture that adversely affects the rights of any Holder of Notes under such provisions.

     Without the consent of any Holder of the Notes, the Issuer, the Guarantor and the Trustee may, among other things, amend or supplement the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a Successor Issuer of the obligations of the Issuer, or a Successor Company of the obligations of the Guarantor, under the Indenture and this Note, to add Guarantees with respect to the Notes or to secure the Notes, to add to the covenants of the Issuer or the Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or the Guarantor, to make any change that does not adversely affect the rights of any Holder of the Notes, to make any change to the provisions described in Article 10 of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the U.S. Trust Indenture Act. Any amendment pursuant to the preceding paragraph and this paragraph may not make any change that adversely affects the rights under the provisions described in Article 10 of the Indenture of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent that would be binding on all the holders of such Senior Debt) consent to such change.

     The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Guarantor is required to mail to each registered holder of the relevant Notes at his address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

14.  Defaults and Remedies

     The Notes have the Events of Default as set forth in Section 6.01 of the Indenture. If an Event of Default occurs and is continuing, the Trustee, by notice to the Guarantor, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Guarantor and the Trustee, subject to certain limitations, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind any acceleration and its consequence if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of such acceleration. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

15.  Trustee Dealings with the Issuer

     Subject to certain limitations imposed by the U.S. Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Guarantor or any of their or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or Co-registrar may do the same with like rights.

16.  No Recourse Against Others

     A director, officer, employee, or stockholder, as such, of the Issuer or the Guarantor shall not have any liability for any obligations of the Issuer or the Guarantor under the Notes, the Indenture or the Parent Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.  Authentication; Language

     This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

     This Note may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. Counterparts of this Note may be executed in both the English and the Polish languages.

     This Note has been negotiated and executed in the English language. This Note has also been translated into the Polish language. However, in the event of any inconsistency between the English language version and the Polish language version, the English language version shall control and be conclusive as to the meaning of any terms and provisions hereof.

18.  Governing Law

THE NOTES AND THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     The Issuer or the Guarantor will furnish to any Holder of Notes upon written request and without charge to the Holder of Notes a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                        PTC International Finance II S.A.
                 in care of Polska Telefonia Cyfrowa Sp. z o.o.
                              Al. Jerozolimskie 181
                              02-222 Warsaw, Poland
                            Telephone: 48-22-699-6250
                            Facsimile: 48-22-699-6239
                           Attention: Treasury Manager

                                     PARENT
                                    GUARANTEE

     For value received, the Guarantor, as principal obligor and not merely as surety, hereby unconditionally and irrevocably guarantees on an unsecured senior subordinated basis to the Holder of this Note and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on this Note when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under the Indenture (including, without limitation, obligations to the Trustee and the obligations to pay Special Interest, if any, and Additional Amounts, if any) and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under the Indenture and the Notes (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that the Guarantor will remain bound by Article 11 of the Indenture notwithstanding any extension or renewal of any Obligation.

     The obligations of the Guarantor to the Holder of this Note and to the Trustee pursuant to this Guarantee and the Indenture (including, without limitation, the provisions relating to submission to jurisdiction and appointment of CT Corporation System set forth in the Indenture) are expressly set forth in the Indenture to which reference is hereby made for the precise terms of such obligations. This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

     This Guarantee is dated the date of the Note upon which it is endorsed.

     This Guarantee has been negotiated and executed in the English language. This Guarantee has also been translated into the Polish language. However, in the event of any inconsistency between the English language version and the Polish language version, the English language version shall control and be conclusive as to the meaning of any terms and provisions hereof.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

                                        POLSKA TELEFONIA CYFROWA SP. Z O.O.

                                        By: ____________________________________
                                        Name:
                                        Title:

                                        By: ____________________________________
                                        Name:
                                        Title:

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee's social security or tax I.D. no.)





(Print or type assignee's name, address and postal code)

and irrevocably appoint _________________________________ agent to transfer this Note on the books of the Guarantor. The agent may substitute another to act for him.


Your Signature: _________________________________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: ___________________________________________________________
                          (Participant in a recognized signature guarantee
                                         medallion program)


Date: __________________________________

Certifying Signature: 5

Signature Guarantee: ___________________________________________________________
                          (Participant in a recognized signature guarantee
                                         medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note or a portion thereof repurchased pursuant to Sections 3.08 and 4.12 or 4.16 of the Indenture, check the box: [ ]

     If the purchase is in part, indicate the portion (in denominations of Euro 1,000 or any integral multiple thereof) to be purchased:


Your Signature: _________________________________________________
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: ___________________________________________________________
                          (Participant in a recognized signature guarantee
                                         medallion program)


Date: __________________________________

Certifying Signature: 6

Signature Guarantee: ___________________________________________________________
                          (Participant in a recognized signature guarantee
                                         medallion program)

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

     The following decreases/increases in the principal amount of this Security have been made:

                                                                    Principal amount
Date of                                                             Following such        Notation Made
Decrease/               Decrease in           Increase in           Decrease/             by or on Behalf
Increase                Principal Amount      Principal Amount      Increase              of Registrar
---------               ----------------      ----------------      ----------------      ---------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

-------------           -------------         -------------         -------------         -------------

                                    EXHIBIT C
            FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED
                    GLOBAL NOTE TO REGULATION S GLOBAL NOTE
          (Transfers pursuant to Section 2.06(a)(ii) of the Indenture)


State Street Bank and Trust Company, as Trustee
225 Asylum Street
Hartford
Connecticut 06103
Attn: Corporate Trust Administration

                      Re: PTC International Finance II S.A.
                  10 7/8 Senior Subordinated Guaranteed Notes
                             Due 2008 (the "Notes")



     Reference is hereby made to the Indenture dated as of May 8, 2001 (the "Indenture") among PTC International Finance II S.A., Polska Telefonia Cyfrowa Sp. z o.o. and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to Euro 200,000,000 aggregate principal amount of Notes which are held as a beneficial interest in the form of the Restricted Global Note (CUSIP Number 69364SAE3) with the Depositary in the name of [name of transferor](the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note (CUSIP Number L78029AC6; ISIN Number XS0128976692).

     In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and:

          (i) with respect to transfers made in reliance on Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), does certify that:

               (l) the offer of the Notes was not made to a person in the United States;

               (2) either (i) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States or (ii) the transferee is outside the United States or the transferor and any person acting on its behalf reasonably believes that the transferee is outside the United States;

               (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act.

          (ii) with respect to transfers made in reliance on Rule 144 certify that the Notes are being transferred in a transaction permitted by Rule 144 under the U.S. Securities Act.

     You and the Guarantor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By: ____________________________________

Name:

Title:

Date:

cc:  P.T.C. International Finance II S.A.
     in care of Polska Telefonia Cyfrowa Sp. z o.o.
     Al. Jerozolimskie 181
     Poland
     02-222 Warsaw
     Attn: Treasury Manager

                                    EXHIBIT D
                 FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
               REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL NOTE
            (Transfers pursuant to ss. 2.06(a)(iii)of the Indenture)


State Street Bank and Trust Company, as Trustee
225 Asylum Street
Hartford
Connecticut 06103
Attn: Corporate Trust Administration

                      Re: PTC International Finance II S.A.
                   10 7/8% Senior Subordinated Guaranteed Notes
                             Due 2008 (the "Notes")



     Reference is hereby made to the Indenture dated as of May 8, 2001 (the "Indenture") among P.T.C. International Finance II S.A., Polska Telefonia Cyfrowa Sp. z o.o. and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to Euro 200,000,000 aggregate principal amount at maturity of Notes which are held in the form of the Regulation S Global Note with the Common Depositary (CUSIP Number L78029AC6; ISIN Number XS0128976692) in the name of [name of transferor](the "Transferor") to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Restricted Global Note (CUSIP Number 69364SAE3).

     In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Notes and that:

          CHECK ONE BOX BELOW:

     [ ] the Transferor is relying on Rule 144A under the United States Securities Act of 1933 for exemption from such Act's registration requirements; it is transferring such Notes to a person it reasonably believes is a "qualified institutional buyer" as defined in Rule 144A that purchases for its own account, or for the account of a qualified institutional buyer, and to whom the Transferor has given notice that the transfer is made in reliance on Rule 144A; or

     [ ] the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the United States Securities Act of 1933, subject to the Guarantor's and the Trustee's right prior to any such offer, sale or transfer to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.


[Name of Transferor]

By: ____________________________________

Name:

Title:

Dated:

cc:  PTC International Finance II S.A.,
     in care of Polska Telefonia Cyfrowa
     Al. Jerozolimskie 181
     Poland
     02-222 Warsaw
     Attn: Treasury Manager

                                   SCHEDULE I

                            DEBT AS OF May 8, 2001*
                          (amounts in thousands of PLN)

Current liabilities
   Accruals                                                              212,234
   Trade Creditors                                                       190,441
   Construction Payables                                                 188,118
   Deferred Income                                                       111,665
   Forward Contracts                                                      80,324
   GSM License Liability                                                  58,366
   Amounts Due to State Treasury                                          58,716
   Finance Lease Payable                                                  29,533
   Overdraft Facilities                                                    9,799
   Others                                                                  1,789
Total current liabilities                                                940,985

Long-term liabilities
   Long Term Notes                                                     2,589,493
   Bank Credit Facilities                                              1,567,900
   GSM/UMTS License Liabilities                                          955,069
   Finance Lease Payable                                                 199,740
   Bridge Facilities                                                     101,276
   Others                                                                 99,153
Total long-term liabilities                                            5,512,631

Total Debt                                                             6,453,616


After 31 March 2001, the Guarantor entered into a hedging contract for Euro 60,000,000 with a fair market value at the end of April 2001 of PLN 3,725,000.

____________
*Unaudited data extracted from the last available financial report prepared in accordance with IAS for the first quarter of 2001

                                   SCHEDULE II

                      Form of Subordinated Shareholder Loan
                             Subordination Agreement


                             SUBORDINATION AGREEMENT

     SUBORDINATION AGREEMENT (this "Agreement") dated as of o, 2001 among [Permitted Holder[s]], the ("Subordinated Creditor[s]"), POLSKA TELEFONIA CYFROWA SP. Z O.O. (the "Obligor"), and STATE STREET BANK AND TRUST COMPANY, as trustee (the "Trustee") under the Indenture dated as of May 8, 2001 (the "Indenture") among PTC International Finance II S.A. (the "Issuer"), the Obligor and the Trustee.

                                    RECITALS

     A. The Obligor is indebted to the Subordinated Creditor[s] for amounts loaned by the Subordinated Creditor[s] to the Obligor (collectively, the "Subordinated Loans") among o and the Obligor.

     B. The Obligor has guaranteed the Issuer's payment and other obligations under the Notes and the Indenture pursuant to a Guarantee in the Indenture (the "Guarantee") made by the Obligor in favor of the Trustee for the benefit of the Holders of the Notes and the Trustee.

     C. Under the terms of the Indenture, the Subordinated Loans will be characterised as Subordinated Shareholder Loans, as defined in the Indenture if, inter alia, the Subordinated Creditor[s] enter into this Agreement in order to subordinate, to the extent and in the manner hereinafter set forth, the Subordinated Obligations (as defined below) to the Senior Obligations (as defined below).

     NOW, THEREFORE, in consideration of the premises the Obligor and the Subordinated Creditor[s] covenant with and warrant to the Trustee for the benefit of the Holders of the Notes and the Trustee as follows:

     SECTION 1. Definitions. Capitalized terms used herein without definition shall have the respective meanings assigned such terms in the Indenture. As used herein, the following terms shall have the following meanings:

     "Senior Obligations" means any principal of, premium, if any, interest, other amounts outstanding or due, or other obligations payable pursuant to the Guarantee, whether outstanding on the date hereof or hereafter incurred.

     "Subordinated Obligations" means any principal of, premium, if any, interest, other amounts due, or other obligations payable pursuant to the Subordinated Loans, any promissory note issued thereunder or with respect thereto or any agreement or instrument relating to such agreement or Subordinated Obligations.

     SECTION 2. Agreement to Subordinate. (a) The Obligor and the Subordinated Creditor[s] each covenant and agree that all Subordinated Obligations shall be subject to the provisions of this Agreement, and each Person holding any Subordinated Obligation, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the Subordinated Obligations shall, to the extent and in the manner set forth in this Agreement, be subordinated in right of payment to the prior payment in full, in cash, of all Senior Obligations.

     (b) No direct or indirect payment of Subordinated Obligations by or on behalf of the Obligor shall be made until the earlier of (i) 365 days after the final maturity of the Notes and (ii) the indefeasible payment in full, in cash, of all of the Notes (or due provision therefor which results in the discharge of all of the Obligor's obligations under the Indenture), unless such payment is permitted in accordance with the covenant entitled "Limitation on Restricted Payments" set forth in Section 4.10 of the Indenture.

     (c) No direct or indirect payment of Subordinated Obligations by or on behalf of the Obligor, whether pursuant to the terms of the Subordinated Obligations or upon their acceleration or otherwise, shall be made if, at the time of such payment, there exists a Default (as defined in the Indenture), and such Default shall not have been cured or waived or the benefits of this subsection (c) waived by the Trustee as provided in the Indenture.

     (d) If, notwithstanding the foregoing, any payment shall be received by the Subordinated Creditor[s] when such payment is prohibited by this Agreement, the Subordinated Creditor[s] shall promptly notify the Trustee of such prohibited payment and such payment shall be held in trust for and shall be paid over or delivered to, the Trustee for the benefit of the Holders of the Notes and the Trustee.

     (e) Upon any payment or distribution of assets or securities of the Obligor of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Obligor, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due upon all Senior Obligations shall first be paid in full, in cash, before the Subordinated Creditor[s] shall be entitled to receive any payment from the Obligor on account of Subordinated Obligations, or any payment to acquire any Subordinated Obligations, or any distribution with respect to Subordinated Obligations. Before any payment may be made by, or on behalf of, the Obligor on any Subordinated Obligations in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities for the Obligor of any kind or character, whether in cash, property or securities, to which the Subordinated Creditor[s] would be entitled, but for the provisions of this Agreement, shall be made by the Obligor or by any receiver or Subordinated Creditor in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, directly to the Trustee for the benefit of the Holders of the Notes and the Trustee, to the extent necessary to pay all such Senior Obligations in full, in cash after giving effect to any concurrent payment, distribution or provision therefor in respect of such Senior Obligations.

     (f) To the extent any payment of Senior Obligations (whether by or on behalf of the Obligor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver or Subordinated Creditor in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Obligations is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been affected) shall be deemed to be reinstated and outstanding as Senior Obligations for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

     (g) No right of the Trustee to enforce subordination as provided in this Agreement will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Obligor or by any act or failure to act, in good faith, by the Trustee, or by any noncompliance by the Obligor with the terms of this Agreement, regardless of any knowledge thereof that the Trustee may have or otherwise be charged with. The provisions of this subsection (g) are intended to be for the benefit of, and shall be enforceable directly by the Trustee.

     (h) The failure to make a payment on account of principal of, premium, if any, interest on the Subordinated Obligations by reason of any provision of this Agreement will not be construed as preventing the occurrence of an event of default in respect thereof.

     (i) Without prejudice to any other rights of the Trustee under this Agreement, the Obligor and the Subordinated Creditor[s] each covenant and agree that, in case of insolvency or winding up resulting in a liquidation of the Obligor, all Subordinated Obligations shall be and each Person holding any Subordinated Obligation, whether upon original issue or upon transfer, assignment or exchange thereof shall be subordinated in right of payment to the prior payment in full, in cash, of all Senior Obligations.

     (j) Each of the Subordinated Creditor[s] confirms that its agreement to subordinate under subsection (i) is, for the purposes of any Polish insolvency or liquidation proceedings, or proceedings having substantially similar effects, a subordination agreement under Polish law.

     SECTION 3. Rights of Subrogation. The Subordinated Creditor[s] agree that no payment or distribution to the Trustee or the Holders of the Notes pursuant to the provisions of this Agreement shall entitle the Subordinated Creditor[s] to exercise any right of subrogation in respect thereof until the Senior Obligations shall have been paid in full.

     SECTION 4. Notice of Default. The Subordinated Creditor[s] and the Obligor will promptly notify the Trustee of the occurrence of any default in respect of the Subordinated Obligations.

     SECTION 5. Senior Obligations Hereunder Not Affected. All rights and interests of the Trustee hereunder, and all agreements and obligations of the Obligor under this Agreement, shall remain in full force and effect irrespective of:

          (A) any lack of validity or enforceability of the Indenture, the Notes, or any other document or other agreement or instrument relating thereto;

          (B) any change in the time, manner or place of payment of, the aggregate principal amount of, any interest rate pertaining to, any amount payable in respect of or in any other term of, all or any of the Senior Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, the Notes, or any other document, including, without limitation, any increase in the Senior Obligations resulting from the extension of additional credit to the Obligor or any of its Subsidiaries or otherwise;

          (C) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Obligations;

          (D) any manner of application of collateral, or proceeds thereof, to all or any of the Senior Obligations, or any manner of sale or other disposition of any collateral for all or any of the Senior Obligations or any other assets of the Obligor or any of its Subsidiaries;

          (E) any change, restructuring or termination of the corporate structure or existence of the Obligor or any of its Subsidiaries; or

          (F) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Obligor or the Subordinated Creditor[s].

     SECTION 6. Waiver. The Subordinated Creditor[s] and the Obligor each waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Obligations and this Agreement and any requirement that the Trustee protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Obligor or any other person or entity or any collateral.

     SECTION 7. Representations and Warranties. Each Subordinated Creditor represents and warrants that:

     (a) It is a company (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;
(ii) duly qualified and in good standing as a foreign corporation in each other jurisdiction in which its ownership or leasing of property or its conduct of its business requires it to so qualify or be licensed except to the extent failure to be so qualified or licensed would not have any effect which results or is likely to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of such Subordinated Creditor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"); and (iii) with all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except to the extent that failure to have any such license, permit or approval would not have a Material Adverse Effect.

     (b) The execution, delivery and performance by it of this Agreement are within its corporate or partnership powers, have been duly authorized by all necessary corporate or partnership action, and do not (i) contravene its memorandum and articles of incorporation or other constituent agreements, (ii) violate any requirement of law to which it is subject, or (iii) conflict with or result in the breach of, or constitute a default under, any


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contractual obligation binding on or affecting it, any of its Subsidiaries or any of its or their properties.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by it of this Agreement.

     (d) This Agreement has been duly executed and delivered by it. This Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent enforcement may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws (and any applicable judicially developed doctrines such as substantive consolidation or equitable subordination) now or hereafter in effect relating to or affecting creditors' rights generally or (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity).

     (e) It has, independently and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

     (f) It derives substantial direct and indirect benefit for the execution of this Agreement in its capacity as a Shareholder or Subsidiary of the Obligor, as the case may be.

     SECTION 8. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Subordinated Creditor[s] or the Obligor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, the Obligor and the Subordinated Creditor[s], as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 9. Addresses for Notices; Execution in Counterparts. (a) All communications shall be sent in English by facsimile or letter delivered by hand. Each communication shall be made to the relevant party at the facsimile number or address, and marked for the attention of the person(s), from time to time specified in a written notice by that party to the other parties for such purpose. All notices and other communications provided for hereunder shall be sent to each party hereto at the address set forth below its name on the signature pages hereof.

     A communication shall be deemed received (if by facsimile) when an acknowledgment of receipt is received or (if by letter) when delivered, in each case in the manner required by this Section 9; provided that if a communication is received after business hours it shall be deemed to be received and become effective on the next Business Day. Every communication shall be irrevocable save in respect of any manifest error therein.

     (b) This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. Counterparts of this Agreement may be executed in both the English and the Polish languages.


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     (c) This Agreement has been negotiated and executed in the English language. This Agreement has also been translated into the Polish language. However, in the event of any inconsistency between the English language version and the Polish language version, the English language version shall control and be conclusive as to the meaning of any terms and provisions hereof.

     SECTION 10. Cumulative Remedies. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     SECTION 11. Continuing Agreement. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the payment in full of the Senior Obligations, (b) be binding upon the Subordinated Creditor[s], the Obligor and their respective successors and assigns (including without limitation any assignee or pledgee of the Subordinated Obligations), and (c) inure to the benefit of, and be enforceable by, the Trustee, and its successors, transferees and assigns.

     SECTION 12. Submission to Jurisdiction; Judgment; Waiver of Jury Trial. (a) Jurisdiction and Agent for Service of Process. (i) Each Subordinated Creditor irrevocably and unconditionally:

          (A) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York;

          (B) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

          (C) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

     (ii) Each Subordinated Creditor consents to service of process that may be served in any action or suit brought in any court by mailing copies thereof by registered or certified mail, postage prepaid, to it at its address for notice as set forth on the signature pages hereof. Nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

     (b) Judgment. (i) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder to any party hereunder in one currency into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures such party could purchase the first currency with such other currency on the day which is at least two Business Days prior to the day on which final judgment is rendered.

     (ii) To the fullest extent permitted by law, the obligation of any party in respect of any sum payable hereunder by it to any other party hereunder shall,


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

notwithstanding any judgment in a currency (the "Judgment Currency") other than Euros (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such other party of any sum adjudged to be so due in the Judgment Currency such other party may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency which could have been so purchased at the prevailing interbank market exchange rate available to the Paying Agent is less than the sum originally due to such other party in the Agreement Currency, such first party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such other party against such loss, and, if the amount of the Agreement Currency which could have been so purchased at the prevailing interbank market exchange rate available to the Paying Agent exceeds the sum originally due to such other party, such other party agrees to remit to such first party such excess; provided that the Trustee shall not have any obligation to remit any such excess as long as the Subordinated Creditor[s] shall have failed to pay the Trustee any obligations due and payable under this Agreement, in which case such excess may be applied to such obligations of the Subordinated Creditor[s] hereunder in accordance with the terms of this Agreement.

     (c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     SECTION 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on and as of the date first-above written.

                                        [PERMITTED HOLDER]
                                        as Subordinated Creditor

                                        Address:



                                        Facsimile:
                                        Attention:

                                        By _____________________________________
                                           Name:
                                           Title:

                                        POLSKA TELEFONIA CYFROWA SP. Z O.O.,
                                                 as Obligor

                                        Address: Al. Jerozolimskie 181
                                                 02-222 Warsaw, Poland


                                                 Facsimile: 48-22-699-6231
                                                 Attention: Treasury Manager



                                                 By ____________________________
                                                    Name:
                                                    Title:


                                        STATE STREET BANK AND TRUST COMPANY,
                                                 as Trustee

                                        Address: 225 Asylum Street
                                                 Hartford, Connecticut 06103
                                                 USA

                                                 Facsimile: (860) 244-1889
                                                 Attention: Corporate Trust
                                                            Administration



                                                 By ____________________________
                                                    Name:
                                                    Title:


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